Exhibit (a)(1)(B)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION CONTEMPLATED HEREIN; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OFFER TO AMEND AND EXERCISE

WARRANTS TO PURCHASE COMMON STOCK

PURE BIOSCIENCE, INC.

August 25, 2017

THE OFFER TO AMEND AND EXERCISE (AND ASSOCIATED WITHDRAWAL RIGHTS) WILL EXPIRE AT 5:00 P.M. (Pacific Time) ON September 25, 2017 UNLESS THIS OFFER PERIOD IS EXTENDED.

PURE Bioscience, Inc., a Delaware corporation, is referred to in this Offer to Amend and Exercise as “we,” “us,” “PURE” or the “Company,” and eligible holders of outstanding warrants are referred to as “you.”

The Company is offering to amend, upon the terms and subject to the conditions set forth herein, warrants to purchase an aggregate of 7,664,022 shares of common stock (the “Offer to Amend and Exercise”), including: (i) outstanding warrants to purchase 4,104,980 shares of the Company’s common stock issued to investors participating in the Company’s private placement financing completed on August 29, 2014, as amended (the “2014 Warrants”); (ii) outstanding warrants to purchase 1,986,101 shares of the Company’s common stock issued to investors participating in the Company’s private placement financing completed on November 23, 2015, as amended (the “2015 Warrants”) and (iii) outstanding warrants to purchase 1,572,941 shares of the Company’s common stock issued to investors participating in the Company’s private placement financing completed on January 23, 2017 (the “2017 Warrants”, and together with the 2014 Warrants and the 2015 Warrants, the “Original Warrants”).

Based on the terms of the Original Warrants, each holder of an Original Warrant can individually elect to amend their individual Original Warrants (the “Individual Warrant Amendments”). The Original Warrants also provide that: (i) the holders of a majority of the shares issuable upon exercise of the 2014 Warrants can effect an amendment of the 2014 Warrants that applies to all outstanding 2014 Warrants, regardless of whether the holder has individually approved the amendment; (ii) the holders of a majority of the shares issuable upon exercise of the 2015 Warrants can effect an amendment of the 2015 Warrants that applies to all outstanding 2015 Warrants, regardless of whether the holder has individually approved the amendment; and (iii) the holders of a majority of the shares issuable upon exercise of the 2017 Warrants can effect an amendment of the 2017 Warrants that applies to all outstanding 2017 Warrants, regardless of whether the holder has individually approved the amendment (the “Aggregate Warrant Amendments”).

The Offer to Amend and Exercise includes both an Individual Warrant Amendment and an Aggregate Warrant Amendment for each of the Original Warrants. Specifically, pursuant to the Offer to Amend and Exercise, the Company is offering to:

Individual Warrant Amendment Offer:

Individual Amendment of 2014 Warrants: Offer each individual holder of a 2014 Warrant the opportunity to amend such holder’s 2014 Warrant to:

●	reduce the exercise price of the 2014 Warrants from $0.75 per share to $0.60 per share of common stock in cash,

●	shorten the exercise period of the 2014 Warrants so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Pacific Time) on September 25, 2017, as may be extended by the Company in its sole discretion (“Expiration Date”),

●	delete the cashless exercise provisions in the 2014 Warrants, and

●	make certain other conforming changes.

Other than set forth above, the terms of the 2014 Warrants will remain unmodified and in full force and effect.

Each 2014 Warrant as proposed to be amended is referred to herein as the “2014 Individual Amended Warrant” and collectively, the “2014 Individual Amended Warrants”.

Individual Amendment of 2015 Warrants: Offer each individual holder of a 2015 Warrant the opportunity to amend such holder’s 2015 Warrant to:

●	reduce the exercise price of the 2015 Warrants from $0.45 per share to $0.40 per share of common stock in cash,

●	shorten the exercise period of the 2015 Warrants so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Pacific Time) on the Expiration Date, as may be extended by the Company in its sole discretion,

●	delete the cashless exercise provisions in the 2015 Warrants,

●	delete the price-based anti-dilution provisions contained in the 2015 Warrants and

●	make certain other conforming changes.

Other than set forth above, the terms of the 2015 Warrants will remain unmodified and in full force and effect.

Each 2015 Warrant as proposed to be amended is referred to herein as the “2015 Individual Amended Warrant” and collectively, the “2015 Individual Amended Warrants”.

Individual Amendment of 2017 Warrants: Offer each individual holder of a 2017 Warrant the opportunity to amend such holder’s 2017 Warrant to:

●	reduce the exercise price of the 2017 Warrants from $1.25 per share to $0.85 per share of common stock in cash,

●	shorten the exercise period of the 2017 Warrants so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Pacific Time) on the Expiration Date, as may be extended by the Company in its sole discretion ,

●	delete the cashless exercise provisions in the 2017 Warrants and

●	make certain other conforming changes.

Other than set forth above, the terms of the 2017 Warrants will remain unmodified and in full force and effect.

Each 2017 Warrant as proposed to be amended is referred to herein as the “2017 Individual Amended Warrant” and collectively, the “2017 Individual Amended Warrants”.

Aggregate Warrant Amendment Offer:

2014 Aggregate Warrant Amendment: Request the holders of a majority of the shares issuable upon exercise of the 2014 Warrants (the “2014 Warrant Requisite Majority”) to approve an amendment of all of the outstanding 2014 Warrants to amend the 2014 Warrants in the same manner as set forth above in the 2014 Individual Amended Warrant, except the Expiration Date shall be extended until October 10, 2017 (the “Subsequent Expiration Date”).

Pursuant to the terms of the 2014 Warrants, if the 2014 Warrant Requisite Majority approve the 2014 Aggregate Warrant Amendment, the amendments set forth above in the 2014 Individual Amendment Warrant will apply to all of the outstanding 2014 Warrants as of the Expiration Date, regardless of whether or not the individual holder of the 2014 Warrant voted in favor of the 2014 Aggregate Warrant Amendment, and each holder of an 2014 Amended Warrant must exercise its 2014 Amended Warrant by the Subsequent Expiration Date or the 2014 Amended Warrant held by such holder will expire unexercised by its amended terms.

Within five (5) calendar days of its receipt of approval by the 2014 Warrant Requisite Majority, the Company shall provide notice to all holders of the 2014 Warrants notice of its receipt of approval by the 2014 Warrant Requisite Majority (“Notice of Approval of Aggregate Warrant Amendment Offer”) and offer (the “Additional Offer Period”) any holders who have not previously exercised their 2014 Warrants an opportunity to do so by the Subsequent Expiration Date.

2015 Aggregate Warrant Amendment: Request the holders of a majority of the shares issuable upon exercise of the 2015 Warrants (the “2015 Warrant Requisite Majority”) to approve an amendment of all of the outstanding 2015 Warrants to amend the 2015 Warrants in the same manner as set forth above in the 2015 Individual Amended Warrant, except the Expiration Date shall be extended until the Subsequent Expiration Date.

Pursuant to the terms of the 2015 Warrants, if the 2015 Warrant Requisite Majority approve the 2015 Aggregate Warrant Amendment, the amendments set forth above in the 2015 Individual Amendment Warrant will apply to all of the outstanding 2015 Warrants as of the Expiration Date, regardless of whether or not the individual holder of the 2015 Warrant voted in favor of the 2015 Aggregate Warrant Amendment, and each holder of an 2015 Amended Warrant must exercise its 2015 Amended Warrant by the Subsequent Expiration Date or the 2015 Amended Warrant held by such holder will expire unexercised by its amended terms.

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Within five (5) calendar days of its receipt of approval by the 2015 Warrant Requisite Majority, the Company shall provide the Notice of Approval of Aggregate Warrant Amendment Offer to all holders of the 2015 Warrants notice of its receipt of approval by the 2015 Warrant Requisite Majority and offer any holders who have not previously exercised their 2015 Warrants an opportunity to do so by the Subsequent Expiration Date.

2017 Aggregate Warrant Amendment: Request the holders of a majority of the shares issuable upon exercise of the 2017 Warrants (the “2017 Warrant Requisite Majority”) to approve an amendment of all of the outstanding 2017 Warrants to amend the 2017 Warrants in the same manner as set forth above in the 2017 Individual Amended Warrant, except the Expiration Date shall be extended until the Subsequent Expiration Date.

Pursuant to the terms of the 2017 Warrants, if the 2017 Warrant Requisite Majority approve the 2017 Aggregate Warrant Amendment, the amendments set forth above in the 2017 Individual Amendment Warrant will apply to all of the outstanding 2017 Warrants as of the Expiration Date, regardless of whether or not the individual holder of the 2017 Warrant voted in favor of the 2017 Aggregate Warrant Amendment, and each holder of an Amended 2017 Warrant must exercise its 2017 Amended Warrant by the Subsequent Expiration Date or the 2017 Amended Warrant held by such holder will expire unexercised by its amended terms.

Within five (5) calendar days of its receipt of approval by the 2017 Warrant Requisite Majority, the Company shall provide notice to all holders of the 2017 Warrants notice of its receipt of approval by the 2017 Warrant Requisite Majority and offer any holders who have not previously exercised their 2017 Warrants an opportunity to do so by the Subsequent Expiration Date.

If you choose not to participate in the Individual Warrant Amendment Offer with respect to any of your Original Warrants, then such Original Warrants will remain in full force and effect. Eligible holders may only elect to amend and exercise all of their 2014 Warrants, 2015 Warrants and/or 2017 Warrants, as applicable, if they elect to so amend and exercise such Original Warrants.

The 2014 Individual Amended Warrants, 2015 Individual Amended Warrants and 2017 Individual Amended Warrants, as may be further amended by the Aggregate Warrant Amendment Offer are referred to herein as the “Amended Warrants”.

Notwithstanding the foregoing:

●	if you are a holder of a 2014 Warrant and the 2014 Requisite Majority approve the 2014 Aggregate Warrant Amendment, your 2014 Warrant will be amended pursuant to the terms of the Individual Warrant Amendment Offer; provided, however, that the Company will deliver you the Notice of Approval of Aggregate Warrant Amendment Offer and you will have until the Subsequent Expiration Date to exercise your 2014 Amended Warrant, otherwise it will expire unexercised on the Subsequent Expiration Date.

●	if you are a holder of a 2015 Warrant and the 2015 Requisite Majority approve the 2015 Aggregate Warrant Amendment, your 2015 Warrant will be amended pursuant to the terms of the Individual Warrant Amendment Offer; provided, however, that the Company will deliver you the Notice of Approval of Aggregate Warrant Amendment Offer and you will have until the Subsequent Expiration Date to exercise your 2015 Amended Warrant, otherwise it will expire unexercised on the Subsequent Expiration Date.

●	if you are a holder of a 2017 Warrant and the 2017 Requisite Majority approve the 2017 Aggregate Warrant Amendment, your 2017 Warrant will be amended pursuant to the terms of the Individual Warrant Amendment Offer; provided, however, that the Company will deliver you the Notice of Approval of Aggregate Warrant Amendment Offer and you will have until the Subsequent Expiration Date to exercise your 2017 Amended Warrant, otherwise it will expire unexercised on the Subsequent Expiration Date.

The purpose of the Offer to Amend and Exercise is to encourage the amendment and exercise of the Original Warrants, to (i) raise funds to support the Company’s operations by providing the holders of the Original Warrants with the opportunity to obtain and exercise an Amended Warrant by significantly reducing the exercise price of the Original Warrants and (ii) facilitate the Company reducing the warrant liability recorded by the Company on its financial statements, which serves as an impediment to certain goals of the Company, as significant warrant liability on the Company’s balance sheet may make it more difficult for the Company to list its shares of common stock on a national securities exchange. Please see Section 2 below for a description of the purposes of the Offer to Amend and Exercise.

The period during which Original Warrants may be amended on the terms described above will commence on August 25, 2017 (the date the materials relating to the Offer to Amend and Exercise are first sent to the holders, referred to herein as the “Offer Date”) through the Expiration Date (the “Initial Offer Period”). If the 2014 Requisite Majority, 2015 Requisite Majority and/or 2017 Requisite Majority approve the Aggregate Warrant Amendment Offer, the exercise period will be extended until the Subsequent Expiration Date (the “Additional Offer Period”).

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Subject to the conditions of the Offer to Amend and Exercise, the Original Warrants shall be deemed exercised on the Expiration Date only with respect to Original Warrants held by Holders who participate in the Individual Warrant Amendment Offer. If the Aggregate Warrant Amendment Offer is approved by the applicable Requisite Majority, the Exercise Date for holders who did not participate in the Offer to Amend and Exercise prior to the Expiration Date, but subsequently elect to participate, shall be the Subsequent Expiration Date.

Accredited Investor Status

The Offer to Amend and Exercise is limited to “accredited investors” as that term is defined in Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”). As detailed below, the holders of the Original Warrants previously represented to the Company that they were “accredited investors” in connection with the transactions in which such holders acquired the Original Warrants. As such, the Company anticipates that most, if not all, the holders of the Original Warrants will be eligible to participate in the Offer to Amend and Exercise.

The Company issued the 2014 Warrants to approximately 38 investors (other than investors who were officers or directors of the Company) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Each of the investors represented that they were accredited investors and each of the investors came to the offering through introduction and direct contact of the Company’s officers and directors and two of the investors came to the offering through the Company’s investor relations firm. None of the investors were solicited pursuant to a general solicitation.

The Company issued the 2015 Warrants to approximately 14 investors (other than investors who were officers or directors of the Company) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Each of the investors represented that they were accredited investors. 12 of the investors came to the offering because they had already invested in the 2014 private placement and two of the investors came to the offering through relationships with the Company’s officers and directors and other representatives. None of the investors were solicited pursuant to a general solicitation.

The Company issued the 2017 Warrants to approximately 11 investors in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Each of the investors represented that they were accredited investors. Each of the investors came to the offering through relationships with the Company’s placement agent. None of the investors were solicited pursuant to a general solicitation.

IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER DESIGNED TO INDUCE THE EARLY EXERCISE OF THE ORIGINAL WARRANTS.

IMPORTANT PROCEDURES

This Offer to Amend and Exercise together with the Election to Participate and Exercise Warrant and approve the Aggregate Warrant Amendment Offer, the Notice of Approval of Aggregate Warrant Amendment Offer, Notice of Withdrawal, and Forms of Amended Warrants constitute the “Offering Materials.” These Offering Materials provide information regarding the Offer to Amend and Exercise and instructions as to how you can amend and exercise your Original Warrants and approve the Aggregate Warrant Amendment Offer. An election to participate in the Individual Warrant Amendment Offer will result in both the amendment of your Original Warrant(s) and your exercise of the Amended Warrant(s). You should read all of the materials carefully before you decide whether to accept and exercise an Amended Warrant.

To accept and exercise an Amended Warrant you must deliver to the Company before the Expiration Date all of the following: (i) a signed copy of the Election to Participate and Exercise Warrant and Approve the Aggregate Warrant Amendment Offer appropriately marked per the instructions therein to approve the Individual Warrant Amendment Offer (including an affirmation of your accredited investor status per the instructions set forth therein), (ii) the original copy of your Original Warrant (or an Affidavit of Lost Warrant) for cancellation, and (iii) cash in the amount equal to $0.60 per share for the 2014 Warrants, $0.40 per share for the 2015 Warrants, and/or $0.85 per share for the 2017 Warrants, multiplied by the number of shares of common stock issuable pursuant to the exercise of such Original Warrants (collectively, the “Acceptance and Exercise Documents”). The cash may be tendered in the form of a check payable to PURE Bioscience, Inc. or by wire transfer to the Company’s account as set forth in the Election to Participate and Exercise Warrant. Each of these items must be properly delivered, before the Expiration Date to: PURE Bioscience, Inc., 1725 Gillespie Way, El Cajon, CA 92020, Attn: Corporate Secretary, telephone number (619) 596-8600, fax number (619) 596-8790, email: melliott@purebio.com or hlambert@purebio.com.

To approve the Aggregate Warrant Amendment Offer, you must deliver to the Company before the Expiration Date a signed copy of the Election to Participate and Exercise Warrant and Approve the Aggregate Warrant Amendment Offer appropriately marked per the instructions therein to approve the Aggregate Warrant Amendment Offer. You may only approve the Aggregate Warrant Amendment Offer if you also participate in the Individual Warrant Offer.

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If you change your mind and do not want to participate in the Offer to Amend and Exercise, you may submit a Notice of Withdrawal to the Company at any time prior to the Expiration Date, or if you did not participate in the Offer to Amend and Exercise prior to the Expiration Date and the applicable Aggregate Warrant Amendment Offer is approved, the Subsequent Expiration Date with respect to the applicable Amended Warrants. The Notice of Withdrawal must be properly completed and must be returned to the Company on or prior to the Expiration Date or Subsequent Expiration Date. In addition, we will cancel the Election to Participate and Exercise Warrant and the Company will issue you a check equal to the exercise price you delivered to the Company with the Election to Participate and Exercise Warrant. If you properly withdraw prior to the Expiration Date and the 2014 Requisite Majority, 2015 Requisite Majority and/or 2017 Requisite Majority approve the Aggregate Warrant Amendment, your 2014 Warrant, 2015 Warrant and/or 2017 Warrant, respectively, will be amended pursuant to the terms of the Offer to Amend and Exercise and will expire unexercised on the Subsequent Expiration Date if you do not exercise such Original Warrant in accordance with the instructions in the Notice of Approval of Aggregate Warrant Amendment Offer. If after receiving the Notice of Approval of Aggregate Warrant Amendment Offer and electing to participate in the Offer to Amend and Exercise and then you properly withdraw prior to the Subsequent Expiration Date your 2014 Warrant, 2015 Warrant and/or 2017 Warrant, as amended pursuant to the terms of the Offer to Amend and Exercise will expire unexercised on the Subsequent Expiration Date. If the 2014 Requisite Majority, 2015 Requisite Majority and/or 2017 Requisite Majority do not elect to participate in the Offer to Amend and Exercise, your 2014 Warrant, 2015 Warrant and/or 2017 Warrant, respectively, will remain unmodified and in full force and effect.

As promptly as reasonably practicable following the Expiration Date or the Subsequent Expiration Date, as applicable, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates (or by crediting the account of such person’s or persons’ balance account via DWAC, if applicable) for that number of shares of Common Stock of the Company issuable upon of the 2014 Warrants, 2015 Warrants and/or 2017 Warrants, but not later than three (3) business days after the Expiration Date or Subsequent Expiration Date, as applicable.

If you have any question or need assistance, you should contact Mark Elliott, the Company’s Vice President, Finance or Hank Lambert, the Company’s Chief Executive Officer. You may request additional copies of this document and any of the Offering Materials from the Company. The Company, Mr. Lambert and Mr. Elliott may be reached at:

1725 Gillespie Way

El Cajon, California 92020

Attention: Mark Elliott or Hank Lambert

(619) 596-8600

Email: melliott@purebio.com

hlambert@purebio.com

OUR BOARD OF DIRECTORS MAKES NO RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE. YOU MUST MAKE YOUR OWN DECISION WITH RESPECT TO THE OFFER TO AMEND AND EXERCISE. FOR QUESTIONS REGARDING TAX IMPLICATIONS OR OTHER INVESTMENT-RELATED QUESTIONS, YOU SHOULD TALK TO YOUR OWN ATTORNEY, ACCOUNTANT AND/OR FINANCIAL PLANNER.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT.

THIS OFFER TO AMEND AND EXERCISE HAS BEEN PREPARED SOLELY FOR THE BENEFIT OF HOLDERS OF ORIGINAL WARRANTS. DISTRIBUTION OF THIS OFFER TO AMEND AND EXERCISE TO ANY PERSON OTHER THAN SUCH HOLDERS AND THOSE PERSONS RETAINED TO ADVISE SUCH HOLDERS IS UNAUTHORIZED AND ANY REPRODUCTION OF THIS OFFER TO AMEND AND EXERCISE OR RELATED DOCUMENTS, IN WHOLE OR IN PART, IS PROHIBITED.

THE SECURITIES BEING OFFERED PURSUANT TO THIS OFFER TO AMEND AND EXERCISE ARE BEING OFFERED PURSUANT TO EXEMPTIONS PROVIDED BY SECTION 4(A)(2) OF THE SECURITIES ACT, REGULATION D, CERTAIN STATE SECURITIES LAWS AND CERTAIN RULES AND REGULATIONS PROMULGATED THEREUNDER.

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THE DATE OF THIS OFFER TO AMEND AND EXERCISE IS AUGUST 25, 2017

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SUMMARY OF TERMS

Company:	PURE Bioscience, Inc., a Delaware corporation, with principal executive offices at 1725 Gillespie Way, El Cajon, California 92020.

Eligible Original Warrants:	The following Original Warrants are subject to the Offer to Amend and Exercise:

2014 Warrants: Outstanding warrants to purchase 4,104,980 shares of the Company’s common stock issued to investors participating in the Company’s private placement financing completed on August 29, 2014; and

2015 Warrants: Outstanding warrants to purchase 1,986,101 shares of the Company’s common stock issued to investors in the Company’s private placement financing completed on November 23, 2015.

2017 Warrants: Outstanding warrants to purchase 1,572,941 shares of the Company’s common stock issued it investors in the Company’s private placement financing completed on January 23, 2017.

Expiration Date:	5:00 p.m., Pacific Time on September 25, 2017, as may be extended by the Company in its sole discretion.

Exercise Date:	Subject to the conditions of the Offer to Amend and Exercise, the Original Warrants shall be deemed exercised on the Expiration Date only with respect to Original Warrants held by Holders who participate in the Individual Warrant Amendment Offer. If the Aggregate Warrant Amendment Offer is approved by the applicable Requisite Majority, the Exercise Date for holders who did not participate in the Offer to Amend and Exercise prior to the Expiration Date, but subsequently elect to participate, shall be the Subsequent Expiration Date.

Subsequent Expiration Date:	If the Aggregate Warrant Amendment Offer is approved by the applicable Requisite Majority, the termination date for the applicable Original Warrants will be extended until October 10, 2017 (the “Subsequent Expiration Date”). The Company will mail a Notice of Approval of Aggregate Warrant Amendment immediately following the Expiration Date if such Aggregate Warrant Amendment Offer with respect to any of the Original Warrants is approved. Any Original Warrants not so exercised during such additional period shall expire unexercised.

Terms of Amended Warrants of Individual Warrant Amendment Offer:	Pursuant to the Individual Warrant Amendment Offer, the Original Warrants will be amended as described below:

New Exercise Prices: The exercise price of the 2014 Warrants will be reduced from $0.75 per share to $0.60 per share. The exercise price of the 2015 Warrants will be reduced from $0.45 per share to $0.40 per share. The exercise price of the 2017 Warrants will be reduced from $1.25 per share to $0.85 per share.

New Termination Date for Individual Warrant Amendments: The termination date of the Original Warrants held by holders who elect to participate in the Individual Warrant Amendment Offer is being shortened to run concurrently with the Expiration Date; provided however, that the termination date for the 2014 Warrants, 2015 Warrants and/or 2017 Warrants for those holders who do not elect to participate in the Individual Warrant Amendment Offer will be extended until the Subsequent Expiration Date if the 2014 Requisite Majority, 2015 Requisite Majority, and/or 2017 Requisite Majority, respectively, approve the Aggregate Warrant Amendment Offer.

No Cashless Exercise: The Amended Warrants must be exercised for cash, and any cashless exercise provisions in the Original Warrants will be inapplicable to the Amended Warrants. The shares of common stock issuable upon the exercise of the Amended Warrants will be issued to the holder no later than three (3) business days after the Expiration Date or Subsequent Expiration Date, as applicable (including by crediting the account of such holder’s or holders’ balance account via DWAC, if applicable).

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Anti-Dilution: The price-based anti-dilution provisions contained in the 2015 Warrants will be deleted and will have no application to the issuance (or deemed issuance) or exercise of the Amended Warrants.

Other Terms: Except as set forth above all other terms of the Amended Warrants will be the same as the terms of the Original Warrants. See the forms of Amended Warrants attached hereto as Exhibits (a)(1)(F), (a)(1)(G) and (a)(1)(H) to the Schedule TO.

Terms of Amended Warrants of Aggregate Warrant Amendment Offer	Identical Terms: If the Aggregate Warrant Amendment is approved, the terms of the Amended Warrants will be identical to the Amended Warrants with respect to the Individual Warrant Amendment Offer, except that the termination date of the Amended Warrants will be the Subsequent Expiration Date.

No Partial Participation Permitted:	If Original Warrant holders choose to participate in the Offer to Amend and Exercise, they must amend and exercise all of such holder’s Original Warrants pursuant to the terms of the Offer to Amend and Exercise.

Conditions:	The Offer to Amend and Exercise is subject to certain conditions, as described herein:

(i) Participation in the Offer to Amend and Exercise is limited to “accredited investors” as such term is defined in Rule 501 of the Securities Act.

(ii) In addition, we are not making this Offer to Amend and Exercise to, nor will we accept any Election to Participate and Exercise Warrant from or on behalf of, Original Warrant holders in any jurisdiction in which the Offer to Amend and Exercise or the exercise of the Amended Warrants would not be in compliance with the laws of such jurisdiction.

(iii) The Offer to Amend and Exercise is conditioned on the Company having in place an effective registration statement under the Securities Act, for the purpose of registering the exercise of the 2017 Warrants at the reduced cash exercise price of $0.85 per share and the shares issuable upon such exercise having been registered or qualified or deemed to be exempt from registration under the securities laws of the state of residence of the holder of the warrant. The Company has filed with the SEC, a Post-Effective Amendment on Form S-1 to the existing Registration Statement on Form S-1 (File No. 333-215915) covering the exercise of the Original Warrants at $0.85 per share. The Post-Effective Amendment reflects the terms of the 2017 Warrants as amended by this Offer to Amend and Exercise. The Company will not complete the Offer to Amend and Exercise unless and until the Post-Effective Amendment is declared effective by the SEC. If there is a delay in the Post-Effective Amendment becoming effective, the Company may, in its discretion, extend, terminate or withdraw the Offer to Amend and Exercise or extend the Expiration Date or Subsequent Expiration Date.

The Company will inform you of any extension of the offer period in the manner described in “Description of the Offer to Amend and Exercise — Section 7: Extension of Offer to Exercise Period; Termination; Amendments.” If the Company terminates or withdraws the Offer to Amend and Exercise, or allows the Offer to Amend and Exercise to expire without the Post-Effective Amendment becoming effective, the Company will return any tendered Original Warrants promptly following such expiration, termination or withdrawal.

As part of the Election to Participate and Exercise Warrant, the holders of the Original Warrants must affirm their accredited investor status per the instructions in the Election to Participate and Exercise Warrants. The holders of the Original Warrants previously represented to the Company that they were “accredited investors” in connection with the transactions in which such holders acquired the Original Warrants. As such, the Company anticipates that most, if not all, the holders of the Original Warrants will be eligible to participate in the Offer to Amend and Exercise.

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You may not elect to amend but not exercise your Original Warrants. Participation in this Offer to Amend and Exercise requires both amendment of your Original Warrants and your exercise of the Amended Warrants, which will happen simultaneously should you choose to participate.

If the 2014 Requisite Majority approves the Aggregate Warrant Amendment Offer, all of the 2014 Warrants will be amended pursuant to the terms of the Individual Warrant Amendment Offer; provided, however, that the Company will deliver each holder a notice of such amendment and such holder will have until the Subsequent Expiration Date to exercise the 2014 Amended Warrant, otherwise it will expire unexercised on the Subsequent Expiration Date.

If the 2015 Requisite Majority approves the Aggregate Warrant Amendment Offer, all of the 2015 Warrants will be amended pursuant to the terms of the Individual Warrant Amendment Offer; provided, however, that the Company will deliver each holder a notice of such amendment and such holder will have until the Subsequent Expiration Date to exercise the 2015 Amended Warrant, otherwise it will expire unexercised on the Subsequent Expiration Date.

If the 2017 Requisite Majority approves the Aggregate Warrant Amendment Offer, all of the 2017 Warrants will be amended pursuant to the terms of the Individual Warrant Amendment Offer; provided, however, that the Company will deliver each holder a notice of such amendment and such holder will have until the Subsequent Expiration Date to exercise the 2017 Amended Warrant, otherwise it will expire unexercised on the Subsequent Expiration Date.

Future Amendments to the Offer to Amend and Exercise:	If we materially change the terms of the Offer to Amend and Exercise we will extend the Expiration Date to the extent required under the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

How to Participate in the Offer to Amend and Exercise:	To accept and exercise an Amended Warrant you must deliver to the Company before the Expiration Date, or Subsequent Expiration Date as applicable, all of the Acceptance and Exercise Documents. The cash exercise price may be tendered in the form of a check payable to Pure Bioscience, Inc. or by wire transfer to Pure Bioscience, Inc. as set forth in the Election to Participate and Exercise Warrant. All of the Acceptance and Exercise Documents must be properly delivered, before the Expiration Date to Pure Bioscience, Inc.

Withdrawal Rights:	If you change your mind and do not want to participate in the Offer to Amend and Exercise, you may submit the Notice of Withdrawal to the Company at any time prior to the Expiration Date. If you did not participate in the Initial Warrant Amendment Offer and receive the Notice of Approval of Aggregate Warrant Amendment Offer, you will have until the Subsequent Expiration Date to withdraw from the Offer to Amend and Exercise if you had properly submitted the Election to Participate and Exercise Warrant. The Notice of Withdrawal must be properly completed and must be returned, before the Expiration Date (or Subsequent Expiration Date) to Pure Bioscience, Inc. Following the Expiration Date (or the Subsequent Expiration Date, as applicable), you cannot withdraw your Election to Participate and Exercise Warrant.

If you properly withdraw prior to the Expiration Date (or the Subsequent Expiration Date, as applicable), we will: (i) cancel your signed copy of the Election to Participate and Exercise Warrant, (ii) return the original copy of your Original Warrant, or issue you a new Original Warrant if you submitted an Affidavit of Lost Warrant, and (iii) provide you with a check equal to the amount of cash you paid to exercise of the Amended Warrant. However, if the 2014 Requisite Majority, 2015 Requisite Majority and/or the 2017 Requisite Majority approves the Aggregate Warrant Amendment Offer, all of the 2014 Warrants, 2015 Warrant and/or 2017 Warrants, respectively, will be amended and terminate on the Subsequent Expiration Date.

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Purposes of the Offer to Amend and Exercise and Use of Proceeds:	The purposes of this Offer to Amend and Exercise are as follows:

Fund Raising: The purpose of the Offer to Amend and Exercise is to raise funds to support the Company’s future operations and capital requirements by encouraging the participating holders to exercise their Original Warrants by significantly reducing the exercise price and shortening the exercise period. The funds obtained will be used by the Company as working capital and for other general corporate purposes.

Reduction of Warrant Liability: The Offer to Amend can is desired also to facilitate the Company reducing the warrant liability recorded by the Company on its financial statements. The warrant liability serves as an impediment to certain goals of the Company, as significant warrant liability on the Company’s balance sheet may make it more difficult for the Company to list its shares of common stock on a national securities exchange. The 2015 Warrants contain price-based anti-dilution provisions that provide the holders with protection against future down-round financings. Based on these anti-dilution provisions, the Company is required to record a derivative liability on its balance sheet each fiscal quarter for these 2015 Warrants based on the fair value of the 2015 Warrants as of the end of such fiscal quarter. The Company’s obligation to continue to record a derivative liability each quarter for a particular 2015 Warrant ends when the 2015 Warrant is exercised or expires. Various factors are considered in the pricing models the Company used to value the 2015 Warrants, including the Company’s current stock price, the remaining life of the 2015 Warrants, the volatility of the Company’s stock price, and the risk free interest rate. As a result of the changes in these factors, the warrant liability recorded by the Company was approximately $1,961,000, $1,494,000 and $1,641,000 with respect to all of the Company’s outstanding warrants for the fiscal quarters ended October 31, 2016, January 31, 2017 and April 30, 2017, respectively. Future changes in these factors will continue to have a significant impact on the computed fair value of the derivative liability for the Original Warrants. As such, the Company expects future changes in the fair value of the Original Warrants to continue to vary from quarter to quarter. The Company believes these significant variations make it more difficult for investors to evaluate the Company’s business and operations.

Registration of Warrant Shares:	The shares of common stock issuable upon exercise of the 2014 Warrants and 2015 Warrants are “restricted securities” and may not be sold by the holder absent a registration statement covering the resale of the shares or an exemption from the registration requirement. We have not filed a registration statement to register the resale of the shares of common stock underlying the 2014 Warrants or 2015 Warrants.

The shares of common stock issuable upon exercise of the 2017 Warrants are registered pursuant to a resale registration statement that has been declared effective by the SEC (File No. 333-215915) (the “Registration Statement”). The Company has filed with the SEC, a Post-Effective Amendment on Form S-1 to the existing Registration Statement on Form S-1 covering the registration of the shares of common stock issuable upon exercise of the 2017 Warrants at $0.85 per share. The Post-Effective Amendment reflects the terms of the 2017 Warrants as proposed to be amended by this Offer to Amend and Exercise. This Post-Effective Amendment has not yet become effective. The foregoing securities may not be sold or exercised, nor may offers to buy or exercise be accepted, prior to the time the Post-Effective Amendment becomes effective. Such securities may only be offered by means of a prospectus, copies of which may be obtained (when available) free of charge at www.sec.gov or by contacting Mark Elliott, the Company’s Vice President, Finance or Hank Lambert, the Company’s Chief Executive Officer at (619) 596-8600. The prospectus contains important information about the 2017 Warrants, as amended in the manner described in the Offer to Amend and Exercise, and the securities underlying such warrants. The effectiveness of the Post-Effective Amendment is a condition to the Offer to Amend and Exercise.

Taxes:	We recommend that you consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of the Offer to Amend and Exercise. See Section 19 “Material U.S. Federal Income Tax Consequences” below for a discussion of the material U.S. Federal Income Tax Consequences of participating in the Offer to Amend and Exercise.

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Fees and Expenses:	We will pay for the entire cost of printing and mailing the offer materials. In addition our directors and employees may also contact holders of the Original Warrants in person, by telephone, or by other means of communication with respect to the Offer to Amend and Exercise. Directors and employees will not be paid any additional compensation for contacting holders.

Additionally, we have agreed to retain Garden State Securities Inc. to act as Warrant Solicitation Agent for the Offer to Amend and Exercise with respect to the 2017 Warrants pursuant to an Engagement Agreement, dated August 21, 2017, attached as Exhibit (d)(3) to the Schedule TO filed with the SEC. The Warrant Solicitation Agent shall best efforts to contact holders of the 2017 Warrants by mail, telephone, facsimile, or other electronic means and solicit their participation in the Offer to Amend and Exercise. The Warrant Solicitation Agent will receive a fee equal to 5% of the cash exercise prices paid by holders of the 2017 Warrants who participate in the Offer to Amend and Exercise. As of August 17, 2017, the Warrant Solicitation Agent holds a warrant to purchase 117,647 shares of the Company’s common stock that was issued as compensation for prior placement services provided in connection with the private placement financing completed in January 2017.

Interests of Directors:	Three of our directors hold Original Warrants and may participate in the Offer to Amend and Exercise on the same terms and conditions as the other holders of the Original Warrants. Please see Section 16 “Interests of Directors and Certain Stockholders in the Offer to Amend and Exercise” below.

Additional Information:	The Company has filed with the SEC a Tender Offer Statement on Schedule TO of which this Offer to Amend and Exercise is a part. This Offer to Amend and Exercise does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that holders of the Original Warrants review the Schedule TO, including the exhibits, and the Company’s other materials that have been filed with the SEC before making a decision on whether to participate in the Offer to Amend and Exercise.

The Board of Directors of the Company recognizes that the decision to participate in the Offer to Amend and Exercise is an individual one that should be based on a variety of factors. The holders of the Original Warrants should consult with their respective professional advisors if they have questions about their financial or tax situation. The information about this Offer to Amend and Exercise from the Company is limited to the Offering Materials.

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files and furnishes reports and other information with the SEC. All reports and other documents the Company has filed with the SEC, including the Schedule TO relating to the Offer to Amend and Exercise, or will file with the SEC in the future, can be accessed electronically on the SEC’s website at www.sec.gov.

Information Requests:	Please direct questions or requests for assistance regarding the Offering Materials, in writing, to the Company — PURE Bioscience, Inc., 1725 Gillespie Way, El Cajon, CA 92020, Attn: Corporate Secretary, telephone number (619) 596-8600.

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ABOUT THIS OFFER TO AMEND AND EXERCISE

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS OFFER TO AMEND AND EXERCISE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS OFFER TO AMEND AND EXERCISE AND, IF PROVIDED, SUCH INFORMATION MUST NOT BE RELIED UPON.

ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THE OFFER TO AMEND AND EXERCISE, NEITHER THE COMPANY, ITS DIRECTORS, OFFICERS, ADVISORS OR AGENTS, INCLUDING THE WARRANT AGENT, MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD ACCEPT THE OFFER TO AMEND AND EXERCISE. YOU SHOULD NOT CONSIDER THE BOARD’S APPROVAL TO BE A RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER TO AMEND AND EXERCISE WARRANTS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO ACCEPT THE OFFER TO AMEND AND EXERCISE.

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RISK FACTORS

Investment in our common stock involves a substantial degree of risk and should be regarded as speculative. As a result, the exercise of the New Warrants and purchase of our common stock should be considered only by persons who can reasonably afford to lose their entire investment. Before you elect to participate in the Offer to Amend and Exercise, you should carefully consider the risk and uncertainties described below in addition to the other information in this Offer to Amend and Exercise and other information incorporated herein by reference. Additional risks and uncertainties of which we are unaware or which we currently believe are immaterial could also materially adversely affect our business, financial condition or results of operations. In any case, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks related to our Business and our Industry

We have a history of losses, and we may not achieve or maintain profitability.

We had a loss of $14.4 million for the fiscal year ended July 31, 2016, and a loss of $7.6 million for the fiscal year ended July 31, 2015. As of July 31, 2016, we have incurred a cumulative net loss of approximately $103.2 million. Although we believe we are making progress on implementing our business plan, we expect to continue to have losses in future periods, we are unable to predict the extent of our future losses or when we will generate sufficient revenues to become profitable, and it is possible we will never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on an ongoing basis.

None of our existing agreements, including those with Subway and Chipotle, contain provisions that guarantee us any minimum revenues. If the penetration into the marketplace of PURE Hard Surface, PURE Control and our other silver dihydrogen citrate, or SDC, SDC-based products is unsuccessful, our revenue growth is slower than anticipated or our operating expenses exceed expectations, it may take an unforeseen period of time to achieve or maintain profitability and we may never achieve or maintain profitability. Slower than anticipated revenue growth could force us to reduce our research, testing, development, regulatory and commercialization activities, and/or force us to reduce the size and scope of our operations, to sell or license our technologies to third parties, or to cease operations altogether.

The risks associated with our business may be more acute during periods of economic slowdown or recession. In addition to other consequences, these periods may be accompanied by decreased consumer and institutional spending in general, as well as decreased demand for, or additional downward pricing pressure on, our products. Accordingly, any prolonged economic slowdown or a lengthy or severe recession with respect to either the U.S. or the global economy is likely to have a material adverse effect on our results of operations, financial condition and business prospects. As a result, given the current weakness and uncertainties in the U.S. and in certain overseas economies, we expect that our business will continue to be adversely affected for so long as, and to the extent that, such adverse economic conditions and uncertainty exist.

As a result of our historical lack of financial liquidity, we do not currently have sufficient working capital to fund our planned operations and may not be able to continue as a going concern, and, as a result, we will need to raise additional capital in the future in order to continue operating our business and developing new products and technologies, which capital may not be available on acceptable terms or at all.

As of July 31, 2017, our existing cash resources are not sufficient to meet our anticipated needs over the next twelve months. Excluding proceeds from either additional capital or revenues and / or reduction in operating expenses, we believe our existing cash resources will meet our anticipated needs at least through December 2017. In addition, factors below raise substantial doubt about our ability to continue as a going concern.

We have a history of recurring losses, and as of April 30, 2017, we have incurred a cumulative net loss of approximately $108 million.

As of April 30, 2017, we had $2,714,000 in cash and cash equivalents, $2,433,000 of current liabilities, including $574,000 in accounts payable. During the nine months ended April 30, 2017, our cash outflows for operating activities and for investments in patents and fixed assets were $3.6 million. As a result, we need to raise additional capital in the future to continue operating our business and developing new products and technologies, which capital may not be available on acceptable terms or at all.

Our capital requirements will depend on many factors, including, among others:

●	the acceptance of, and demand for, our products;

●	the timing and success of executing our business strategy;

●	our success and that of our strategic partners in developing and selling products derived from our technology;

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●	the costs of further developing our existing, and developing new, products or technologies and obtaining necessary regulatory approvals;

●	the extent to which we invest in new technology, testing and product development;

●	the timing of vendor payments and the collection of receivables, among other factors affecting our working capital;

●	the exercise of outstanding options or warrants to acquire our common stock;

●	the number and timing of acquisitions and other strategic transactions in which we participate, if any; and

●	the costs associated with the continued operation, and any future growth, of our business.

Until we can generate significant cash from operations, we expect to continue to fund our operations with the proceeds of offerings of our equity and debt securities. However, we cannot assure you that additional financing will be available when needed or that, if available, financing will be obtained on terms favorable to us or to our stockholders. If we raise additional funds from the issuance of equity securities, substantial dilution to our existing stockholders would likely result. If we raise additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict our ability to operate our business. Further, any contracts or license arrangements we enter into to raise funds may require us to relinquish our rights to our products or technology, and we cannot assure you that we will be able to enter into any such contracts or license arrangements on acceptable terms, or at all. Having insufficient funds may require us to delay or scale back our marketing, distribution and other commercialization activities or cease our operations altogether.

The above circumstances, along with our history and near term forecast of incurring significant net losses and negative operating cash flows, raise substantial doubt on our ability to continue as a going concern. If we do not obtain additional capital from external sources, we will not have sufficient working capital to fund our planned operations or be able to continue as a going concern.

As of April 30, 2017, we have 76,116,832 shares of common stock issued and outstanding or reserved for issuance. Shares reserved for issuance include shares under equity compensation plans, vested and unvested options, warrants, and unvested restricted stock units. Our current authorized capital stock is limited to 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. Any increase in our authorized capital stock would require the approval of a majority of our shareholders as well as the approval of our Board of Directors. If we were unable to increase our authorized capital stock for any reason, our ability to raise additional capital through the issuance of equity or convertible debt would be severely compromised and we may be unable to obtain equity or convertible debt capital at all.

Raising additional funds by issuing securities or through collaboration and licensing arrangements may cause dilution to existing stockholders, restrict our operations or require us to relinquish proprietary rights.

We will need to increase our liquidity and capital resources in future periods. We have a history of raising funds through offerings of our common stock and warrants to purchase shares of our common stock, and we may in the future raise additional funds through public or private equity offerings, debt financings or corporate collaborations and licensing arrangements. To the extent that we raise additional capital by issuing equity securities, our stockholders’ ownership will be diluted. Additionally, any debt financing we obtain may involve covenants that restrict our operations. These restrictive covenants may include, among other things, limitations on borrowing, specific restrictions on the use of our assets, as well as prohibitions on our ability to create liens on our assets, pay dividends on or redeem our capital stock or make investments. In addition, if we raise funds through collaboration and licensing arrangements, it may be necessary to grant licenses on terms that are not favorable to us or relinquish potentially valuable rights to our products or proprietary technologies. We may be required in future collaborations to relinquish all or a portion of our sales and marketing rights with respect to our products or license intellectual property that enable licensees to develop competing products in order to complete any such transaction.

Our authorized common stock remains 100,000,000 shares. In addition to capital raising activities, other possible business and financial uses for our authorized common stock include, without limitation, future stock splits, acquiring other companies, businesses or products in exchange for shares of common stock, issuing shares of our common stock to partners in connection with strategic alliances, attracting and retaining employees by the issuance of additional securities under our various equity compensation plans, satisfying any debt we may have by issuing equity securities, or other transactions and corporate purposes that our Board of Directors, or (“Board”), deems are in our best interest. Additionally, shares of common stock could be used for anti-takeover purposes or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, our Board could approve the sale of shares of common stock in a private transaction to purchasers who may oppose a takeover or favor our current Board. We cannot provide assurances that any issuances of common stock will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of our common stock.

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Under our Certificate of Incorporation, our Board could also authorize the issuance of up to 5,000,000 shares of preferred stock on terms determined by the Board. If any common or preferred stock is issued, the interests of holders of our common stock could be diluted, and shares of preferred stock could be issued in a financing in which investors purchase preferred stock with rights, preferences and privileges that may be superior to those of the common stock, and the market price of our common stock could decline.

If outstanding options and warrants to purchase shares of our common stock are exercised, the interests of our stockholders could be diluted.

As of April 30, 2017, in addition to 62,707,037 shares of common stock issued and outstanding, we had 3,759,843 shares of common stock issuable upon exercise of outstanding options and 1,110,000 shares of common stock issuable upon vesting of restricted stock units and 560,971 shares of common stock reserved future issuance under our stock incentive plan. We also had 8,539,952 shares of common stock issuable upon exercise of outstanding warrants.

We may elect to reduce the exercise price of outstanding warrants as a means of providing additional financing to us. The exercise of options and warrants, and the sale of shares underlying such options or warrants, could have an adverse effect on the market for our common stock, including the price that an investor could obtain for their shares. Investors may experience dilution in the net tangible book value of their investment upon the exercise of options and warrants currently outstanding, as well as options and warrants that may be granted or issued in the future.

Because we are an early stage company, it is difficult to evaluate our prospects and our financial results may fluctuate, which may cause our stock price to fall.

Since determining to focus on offering products that address food safety risks across the food industry supply chain in August 2013, we have encountered and likely will continue to encounter risks and difficulties associated with introducing or establishing our products in this rapidly evolving market. These risks include the following, among others:

●	we may not successfully expand our customer base;

●	we may not succeed in materially penetrating the food safety markets with our SDC products and technology;

●	our new sales and marketing strategy, which is built on our direct control of the sales and marketing of our products, may not be successful;

●	we may not generate sufficient revenues to support our operations or the implementation of our business plan;

●	we may not be successful in controlling our operating expenses;

●	we may be required to raise additional funds through the issuance of equity or debt securities to satisfy our contractual obligations to our executive officers;

●	we may not be successful in obtaining any required regulatory approvals on a timely basis, or at all;

●	we or our partners and/or distributors may not establish or maintain effective marketing programs to create product awareness or brand identity;

●	our partners’ and/or distributors’ goals and objectives may not be consistent with our own;

●	we may not attract and retain key business development, technical and management personnel;

●	we may not successfully comply with or maintain the regulatory approvals we obtain for our technology and products;

●	we may not succeed in locating strategic partners and licensees of our technology;

●	we may not effectively manage our anticipated growth, if any; and

●	we may not be able to adequately protect our intellectual property.

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Any failure to successfully address these risks and uncertainties could seriously harm our business and prospects. We may not succeed given the technological, marketing, regulatory, strategic and competitive challenges we face. In addition, because of our limited operating history and the early commercial stage of for the use of our SDC technology in the food safety market, we have limited insight into trends that may emerge and affect our business. Forecasting future revenues is difficult, especially because our technology is novel, and market acceptance of our products is reliant on our customers’ confidence, based on scientific data and plant trials, that our product can improve their food safety efforts. Because food safety is such a critical factor to our customers and potential customers, we often experience long sales cycles and our customers often require extensive evaluation and plant trial periods before agreeing to use our products throughout their systems. In addition, fluctuations in the buying patterns of our current or potential customers could significantly affect the level of our sales on a period to period basis. As a result, our financial results could fluctuate to an extent that may adversely affect our stock price. There are a number of other factors that could cause our financial results to fluctuate unexpectedly, including product sales, the mix of product sales, the cost of product sales, our ability for any reason to be able to meet demand, the achievement and timing of research and development and regulatory milestones, changes in expenses, including non-cash expenses such as the fair value of stock options granted, and manufacturing or supply issues, among other factors.

If we are unable to obtain the required regulatory approvals from the FDA and USDA, or if such efforts are delayed, our ability to commercialize PURE Control as a direct food contact processing aid will be harmed and our business and operating results will suffer.

We intend to offer PURE Control as a direct food contact processing aid where it is applied as a wash for produce, meat and poultry as an intervention to prevent or kill various food-borne pathogens. To date, we have received the required FDA approvals to market PURE Control as a direct food contact processing aid for raw poultry and fresh produce in December 2015 and January 2016, respectively. No additional approval from the USDA is required for fresh produce. In July 2016, we received a “No Objection Letter” from the USDA’s Food Safety and Inspection Service (FSIS) granting approval for SDC-based PURE Control to be used as a spray or dip applied to poultry carcasses, parts and organs in pre-OLR (on-line reprocessing) and post chill processing of fresh poultry. We have not, however, received the required approval from the USDA to utilize PURE Control in OLR poultry processing, which effectively restricts our ability to commercialize PURE Control for poultry processing until we receive such additional approval. We are continuing our on-going plant trials to optimize the application of PURE Control, including with higher concentrations of SDC, in OLR to gain USDA approval for use in that stage of poultry processing, but there is no assurance that we will obtain such approval on a timely basis, or at all. Based on these on-going plant trials, we have submitted an additional FCN to the FDA to allow us to use higher concentrations of SDC in poultry processing. There is no assurance we will receive the required approvals from the FDA and USDA for higher concentrations of SDC. Additionally, we are currently testing and continuing development of PURE Control to allow us to apply for regulatory approval to also utilize PURE Control as a direct food contact processing aid for raw meats, including beef and pork. If we are unable to obtain the required regulatory approvals from the FDA and USDA, or if such efforts are delayed, our ability to commercialize PURE Control as a direct food contact processing aid for poultry and as a direct food contact processing aid for raw meets will be restricted and our business and operating results will suffer.

A loss of one or more of our key customers could adversely affect our business.

From time to time, one or a small number of our customers may represent a significant percentage of our revenue. Our three largest customers accounted for 54% of our net product sales for the fiscal year ended July 31, 2016. Our largest customer accounted for 37% of net product sales. No other individual customer accounted for 10% or more of our net product sales. Although we have agreements with many of our customers, these agreements typically do not prohibit customers from purchasing products and services from competitors or contain minimum purchase obligations. A decision by any of our major customers to significantly reduce the amount of product ordered or license fees paid, or their failure or inability to pay amounts owed to us in a timely manner, or at all, could have a significant adverse effect on our business.

We are dependent on our core SDC technology and if our efforts to achieve or maintain market acceptance of our core SDC technology are not successful, we are unlikely to attain profitability.

We have and are currently focusing substantially all of our time and financial resources in the development and commercialization of our core SDC technology to address food safety risks across the food industry supply chain. Although our SDC technology has applications in multiple industries, we expect that sales of SDC and SDC-based products as a food safety solution will constitute a substantial portion, or all, of our revenues in future periods. We are marketing our SDC-based products to restaurant chains, food manufacturers and food processors. Our SDC-based products have not yet been broadly accepted into the food safety market, and may never be broadly accepted. Any material decrease or significant delay in the overall level of sales or expected sales of, or the prices for, our SDC-based products, whether as a result of competition, delays in obtaining regulatory approvals, long sales cycles, change in customer demands or requirements, or any other factor, would have a materially adverse effect on our business, financial condition and results of operations. In addition, even if our products achieve market acceptance, we may not be able to maintain product sales or other forms of revenue over time if new products or technologies are introduced by competitors that are more favorably received than our products, are more cost-effective or otherwise render our products less attractive or obsolete.

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We are subject to intense competition.

Our SDC-based products compete in the highly competitive food safety market. Most of our competitors have been in business for a longer period of time than we have, and offer a greater number of products and services than we do and have greater financial, technical, sales and other resources than we do. Many of our competitors already have well established brands and distribution capabilities, and in some cases are able to leverage the sale of other products with more favorable terms for products competing with our own. We also have significantly fewer sales personnel than virtually all of our competitors. Furthermore, recent trends in this industry are for large food safety companies to consolidate into a smaller number of very large entities, which further concentrates financial, technical and market strength and increases competitive pressure in the industry. If we directly compete with these very large entities for the same markets and/or products, their financial strength could prevent or delay us from capturing a meaningful share the food safety market. It is also possible that developments by our competitors will make our technologies or products noncompetitive or obsolete. Our ability to compete will depend upon our ability, and the ability of our distributors and other partners, to develop brand recognition, develop the scientific and plant trial data to demonstrate the efficacy of our products, and to displace existing, established and future products in our relevant target markets. We, or our distributors and partners, may not be successful in doing so, which would have a materially adverse effect on our business, financial condition and results of operations.

We have limited sales, marketing and product distribution experience.

We have limited experience in the sales, marketing and distribution of our products in the food safety market. We began to focus on the food safety market in August 2013. We received the required FDA approvals to market PURE Control as a direct food contact processing aid for raw poultry and fresh produce in December 2015 and January 2016, respectively. In July 2016, we received a “No Objection Letter” from the USDA’s Food Safety and Inspection Service (FSIS) granting approval for SDC-based PURE Control to be used as a spray or dip applied to poultry carcasses, parts and organs in pre-OLR (on-line reprocessing) and post chill processing of fresh poultry. We have not, however, received the required approval from the USDA to utilize PURE Control in OLR poultry processing, which effectively restricts our ability to commercialize PURE Control for poultry processing until we receive such additional approval. We continue our on-going plant trials to optimize the application of PURE Control, including with higher concentrations of SDC, in OLR to gain USDA approval for use in that stage of poultry processing. Based on these on-going plant trials, we have submitted an additional FCN to the FDA to allow us to use higher concentrations of SDC in poultry processing to have the flexibility to adjust to varying plant and processing conditions. There is no assurance we will receive the required approvals from the FDA and USDA for higher concentrations of SDC. As a result, our sales and marketing experience with these products are limited, and our current sales, distribution and marketing strategies and programs may not be successful. In addition, we have a small sales and marketing organization and a limited number of distributors. We may not be able to establish the sales, marketing, and distribution capabilities necessary to build our business and generate sufficient revenues to support our operations and the implementation of our business plan.

We are dependent on a third-party, over whom we have limited control, to manufacture our SDC-based products.

On December 11, 2013, we entered into a five-year strategic collaboration agreement with St. Louis-based Intercon Chemical Company (“ICC”) where we granted ICC the right to be the exclusive manufacture for all our SDC-based products. We do not have any manufacturing facilities ourselves and we currently rely on ICC to manufacture our SDC-based products and may in the future rely on one or more third-party manufacturers to properly manufacture our products. We may not be able to quickly replace our manufacturing capacity if ICC is unable to manufacturer our products as a result of a fire, natural disaster (including an earthquake), equipment failure or other difficulty, or if such ICC facilities are deemed not in compliance with current “good manufacturing practices,” and the noncompliance could not be rapidly rectified. ICC is our single manufacturer for our SDC-based products and may not be replaced without significant effort and delay in production. A supply interruption or an increase in demand beyond our current manufacturer’s capabilities could harm our ability to manufacturer such products until new manufacturers are identified and qualified, which would have a significant adverse effect on our business and results. Any third-party manufacturer that we find may not match our quality standards or be able to meet customer requirements.

Additionally, our inability or reduced capacity to have our products manufactured would prevent us from successfully evaluating or commercializing our proposed products. Our dependence upon third parties for the manufacture of our products may adversely affect our profit margins and our ability to develop and deliver proposed products on a timely and competitive basis.

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We rely on third parties to develop SDC-based products, and they may not do so successfully or diligently.

We have granted ICC and other third parties to whom we license rights to our technology certain distribution and development rights to products containing SDC for applications and markets outside the U.S. food safety market. Our reliance on ICC and other third parties for development and distribution activities reduces our control over these activities. In such arrangements, we have relied, and expect in the future to rely, on the third party to fund and direct product development activities and appropriate regulatory filings. Any of these third parties may not be able to successfully develop such SDC-based products due to, among other factors, a lack of capital, a lack of appropriate diligence, insufficient devotion to sales efforts, a change in the evaluation by the third party of the market potential for SDC-based products, technical failures, and poorer than expected results from testing or trial use of any products that may be developed. If the third parties on which we rely are not successful in such development activities, our business and operating results would be adversely affected.

If we are unable to successfully develop or commercialize new applications of our SDC technology, or if such efforts are delayed, our operating results will suffer.

In addition to its use on hard surfaces, we are pursuing potential applications of our SDC technology as a broad-spectrum antimicrobial for use as a direct food contact processing aid where it is applied as a wash for produce, meat and poultry as an intervention to prevent or kill various food-borne pathogens. Any product that may be developed in these fields may be delayed or may never achieve regulatory approval or be commercialized. Delays in achieving regulatory approvals for particular applications of our products could significantly impact our product development costs. If potential applications of our SDC technology are commercialized, we may not receive a share of future revenues that provides an adequate return on our historical or future investment.

If we are not able to manage any growth we achieve effectively, our business and operating results will be harmed.

In order to implement our business plan and achieve and maintain market acceptance of our SDC-based products, we will need to expand our business operations and hire additional sales and support personnel. We may not have sufficient resources to do so. If we hire additional personnel and invest in additional infrastructure, we may not be effective in expanding our operations and our systems, procedures or controls may not be adequate to support any such expansion. Failure to properly manage our growth could have a material adverse effect on our business and our operating results.

The industries in which we operate are heavily regulated and we may be unable to compete effectively.

We are focused on the marketing and continued development of our SDC antimicrobial technology for use in the food safety market. Our existing products, PURE Control and PURE Hard Surface, and any additional products we develop based on our SDC technology in future periods, require or will require approval by government agencies prior to marketing or sale in the U.S. or in foreign markets. Complying with applicable government regulations and obtaining necessary regulatory approvals can be, and has historically been, time consuming and expensive, due in part, we believe, to the novel nature of our technology. Regulatory review could involve delays or other actions adversely affecting the development, manufacture, marketing and sale of our products. While we cannot accurately predict the outcome of any pending or future regulatory review processes or the extent or impact of any future changes to legislation or regulations affecting review processes, we expect such processes to remain time consuming and expensive as we, or our partners, apply for approval to make new or additional efficacy claims for current products or to market new product formulations. Obtaining approvals for new SDC-based products in the U.S., or in markets outside the U.S., could take several years, or may never be accomplished.

SDC is a platform technology rather than a single use applied technology. As such, products developed from the platform may fall under the jurisdiction of multiple U.S. and international regulatory agencies. Our disinfectant and sanitizer products are regulated in the U.S. by the EPA. In addition to the EPA, each of the 50 states in the U.S. has its own government agencies that regulate the sale or shipment of our products into their state. We have obtained registration for these products from the EPA and all states into which such products are currently marketed and sold. We are required to meet certain efficacy, toxicity and labeling requirements and pay ongoing fees in order to maintain such registrations. We may not be able to maintain these registrations in the future, which may eliminate our continued ability to market and sell our products in some or all parts of the U.S. We also may not be able to obtain necessary registrations with the EPA and applicable states for other SDC disinfectant and sanitizer products that we or our partners may develop, which would limit our ability to sell any such products in the future.

Some potential applications of SDC, such as those aimed at healthcare, veterinary and certain food preparation markets, may require approval of other government agencies prior to marketing or sale in the U.S. or in foreign markets, such as the U.S. Food and Drug Administration, or FDA, or the United States Department of Agriculture, or USDA. Obtaining FDA and/or USDA approval is a complicated and expensive process and such approvals may never be obtained for any SDC products. If FDA and/or USDA approvals are obtained, the approvals may limit the uses for which SDC products may be marketed such that they may not be profitable to us, and the applicable products would be subject to pervasive and continuing regulation by the FDA and/or USDA that could lead to withdrawal or limitation of any product approvals.

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For example, in November 2014, we withdrew, without prejudice, our FCN for raw poultry due to receipt of a Deficiency Letter from the FDA stating that the agency has developed new data that is currently under review, which data calls into question the long established safety levels of the dietary intake of silver in the U.S. from food contact uses previously approved by the FDA. As a result, the FDA indicated that it would not approve our FCN absent new data or additional information that adequately addresses its new toxicity concerns. We also received a similar Deficiency Letter from the FDA for the FCN we submitted in October 2014 for the use of SDC to reduce Salmonella, E. coli and Listeria in the processing of produce. In January 2015, we withdrew, without prejudice, our produce FCN and postponed the filing of our FCN for the use of SDC as a processing aid for beef and pork. We resubmitted our poultry FCN in June 2015. In September 2015, we received an Acknowledgement Letter from the FDA stating that our FCN for SDC as a raw poultry processing aid is complete and setting an effective date of December 2015. Following the completion of additional testing demonstrating further reduction of silver residues to levels approaching non-detectable, and subsequent encouraging discussions held with the FDA, we resubmitted our produce FCN in September 2015. We received the required FDA approvals to market PURE Control® as a direct food contact processing aid for raw poultry and fresh produce in December 2015 and January 2016, respectively. In July 2016, we received a “No Objection Letter” from the USDA’s Food Safety and Inspection Service (FSIS) granting approval for SDC-based PURE Control to be used as a spray or dip applied to poultry carcasses, parts and organs in pre-OLR (on-line reprocessing) and post chill processing of fresh poultry. We have not, however, received the required approval from the USDA to utilize PURE Control in OLR poultry processing, which effectively restricts our ability to commercialize PURE Control for poultry processing until we receive such additional approval. We continue our on-going plant trials to optimize the application of PURE Control, including with higher concentrations of SDC, in OLR to gain USDA approval for use in that stage of poultry processing. Based on these on-going plant trials, we have submitted an additional FCN to the FDA to allow us to use higher concentrations of SDC in poultry processing to have the flexibility to adjust to varying plant and processing conditions. There is no assurance we will receive the required approvals from the FDA and USDA for higher concentrations of SDC. We are also currently testing and continuing development of PURE Control to allow us to seek regulatory approval to also utilize PURE Control as a direct food contact processing aid for raw meats, including beef and pork. In 2017, we expect to complete testing for the use of SDC as a processing aid for beef and pork. However, if we experience any further delays in achieving regulatory approval, or, if we failed to achieve regulatory approval of the SDC products, it would have a significant adverse effect on our business and we would most likely not be able to support our continued operations.

We intend to fund and manage certain of our EPA-regulated product development internally, in conjunction with engaging regulatory consultants and partnering with other third parties. We have partnered, or intend to partner, with third parties who are seeking, or intend to seek, approvals to market SDC-based products in markets outside the U.S., and with other third parties who are developing FDA-regulated SDC-based products who, upon such development, would seek FDA approvals of such products. Our ability to market and sell our products is dependent on our and our partners’ ability to obtain and maintain required registrations and approvals of applicable regulatory agencies. Failure by our partners or us to comply with applicable regulations could result in fines or the withdrawal of approval for us or our partners and distributors to market our products in some or all jurisdictions or for certain indications, which could cause us to be unable to successfully commercialize SDC or otherwise achieve revenues from sales of such products.

We are subject to substantial regulation related to quality standards applicable to our manufacturing and quality processes, and our partners, including our third-party manufacturer, failure to comply with applicable quality standards could affect our ability to commercialize SDC products.

The EPA and other applicable U.S. and foreign government agencies regulate our and our partners’ systems and processes, including those of ICC, for manufacturing SDC-based products. These regulations require that we and our partners observe “good manufacturing practices” in order to ensure product quality, safety and effectiveness. Failure by us or our partners to comply with current or future government regulations and quality assurance guidelines could lead to temporary manufacturing shutdowns, product recalls or related field actions, product shortages, and/or delays in product manufacturing, any or all of which could cause significant cost to us. Further, efficacy or safety concerns and/or manufacturing quality issues with respect to our products or those of our partners could lead to product recalls, fines, withdrawal of approvals, and/or declining sales, any or all of which could result in our failure to successfully commercialize SDC or otherwise achieve revenue growth.

Pricing and supply issues may have a material impact on our margins and our ability to supply our customers.

All of the supply ingredients used to manufacture our products are available from multiple suppliers. However, commodity prices for some ingredients can vary significantly and the margins that we are able to generate could decline if prices rise. For example, both silver and citric acid prices have been volatile in recent periods.

In addition to such commodities, for finished products we also rely on producers of specialized packaging inputs such as bottles and labels. Due to their specialized nature, the supply of such inputs can be periodically constrained and result in additional costs to obtain these items, which may in turn inhibit our ability to supply products to our customers.

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We are generally unable to increase our product prices to our customers, partners and distributors quickly in order to maintain our margins, and significant price increases for key inputs could therefore have an adverse effect on our results of operations. Price increases can also result in lost sales, and any inability to supply our customers’ orders can lead to lost future sales to such customers.

We expect ICC to be the sole source supplier of our SDC concentrate and we may use other third parties to blend, package and provide fulfillment activities for our finished products in future periods. We expect that our margins may be reduced by using ICC and other such third parties, and our ability to maintain product quality may not be as extensive or effective as when we produce these products in our own facility(ies). Any quality control issues could lead to product recalls and/or the loss of future sales, which would reduce our revenues and/or profits.

If we suffer negative publicity concerning the safety or efficacy of our products, our sales may be harmed.

If concerns should arise about the safety or efficacy of any of our products that are marketed, regardless of whether or not such concerns have a basis in generally accepted science or peer-reviewed scientific research, such concerns could adversely affect the market for those products. Similarly, negative publicity could result in an increased number of product liability claims, whether or not those claims are supported by applicable law.

Third parties may claim that we infringe their proprietary rights and may prevent us from manufacturing and selling some of our products.

Our manufacture, use and sale of SDC-based products may subject us to lawsuits relating to the validity and infringement of patents or other proprietary rights of third parties. Litigation may be costly and time-consuming, and could divert the attention of our management and technical personnel. If we are found to have violated the trademark, trade secret, copyright, patent or other intellectual property or proprietary rights of others, such a finding could result in the need to cease use of a trademark, trade secret, copyrighted work or patented invention in our business and our obligation to pay a substantial amount for past infringement. If the rights holders are willing to permit us to continue to use their intellectual property rights, it may be necessary for us to enter into license arrangements with unfavorable terms and pay substantial amounts in royalty and other license fees. Either having to cease use or pay such fees could prevent us, or our third-party manufacturer, from manufacturing and selling our products, which could make us much less competitive in our industry and have a material adverse impact on our business, operating results and financial condition.

We may become subject to product liability claims.

As a business that manufactures and markets products for use by consumers and institutions, we may become liable for any damage caused by our products, whether used in the manner intended or not, including potentially damage to our customers’ businesses. Regardless of merit or potential outcome, product liability claims against us may result in, among other effects, the inability to commercialize our products, impairment of our business reputation, and distraction of management’s attention from our primary business. If we cannot successfully defend ourselves against product liability claims we could incur substantial liabilities. Although we maintain general and product liability insurance, our insurance may not cover potential claims and may not be adequate to indemnify for liabilities that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could harm our business and operating results.

Litigation or the actions of regulatory authorities may harm our business or otherwise distract our management.

Substantial, complex or extended litigation could cause us to incur major expenditures and would distract our management. For example, lawsuits against us or our officers or directors by employees, former employees, stockholders, partners, customers, or others, or actions taken by regulatory authorities, could be very costly and substantially disrupt our business. Such lawsuits and actions are not uncommon, and we may not be able to resolve such disputes or actions on terms favorable to us, and there may not be sufficient capital resources available to defend such actions effectively, or at all.

Maintaining compliance with our obligations as a public company may strain our resources and distract management, and if we do not remain compliant our stock price may be adversely affected.

Our common stock is registered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). It is therefore subject to the information, proxy solicitation, insider trading and other restrictions and requirements of the SEC under the Exchange Act. Both the U.S. Congress and the SEC continue to issue new and proposed rules, and complying with existing and new rules has caused, and will continue to cause, us to devote significant financial and other resources to maintain our status as a public company. These regulatory costs and requirements will continue to increase our losses in future periods, and we expect that an increasing amount of management time and effort will be needed to meet our regulatory obligations. In addition, if we were to list our common stock on a national securities exchange, our administrative costs could increase. For example, in April 2008, we obtained a listing of our common stock on The NASDAQ Capital Market. Administrative costs significantly increased during the period between September 2011 and September 2012 due to a series of notices and a lengthy appeal process in connection with the potential delisting of our common stock from The NASDAQ Capital Market. However, NASDAQ delisted us and suspended trading in our securities effective with the open of business on Friday, May 17, 2013, and our common stock began trading on the OTCQB marketplace.

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Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate our internal control systems and that management report on and attest to the adequacy of our internal controls. All of these and other reporting requirements and heightened corporate governance obligations that we face, or may face in the future, will further increase the cost to us, perhaps substantially, of remaining compliant with our obligations under the Exchange Act and other applicable laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act of 2010. In order to meet these incremental obligations, we will need to invest in our corporate and accounting infrastructure and systems, and acquire additional services from third party auditors and advisors. As a result of these requirements and investments, we may incur significant additional expenses and may suffer a significant diversion of management’s time. There is no guarantee that we will be able to continue to meet these obligations in a timely manner. If we fail to do so, we could be subject to sanctions or investigation by regulatory authorities such as the SEC. Any such actions could adversely affect the market price of our common stock, perhaps significantly.

If we fail to maintain an effective system of internal controls, we may not be able to accurately determine our financial results or prevent fraud. As a result, the Company’s stockholders could lose confidence in our financial results, which could harm our business and the value of the Company’s common shares.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting. Our internal controls and financial reporting are not subject to attestation by our independent registered public accounting firm pursuant to the exemption provided to issuers that are not “large accelerated filers” or “accelerated filers” under the Dodd-Frank Act of 2010. We cannot be certain that we will be successful in maintaining adequate internal controls over our financial reporting and financial processes in the future. We may in the future discover areas of our internal controls that need improvement. Furthermore, to the extent our business grows, our internal controls may become more complex, and we would require significantly more resources to ensure our internal controls remain effective. If we or our independent auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market value of the Company’s common stock. Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner.

Our publicly filed reports are reviewed from time to time by the SEC, and any significant changes or amendments required as a result of any such review may result in material liability to us and may have a material adverse impact on the trading price of our common stock.

The reports and other securities filings of publicly traded companies are subject to review by the SEC from time to time for the purpose of assisting companies in complying with applicable disclosure requirements. The SEC is required, pursuant to the Sarbanes-Oxley Act of 2002, to undertake a comprehensive review of a company’s reports at least once every three years, although an SEC review may be initiated at any time. While we believe that our previously filed SEC reports comply, and we intend that all future reports will comply, in all material respects with the published rules and regulations of the SEC, we could be required to modify, amend or reformulate information contained in our filings as a result of any SEC review. Any modification, amendment or reformulation of information contained in such reports could be significant and result in material liability to us and have a material adverse impact on the trading price of our common stock.

We depend on key personnel for our continued operations and future success, and a loss of certain key personnel could significantly hinder our ability to move forward with our business plan.

Our success depends largely on the execution of our business strategy by our management team. Management will be evaluating how to best execute our near-term strategy to drive customer adoption in the food industry by addressing food safety solutions across the supply chain in order to prevent or mitigate food contamination or the potential for food-borne illness with specific customer focus in foodservice providers, food processors and food manufacturers. Our executive officers and key personnel could terminate their employment with us at any time without notice and without penalty. Additionally, we do not maintain key person life insurance policies on our executive officers or other employees. The loss of one or more of our executive officers or key employees could seriously harm our ability to execute on our business strategy, which could harm our business, results of operations, financial condition, and/or the market price of our common stock. We cannot assure you that in such an event we would be able to recruit qualified personnel able to replace these individuals in a timely manner, or at all, on terms acceptable to either us or to any qualified candidate. Even if we were able to replace any such individuals in a timely manner, if we are unable to effectively integrate new executive officers or key employees, our operations and prospects could be harmed.

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Because competition for highly qualified business development and bioengineering personnel is intense, we may not be able to attract and retain the employees we need to support our potential growth.

To successfully meet our objectives, we must attract and retain highly qualified business development and bioengineering personnel with specialized skill sets focused on the industries in which we compete, or intend to compete. Competition for qualified business development and bioengineering personnel can be intense. Our ability to meet our business development objectives will depend in part on our ability to recruit, train and retain top quality people with advanced skills who understand our technology and business. In addition, it takes time for our new personnel to become productive and to learn our business. If we are unable to hire or retain qualified business development and bioengineering personnel, it will be difficult for us to sell our products or to license our technology or to achieve or maintain regulatory approvals, and we may experience a shortfall in revenue and not achieve our anticipated, or any, growth.

We may engage in strategic transactions that could impact our liquidity, increase our expenses and present significant distractions to our management.

From time to time we may consider engaging in strategic transactions, such as acquisitions of companies, asset purchases and out-licensing or in-licensing of products, product candidates or technologies. Any such transaction may require us to incur non-recurring or other charges, may increase our near and long-term expenditures and may pose significant integration challenges or disrupt our management or business, which could adversely affect our operations and financial results. For example, these transactions may entail numerous operational and financial risks, including, among others, exposure to unknown liabilities, disruption of our business and diversion of our management’s time and attention in order to develop acquired products, product candidates or technologies, difficulty and cost in combining the operations and personnel of any acquired businesses with our operations and personnel, and inability to retain key employees of any acquired businesses. Accordingly, although we may not choose to undertake or may not be able to successfully complete any transactions of the nature described above, any transactions that we do undertake or complete could have a material adverse effect on our business, results of operations, financial condition and prospects.

We may invest or spend our cash in ways with which you may not agree or in ways which may not yield a significant return.

Our management has considerable discretion in the use of our cash. Our cash may be used for purposes that do not increase our operating results or market value, including the satisfaction of our contractual obligations to our executive officers. Until the cash is used, it may be placed in investments that do not produce significant income or that may lose value. The failure of our management to invest or spend our cash effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

We may not be able to utilize all, or any, of our tax net operating loss carry-forwards and our future after-tax earnings, if any, could be reduced.

At July 31, 2016, we had federal and California tax net operating loss carry-forwards of approximately $95.4 million and $79.0 million, respectively. Utilization of these net operating loss carry-forwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred, including with respect to our recent private placements, or that could occur in the future, as required by Section 382 of the Internal Revenue Code as well as similar state provisions. These ownership changes may limit the amount of net operating loss carry-forwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382 of the Internal Revenue Code, results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups. Since our formation, we have raised capital through the issuance of capital stock on several occasions (both before and after our initial public offering in 1996) which, combined with the purchasing stockholders’ subsequent disposition of those shares, may have resulted in such an ownership change, or could result in an ownership change in the future based upon subsequent disposition. While we believe that we have not experienced an ownership change, the pertinent tax rules related thereto are complex and subject to varying interpretations, and thus the applicable taxing authorities may take an alternative position.

Our current federal tax loss carry-forwards began expiring in the year ended July 31, 2011 and, unless previously utilized, will completely expire in the year ending July 31, 2036. The balance of our current federal net operating loss carry-forwards will expire between July 31, 2019 and July 31, 2036. Our California tax loss carry-forwards will begin to expire in the year ending July 31, 2016, and will completely expire in the year ending July 31, 2036. If we are unable to earn sufficient profits to utilize the carry-forwards by these dates, they will no longer be available to offset future profits, if any.

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We are subject to tax audits by various tax authorities in multiple jurisdictions.

From time to time we may be audited by tax authorities to whom we are subject. Any assessment resulting from such audits, if any, could result in material changes to our past or future taxable income, tax payable or deferred tax assets, and could require us to pay penalties and interest that could materially adversely affect our financial results.

Risks Related to Our Intellectual Property

If we are unable to obtain, maintain or defend the patent and other intellectual property rights relating to our technology, we or our collaborators and distributors may not be able to develop and market proprietary products based on our technology, which would have a material adverse impact on our results of operations.

We rely and expect in the future to continue to rely on a combination of patent, trademark, trade secret and copyright protections, as well as contractual restrictions, to protect the proprietary aspects of our technology and business.

Legal protections of our intellectual property and proprietary rights afford only limited protection. For instance, we currently own twelve U.S. patents related to our SDC technology. The lives of these patents, and any patents that we may obtain in the future, are not indefinite, and the value to us of some or all of our patents may be limited by their terms. Further, although we have a number of U.S. and international patent applications pending, some or all of those applications may not result in issued patents, and the intellectual property claims therein would be unprotected. Additionally, obtaining and maintaining patent protection depends on our compliance with various procedural, document submission, fee payment and other requirements imposed by government patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements. Furthermore, the patent positions of bioscience companies can be highly uncertain and often involve complex legal, scientific and factual questions, and, therefore, we cannot predict with certainty whether we will be able to ultimately enforce our patents or other intellectual property rights. Third parties may challenge, invalidate or circumvent our patents and patent applications relating to our products, product candidates and technologies. In addition, our patent positions might not protect us against competitors with similar products or technologies because competing products or technologies may not infringe our patents.

From time to time, U.S. and other policymakers have proposed reforming the patent laws and regulations of their countries. In September 2011, after years of Congressional debate regarding patent reform legislation, President Obama signed into law the America Invents Act (the “Act”) considered by many to be the most substantial revision of U.S. patent law since 1952. The Act’s various provisions will go into effect over an 18-month period. The Act changes the current “first-to-invent” system to a system that awards a patent to the “first-inventor-to-file” for an application for a patentable invention. This change alters the pool of available materials that can be used to challenge patents and eliminates the ability to rely on prior research work in order to lay claim to patent rights. Disputes as to whether the first filer is in fact the true inventor will be resolved through newly implemented derivation proceedings. The Act also creates mechanisms to allow challenges to newly issued patents in the patent office in post-grant proceedings and new inter partes reexamination proceedings. Although many of the changes bring U.S. law into closer harmony with European and other national patent laws, the new bases and procedures may make it easier for competitors to challenge our patents, which could result in increased competition and have a material adverse effect on our product sales, business and results of operations. The changes may also make it harder to challenge third-party patents and place greater importance on being the first inventor to file a patent application on an invention.

In addition, to the extent that we operate internationally, the laws of foreign countries may not protect our proprietary rights to the same extent as the laws of the U.S. Many countries have a “first-to-file” trademark registration system, which may prevent us from registering or using our trademarks in certain countries if third parties have previously filed applications to register or have registered the same or similar trademarks. Additionally, changes in the patent and/or trademark laws or interpretations of such laws in the U.S. or other countries could diminish the value of our intellectual property rights. Moreover, our competitors may develop competing technologies that are not covered by the claims of, and therefore do not infringe upon, our issued patents, which could render our patents less valuable to us. If our proprietary rights cannot be, or are not sufficiently, protected by patent and trademark registrations, it could have a material adverse impact on our business and our ability to commercialize or license our technology and products.

Our own efforts to protect our intellectual property and other proprietary rights may also be insufficient. Despite efforts to protect our proprietary rights, including without limitation through confidentiality and other similar contractual restrictions, our means of protecting such rights may not be adequate and unauthorized parties may attempt to copy aspects of our proprietary technology, obtain and use information that we regard as proprietary, or otherwise misappropriate our intellectual property. In addition, unpatented proprietary rights, including trade secrets and know-how, can be difficult to protect and may lose their value if they are independently developed by a third party or if their secrecy is lost. It is possible that, despite our efforts, competitors or others will create and use products, adopt service names similar to our service names or otherwise violate or misappropriate our proprietary rights. The infringement of such rights could have a material negative impact on our business and on our results of operations.

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Litigation may be necessary to enforce our intellectual property and other proprietary rights, which would be expensive and could consume time and other resources. The result of any such litigation may be the court’s ruling that our patents or other intellectual property rights are invalid and/or should not be enforced. Additionally, even if the validity of such rights is upheld, the court could refuse to stop a third party’s infringing activity on the ground that such activities do not infringe our rights. The U.S. Supreme Court has recently revised certain tests regarding granting patents and assessing the validity of patents to make it more difficult to obtain patents. As a consequence, issued patents may be found to contain invalid claims according to the newly revised standards. Some of our patents may be subject to challenge and subsequent invalidation or significant narrowing of claim scope in a reexamination proceeding, or during litigation, under the revised criteria.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights and we may be unable to protect our rights to, or use, our technology.

If we choose to go to court to attempt to stop someone else from using the inventions claimed in our patents, that individual or company has the right to ask the court to rule that our patents are invalid and/or should not be enforced against that third party. These lawsuits are expensive and would consume time and other resources even if we were successful in stopping the infringement of these patents. In addition, there is a risk that the court will decide that these patents are not valid and that we do not have the right to stop the other party from using the inventions. There is also the risk that, even if the validity of these patents is upheld, the court will refuse to stop the other party on the ground that such other party’s activities do not infringe our rights to these patents.

Furthermore, a third party may claim that we are using inventions covered by the third party’s patent rights and may file an injunction to stop us from engaging in our normal operations and activities, including making or selling our products. These lawsuits are costly and could affect our results of operations and divert the attention of managerial and technical personnel. There is a risk that a court would decide that we are infringing the third party’s patents and would order us to stop the activities covered by the patents. In addition, there is a risk that a court will order us to pay the other party damages for having violated the other party’s patents. The biotechnology industry has produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we are sued for patent infringement, we would need to demonstrate that our products or methods of use either do not infringe the patent claims of the relevant patent and/or that the patent claims are invalid, and we may not be able to do this. Proving invalidity, in particular, is difficult since it requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents.

Because some patent applications in the United States may be maintained in secrecy until the patents are issued, patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing, and publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our issued patents or our pending applications or that we were the first to invent the technology. Our competitors may have filed, and may in the future file, patent applications covering technology similar to ours. Any such patent application may have priority over our patent applications and could further require us to obtain rights to issued patents covering such technologies. If another party has filed a United States patent application on inventions similar to ours, we may have to participate in an interference proceeding declared by the PTO, to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful, resulting in a loss of our United States patent position with respect to such inventions.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information and may not adequately protect our intellectual property, which could limit our ability to compete.

We may rely in part on trade secret protection in order to protect our proprietary trade secrets and unpatented know-how. However, trade secrets are difficult to protect, and we cannot be certain that others will not develop the same or similar technologies on their own. We have taken steps, including entering into confidentiality agreements with our employees, consultants, outside scientific collaborators, sponsored researchers and other advisors, to protect our trade secrets and unpatented know-how. These agreements generally require that the other party keep confidential and not disclose to third parties all confidential information developed by the party or made known to the party by us during the course of the party’s relationship with us. We also typically obtain agreements from these parties which provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property. However, these agreements may not be honored and may not effectively assign intellectual property rights to us. Enforcing a claim that a party illegally obtained and is using our trade secrets or know-how is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets or know-how. The failure to obtain or maintain trade secret protection could adversely affect our competitive position.

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We may be subject to claims that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

As is common in the biotechnology, food, chemical and pharmaceutical industries, we employ individuals who were previously employed at other biotechnology, food, chemical or pharmaceutical companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

Risks Related to our Common Stock

The price of our common stock may be volatile.

Our common stock is approved for quotation on the OTC Markets’ OTCQB marketplace under the symbol “PURE.” The OTCQB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities and provides significantly less liquidity than a listing on the Nasdaq Stock Markets or other national securities exchange. The OTCQB securities are traded by a community of market makers that enter quotes and trade reports. This market is limited in comparison to the national stock exchanges and any prices quoted may not be a reliable indication of the value of our common stock. Quotes for stocks included on the OTCQB are not listed in the financial sections of newspapers as are those for the Nasdaq Stock Market or the NYSE. Therefore, prices for securities traded solely on the OTCQB may be difficult to obtain.

Trading on the OTCQB Marketplace as opposed to a national securities exchange has resulted and may continue to result in a reduction in some or all of the following, each of which could have a material adverse effect on the price of our common stock and our company:

●	the liquidity of our common stock;

●	the market price of shares of our common stock;

●	our ability to obtain financing to support our operations and the implementation of our business plan;

●	the number of institutional and other investors that will consider investing in shares of our common stock;

●	the number of market markers in shares of our common stock;

●	the availability of information concerning the trading prices and volume of shares of our common stock; and

●	the number of broker-dealers willing to execute trades in shares of our common stock.

The price and trading volume of our common stock have historically been volatile. For example, from January 15, 2016 until January 15, 2017, the closing market price of our common stock ranged from $0.85 per share to $1.40 per share, and the monthly trading volume varied from approximately 300 shares to 684,400 shares.

In addition, the market price of our common stock could be subject to wide fluctuations in response to:

●	actual or anticipated fluctuations in our results of operations;

●	announcements regarding the status of our regulatory efforts;

●	the determination that our shares of common stock are “penny stock” which will require brokers trading in our shares of common stock to adhere to more stringent rules, likely resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

●	the sale by us of our common or preferred stock or other securities, or the anticipation of sales of such securities;

●	the trading volume of our common stock, particularly if such volume is light;

●	the introduction of new products or services, or product or service enhancements by us or our competitors;

●	developments with respect to our or our competitors’ intellectual property rights or regulatory approvals or denials;

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●	announcements of significant acquisitions or other agreements by us or our competitors;

●	sales or anticipated sales of our common stock by our insiders (management and directors);

●	conditions and trends in our industry;

●	changes in our pricing policies or the pricing policies of our competitors;

●	changes in the estimation of the future size and growth of our markets; and

●	general economic conditions.

In addition, the stock market in general, the OTCQB, and the market for shares of novel technology and biotechnology companies in particular, have experienced extreme price and volume fluctuations that in some cases may be unrelated or disproportionate to the operating performance of those companies. Further, the market prices of bioscience companies’ stock have been unusually volatile in recent periods, and such volatility may continue for the foreseeable future. These broad market and industry factors may materially harm the market price of our common stock, regardless of our operating performance. In addition, this volatility could adversely affect an investor’s ability to sell shares of our common stock, and/or the available price for such shares, at any given time.

Our common stock is deemed to be “penny stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.

Shares of our common stock are subject to the so-called “penny stock” rules as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stock. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. Such requirements may discourage broker-dealers from effecting transactions in our common stock, which could limit the market price and liquidity of our common stock.

Potential sales or issuances of our common stock to raise capital, or the perception that such sales could occur, could cause dilution to our current stockholders and the price of our common stock to fall.

We have historically supported our operations through the issuance of equity securities and expect to continue to do so in the future. Although we may not be successful in obtaining financing through equity sales on terms that are favorable to us in the future, if at all, any such sales that do occur could result in substantial dilution to the interests of existing holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock or other equity securities to any new investors, or the anticipation of such sales, could cause the trading price of our common stock to fall.

We have never paid dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future.

The continued operation and expansion of our business will require substantial funding. Investors seeking cash dividends in the foreseeable future should not purchase our common stock. We have paid no cash dividends on any of our capital stock to date and we currently intend to retain our available cash to fund the development and growth of our business. Any determination to pay dividends in the future will be at the discretion of our Board and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock, which may never occur.

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Anti-takeover provisions under our charter documents and Delaware law could delay or prevent a change of control and could also limit the market price of our stock.

Certain provisions of our charter and bylaws may delay or frustrate the removal of incumbent directors and may prevent or delay a merger, tender offer, or proxy contest involving us that is not approved by our Board, even if such events may be beneficial to the interests of stockholders. For example, our Board, without stockholder approval, has the authority and power to authorize the issuance of up to 5,000,000 shares of preferred stock and such preferred stock could have voting or conversion rights that could adversely affect the voting power of the holders of our common stock. Further, the one-for-eight reverse stock split of our outstanding common stock that we effected on August 14, 2012 has increased the proportion of unissued and authorized common shares to issued and outstanding common shares, which could allow our Board to issue large numbers of additional shares of our common stock that could significantly reduce the voting power of our current stockholders. In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which may discourage, delay or prevent certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These and other provisions in our charter documents may make it more difficult for stockholders or potential acquirers to initiate actions that are opposed by our then-current board of directors, including delaying or impeding a merger, tender offer, or proxy contest or other change of control transaction involving the Company. Any delay or prevention of a change of control transaction could cause stockholders to lose a substantial premium over the then-current market price of their shares.

Risks Related to the Offer to Amend and Exercise

Our Board of Directors makes no recommendation with regard to whether you should accept the Offer to Amend and Exercise.

Although our Board of Directors has approved the Offer to Amend and Exercise, it makes no recommendation as to whether holders of Original Warrants should accept the Offer to Amend and Exercise. We have not retained and do not intend to retain any unaffiliated representative to act solely on behalf of the holders of Original Warrants for purposes of negotiating the terms of the Offer to Amend and Exercise. We cannot assure you that the value of the shares issued upon exercise of the Amended Warrants will in the future equal or exceed the exercise price per share of the Amended Warrants. We do not take a position as to whether you ought to participate in the Offer to Amend and Exercise.

If you choose to participate in the Offer to Amend and Exercise, you will be required to exercise your Amended Warrants for Common Stock, and will be subject to all the risks associated with being a stockholder of the Company, give up the time value attributable to your Original Warrant and, with respect to the 2015 Warrants, terminate your anti-dilution rights.

If you choose to participate in the Offer to Amend and Exercise, you will be required to exercise your Amended Warrants prior to the Expiration Date. As a result, you will be subject to all the risks and uncertainties set forth in these risk factors as a holder of the Company’s Common Stock. In addition, you will be giving up the time value attributable to your Original Warrant by exercising the Original Warrant, as amended, prior to the original expiration date. Additionally, the terms of the Amended Warrants delete the anti-dilution provisions set forth in the 2015 Warrants, and provide that these provisions have no application to the issuance or exercise of the Amended Warrants.

The shares of Common Stock issuable upon exercise of the 2014 and 2015 Amended Warrants are “restricted securities”.

The shares of Common Stock issuable upon exercise of the Amended Warrants with respect to the 2014 Warrants and 2015 Warrants are “restricted securities” and may not be sold by the holder absent a registration statement covering the resale of the shares or an exemption from the registration requirement. The Company does not have an effective registration statement on file with the SEC to register the resale of the shares of Common Stock underlying the 2014 Warrants or 2015 Warrants.

Income tax consequences of participation in the Offer to Amend and Exercise.

We have not obtained and do not intend to obtain a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of amending the Original Warrants and immediately exercising the Amended Warrants. You should consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of the Offer to Amend and Exercise. See Section 19 “Material U.S. Federal Income Tax Consequences” under “Description of Offer.”

We will have substantial discretion over the use of proceeds we receive from the exercise of Amended Warrants.

Our management will retain broad discretion over the use of proceeds from the Offer to Amend and Exercise. See Section 2 “Purposes of the Offer to Amend and Exercise and Use of Proceeds” for a description of our present intentions with respect to the allocation of the proceeds resulting from exercise of the Amended Warrants. The amounts and timing of the expenditures may vary significantly depending on numerous factors. The occurrence of certain unforeseen events or changed business conditions, however, could result in the application of the proceeds resulting from the exercise of the Amended Warrants in a manner other than as described in this Offer to Amend and Exercise.

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DESCRIPTION OF THE OFFER TO AMEND AND EXERCISE

Pure Bioscience, Inc. (the “Company”) is offering to amend, upon the terms and subject to the conditions set forth herein, warrants to purchase an aggregate of 7,664,022 shares of common stock (the “Offer to Amend and Exercise”), including: (i) outstanding warrants to purchase 4,104,980 shares of the Company’s common stock issued to investors participating in the Company’s private placement financing completed on August 29, 2014, as amended (the “2014 Warrants”); (ii) outstanding warrants to purchase 1,986,101 shares of the Company’s common stock issued to investors participating in the Company’s private placement financing completed on November 23, 2015, as amended (the “2015 Warrants”) and (iii) outstanding warrants to purchase 1,572,941 shares of the Company’s common stock issued to investors participating in the Company’s private placement financing completed on January 23, 2017 (the “2017 Warrants”, and together with the 2014 Warrants and the 2015 Warrants, the “Original Warrants”).

Based on the terms of the Original Warrants, each holder of an Original Warrant can individually elect to amend their individual Original Warrants (the “Individual Warrant Amendments”). The Original Warrants also provide that: (i) the holders of a majority of the shares issuable upon exercise of the 2014 Warrants can effect an amendment of the 2014 Warrants that applies to all outstanding 2014 Warrants, regardless of whether the holder has individually approved the amendment; (ii) the holders of a majority of the shares issuable upon exercise of the 2015 Warrants can effect an amendment of the 2015 Warrants that applies to all outstanding 2015 Warrants, regardless of whether the holder has individually approved the amendment; and (iii) the holders of a majority of the shares issuable upon exercise of the 2016 Warrants can effect an amendment of the 2017 Warrants that applies to all outstanding 2016 Warrants, regardless of whether the holder has individually approved the amendment (the “Aggregate Warrant Amendments”).

The Offer to Amend and Exercise includes both an Individual Warrant Amendment and an Aggregate Warrant Amendment for each of the Original Warrants. Specifically, pursuant to the Offer to Amend and Exercise, the Company is offering to:

Individual Warrant Amendment Offer:

Individual Amendment of 2014 Warrants: Offer each individual holder of a 2014 Warrant the opportunity to amend such holder’s 2014 Warrant to:

●	reduce the exercise price of the 2014 Warrants from $0.75 per share to $0.60 per share of common stock in cash,

●	shorten the exercise period of the 2014 Warrants so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Pacific Time) on September 25, 2017, as may be extended by the Company in its sole discretion (“Expiration Date”),

●	delete the cashless exercise provisions in the 2014 Warrants and

●	make certain other conforming changes.

Other than set forth above, the terms of the 2014 Warrants will remain unmodified and in full force and effect.

Each 2014 Warrant as proposed to be amended is referred to herein as the “2014 Individual Amended Warrant” and collectively, the “2014 Individual Amended Warrants”.

Individual Amendment of 2015 Warrants: Offer each individual holder of a 2015 Warrant the opportunity to amend such holder’s 2015 Warrant to:

●	reduce the exercise price of the 2015 Warrants from $0.45 per share to $0.40 per share of common stock in cash,

●	shorten the exercise period of the 2015 Warrants so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Pacific Time) on the Expiration Date,

●	delete the cashless exercise provisions in the 2015 Warrants,

●	delete the price-based anti-dilution provisions contained in the 2015 Warrants and

●	make certain other conforming changes.

Other than set forth above, the terms of the 2015 Warrants will remain unmodified and in full force and effect.

Each 2015 Warrant as proposed to be amended is referred to herein as the “2015 Individual Amended Warrant” and collectively, the “2015 Individual Amended Warrants”.

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Individual Amendment of 2017 Warrants: Offer each individual holder of a 2017 Warrant the opportunity to amend such holder’s 2017 Warrant to:

●	reduce the exercise price of the 2017 Warrants from $1.25 per share to $0.85 per share of common stock in cash,

●	shorten the exercise period of the 2017 Warrants so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Pacific Time) on the Expiration Date,

●	delete the cashless exercise provisions in the 2017 Warrants and

●	make certain other conforming changes.

Other than set forth above, the terms of the 2017 Warrants will remain unmodified and in full force and effect.

Each 2017 Warrant as proposed to be amended is referred to herein as the “2017 Individual Amended Warrant” and collectively, the “2017 Individual Amended Warrants”.

Aggregate Warrant Amendment Offer:

2014 Aggregate Warrant Amendment: Request the holders of a majority of the shares issuable upon exercise of the 2014 Warrants (the “2014 Warrant Requisite Majority”) to approve an amendment of all of the outstanding 2014 Warrants to amend the 2014 Warrants in the same manner as set forth above in the 2014 Individual Amended Warrant, except the Expiration Date shall be extended until October 10, 2017 (the “Subsequent Expiration Date”).

Pursuant to the terms of the 2014 Warrants, if the 2014 Warrant Requisite Majority approve the 2014 Aggregate Warrant Amendment, the amendments set forth above in the 2014 Individual Amendment Warrant will apply to all of the outstanding 2014 Warrants, regardless of whether or not the individual holder of the 2014 Warrant voted in favor of the 2014 Aggregate Warrant Amendment, and each holder of an 2014 Amended Warrant who did not elect to participate in the Individual Warrant Amendment Offer must exercise its 2014 Amended Warrant by the Subsequent Expiration Date or the 2014 Amended Warrant held by such holder will expire unexercised by its amended terms.

Within five (5) calendar days of its receipt of approval by the 2014 Warrant Requisite Majority, the Company shall provide notice to all holders of the 2014 Warrants notice of its receipt of approval by the 2014 Warrant Requisite Majority and offer any holders who have not previously exercised their 2014 Warrants an opportunity to do so by the Subsequent Expiration Date.

2015 Aggregate Warrant Amendment: Request the holders of a majority of the shares issuable upon exercise of the 2015 Warrants (the “2015 Warrant Requisite Majority”) to approve an amendment of all of the outstanding 2015 Warrants to amend the 2015 Warrants in the same manner as set forth above in the 2015 Individual Amended Warrant, except the Expiration Date shall be extended until the Subsequent Expiration Date..

Pursuant to the terms of the 2015 Warrants, if the 2015 Warrant Requisite Majority approve the 2015 Aggregate Warrant Amendment, the amendments set forth above in the 2015 Individual Amendment Warrant will apply to all of the outstanding 2015 Warrants, regardless of whether or not the individual holder of the 2015 Warrant voted in favor of the 2015 Aggregate Warrant Amendment, and each holder of a 2015 Amended Warrant who did not elect to participate in the Individual Warrant Amendment Offer must exercise its 2015 Amended Warrant by the Subsequent Expiration Date or the 2015 Amended Warrant held by such holder will expire unexercised by its amended terms.

Within five (5) calendar days of its receipt of approval by the 2015 Warrant Requisite Majority, the Company shall provide notice to all holders of the 2015 Warrants notice of its receipt of approval by the 2015 Warrant Requisite Majority and offer any holders who have not previously exercised their 2015 Warrants an opportunity to do so by the Subsequent Expiration Date.

2017 Aggregate Warrant Amendment: Request the holders of a majority of the shares issuable upon exercise of the 2017 Warrants (the “2017 Warrant Requisite Majority”) to approve an amendment of all of the outstanding 2017 Warrants to amend the 2017 Warrants in the same manner as set forth above in the 2017 Individual Amended Warrant, except the Expiration Date shall be extended until the Subsequent Expiration Date.

Pursuant to the terms of the 2017 Warrants, if the 2017 Warrant Requisite Majority approve the 2017 Aggregate Warrant Amendment, the amendments set forth above in the 2017 Individual Amendment Warrant will apply to all of the outstanding 2017 Warrants, regardless of whether or not the individual holder of the 2017 Warrant voted in favor of the 2017 Aggregate Warrant Amendment, and each holder of a 2017 Amended Warrant who did not elect to participate in the Individual Warrant Amendment Offer must exercise its 2017 Amended Warrant by the Subsequent Expiration Date or the 2017 Amended Warrant held by such holder will expire unexercised by its amended terms.

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Within five (5) calendar days of its receipt of approval by the 2017 Warrant Requisite Majority, the Company shall provide notice to all holders of the 2017 Warrants notice of its receipt of approval by the 2017 Warrant Requisite Majority and offer any holders who have not previously exercised their 2017 Warrants an opportunity to do so by the Subsequent Expiration Date.

The Offer to Amend and Exercise is limited to “accredited investors” as that term is defined in Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”). The holders of the Original Warrants previously represented to the Company that they were “accredited investors” in connection with the transactions in which such holders acquired the Original Warrants. As such, the Company anticipates that most, if not all, the holders of the Original Warrants will be eligible to participate in the Offer to Amend and Exercise.

If you choose not to participate in the Individual Warrant Amendment Offer with respect to any of your Original Warrants, then such Original Warrants will remain in full force and effect. Eligible holders may only elect to amend and exercise all of their 2014 Warrants, 2015 Warrants and/or 2017 Warrants, as applicable, if they elect to so amend and exercise such Original Warrants.

The 2014 Individual Amended Warrants, 2015 Individual Amended Warrants and 2017 Individual Amended Warrants, as may be further amended by the Aggregate Warrant Amendment Offer are referred to herein as the “Amended Warrants”.

Notwithstanding the foregoing:

●	if you are a holder of a 2014 Warrant and the 2014 Requisite Majority approve the 2014 Aggregate Warrant Amendment, your 2014 Warrant will be amended pursuant to the terms of the Individual Warrant Amendment Offer; provided, however, that the Company will deliver you a notice of such amendment and you will have until the Subsequent Expiration Date to exercise your 2014 Amended Warrant, otherwise it will expire unexercised on the Subsequent Expiration Date.

●	if you are a holder of a 2015 Warrant and the 2015 Requisite Majority approve the 2015 Aggregate Warrant Amendment, your 2015 Warrant will be amended pursuant to the terms of the Individual Warrant Amendment Offer; provided, however, that the Company will deliver you a notice of such amendment and you will have until the Subsequent Expiration Date to exercise your 2015 Amended Warrant, otherwise it will expire unexercised on the Subsequent Expiration Date.

●	if you are a holder of a 2017 Warrant and the 2017 Requisite Majority approve the 2017 Aggregate Warrant Amendment, your 2017 Warrant will be amended pursuant to the terms of the Individual Warrant Amendment Offer; provided, however, that the Company will deliver you a notice of such amendment and you will have until the Subsequent Expiration Date to exercise your 2017 Amended Warrant, otherwise it will expire unexercised on the Subsequent Expiration Date.

SECTION 1. FORWARD LOOKING STATEMENTS

This Offer to Amend and Exercise contains forward-looking statements. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements are only expectations, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause the Company’s (or its industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The factors that could cause the Company’s actual results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to develop, market and sell products based on its technology; the expected benefits of the Company’s products and technology; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. The “Risk Factors” section of this Offer to Amend and Exercise sets forth detailed risks, uncertainties and cautionary statements regarding the Company’s business, the Company’s common stock and the risks of participating in the Offer to Amend and Exercise. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

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SECTION 2. PURPOSES OF THE OFFER TO AMEND AND EXERCISE AND USE OF PROCEEDS

Fund Raising: The first purpose of the Offer to Amend and Exercise is to raise funds to support the Company’s future operations and capital requirements by encouraging the participating holders to exercise their Original Warrants by significantly reducing the exercise price of the Original Warrants and shortening the exercise period. The funds obtained will be used by the Company as working capital and for other general corporate purposes.

Reduction of Warrant Liability: Additionally, the Company desires to reduce the warrant liability recorded by the Company on its financial statements by amending the Original Warrants per the terms of the Offer to Amend and Exercise. The warrant liability serves as an impediment to certain goals of the Company, as significant warrant liability on the Company’s balance sheet may make it more difficult for the Company to list its shares of common stock on a national securities exchange. The 2015 Warrants contain price-based anti-dilution provisions that provide the holders with protection against future down-round financings. Based on these anti-dilution provisions, the Company is required to record a derivative liability on its balance sheet each fiscal quarter for these 2015 Warrants based on the fair value of the 2015 Warrants as of the end of such fiscal quarter. The Company’s obligation to continue to record a derivative liability each quarter for a particular Five-Year Warrant ends when the Five-Year Warrant is exercised or expires. Various factors are considered in the pricing models the Company used to value the 2015 Warrants, including the Company’s current stock price, the remaining life of the 2015 Warrants, the volatility of the Company’s stock price, and the risk free interest rate. As a result of the changes in these factors, the warrant liability recorded by the Company was approximately $1,961,000, $1,494,000 and $1,641,000 with respect to all of the Company’s outstanding warrants for the fiscal quarters ended October 31, 2016, January 31, 2017 and April 30, 2017, respectively. Future changes in these factors will continue to have a significant impact on the computed fair value of the derivative liability for the Original Warrants. As such, the Company expects future changes in the fair value of the Original Warrants to continue to vary from quarter to quarter. The Company believes these significant variations make it more difficult for investors to evaluate the Company’s business and operations.

SECTION 3. ELIGIBLE ORIGINAL WARRANTS

The following Original Warrants are subject to the Offer to Amend and Exercise:

2014 Warrants: Outstanding warrants to purchase 4,104,980 shares of the Company’s common stock issued to investors participating in the Company’s private placement financing completed on August 29, 2014; and

2015 Warrants: Outstanding warrants to purchase 1,986,101 shares of the Company’s common stock issued to investors in the Company’s private placement financing completed on November 23, 2015.

2017 Warrants: Outstanding warrants to purchase 1,572,941 shares of the Company’s common stock issued to investors participating in the Company’s private placement financing completed on January 23, 2017.

SECTION 4. EXPIRATION DATE

The Offer to Amend and Exercise will be open through 5:00 p.m., Pacific Time on September 25, 2017, as may be extended by the Company in its sole discretion, except the Expiration Date shall be extended until October 10, 2017 (the “Subsequent Expiration Date”) if the applicable Aggregate Warrant Amendment Offer is approved by the applicable Requisite Majority.

SECTION 5. TERMS OF AMENDED WARRANTS

Pursuant to the Individual Warrant Amendment Offer, the Original Warrants will be amended as described below:

Individual Amendment of 2014 Warrants: Offer each individual holder of a 2014 Warrant the opportunity to amend such holder’s 2014 Warrant to:

●	reduce the exercise price of the 2014 Warrants from $0.75 per share to $0.60 per share of common stock in cash,

●	shorten the exercise period of the 2014 Warrants so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Pacific Time) on the Expiration Date,

●	delete the cashless exercise provisions in the 2014 Warrants and

●	make certain other conforming changes.

Other than set forth above, the terms of the 2014 Warrants will remain unmodified and in full force and effect.

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Individual Amendment of 2015 Warrants: Offer each individual holder of a 2015 Warrant the opportunity to amend such holder’s 2015 Warrant to:

●	reduce the exercise price of the 2015 Warrants from $0.45 per share to $0.40 per share of common stock in cash,

●	shorten the exercise period of the 2015 Warrants so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Pacific Time) on the Expiration Date, as may be extended by the Company in its sole discretion,

●	delete the cashless exercise provisions in the 2015 Warrants,

●	delete the price-based anti-dilution provisions contained in the 2015 Warrants and

●	make certain other conforming changes.

Other than set forth above, the terms of the 2015 Warrants will remain unmodified and in full force and effect.

Individual Amendment of 2017 Warrants: Offer each individual holder of a 2017 Warrant the opportunity to amend such holder’s 2017 Warrant to:

●	reduce the exercise price of the 2017 Warrants from $1.25 per share to $0.85 per share of common stock in cash,

●	shorten the exercise period of the 2017 Warrants so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Pacific Time) on the Expiration Date,

●	delete the cashless exercise provisions in the 2017 Warrants and

●	make certain other conforming changes.

Other than set forth above, the terms of the 2017 Warrants will remain unmodified and in full force and effect.

Pursuant to the Aggregate Warrant Amendment Offer, the Original Warrants will be amended as described below:

2014 Aggregate Warrant Amendment: Request 2014 Requisite Majority to approve an amendment of all of the outstanding 2014 Warrants to amend the 2014 Warrants in the same manner as set forth above in the 2014 Individual Amended Warrant, except the Expiration Date shall be extended until the Subsequent Expiration Date.

Pursuant to the terms of the 2014 Warrants, if the 2014 Warrant Requisite Majority approve the 2014 Aggregate Warrant Amendment, the amendments set forth above in the 2014 Individual Amendment Warrant will apply to all of the outstanding 2014 Warrants, regardless of whether or not the individual holder of the 2014 Warrant voted in favor of the 2014 Aggregate Warrant Amendment, and each holder of an 2014 Amended Warrant must exercise its 2014 Amended Warrant by the Subsequent Expiration Date or the 2014 Amended Warrant held by such holder will expire unexercised by its amended terms.

Within five (5) calendar days of its receipt of approval by the 2014 Warrant Requisite Majority, the Company shall provide notice to all holders of the 2014 Warrants notice of its receipt of approval by the 2014 Warrant Requisite Majority and offer any holders who have not previously exercised their 2014 Warrants an opportunity to do so by the Subsequent Expiration Date.

2015 Aggregate Warrant Amendment: Request the 2015 Warrant Requisite Majority to approve an amendment of all of the outstanding 2015 Warrants to amend the 2015 Warrants in the same manner as set forth above in the 2015 Individual Amended Warrant, except the Expiration Date shall be extended until the Subsequent Expiration Date.

Pursuant to the terms of the 2015 Warrants, if the 2015 Warrant Requisite Majority approve the 2015 Aggregate Warrant Amendment, the amendments set forth above in the 2015 Individual Amendment Warrant will apply to all of the outstanding 2015 Warrants, regardless of whether or not the individual holder of the 2015 Warrant voted in favor of the 2015 Aggregate Warrant Amendment, and each holder of a 2015 Amended Warrant must exercise its 2015 Amended Warrant by the Subsequent Expiration Date or the 2015 Amended Warrant held by such holder will expire unexercised by its amended terms.

Within five (5) calendar days of its receipt of approval by the 2015 Warrant Requisite Majority, the Company shall provide notice to all holders of the 2015 Warrants notice of its receipt of approval by the 2015 Warrant Requisite Majority and offer any holders who have not previously exercised their 2015 Warrants an opportunity to do so by the Subsequent Expiration Date.

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2017 Aggregate Warrant Amendment: Request the 2017 Requisite Majority to approve an amendment of all of the outstanding 2017 Warrants to amend the 2017 Warrants in the same manner as set forth above in the 2017 Individual Amended Warrant, except the Expiration Date shall be extended until the Subsequent Expiration Date.

Pursuant to the terms of the 2017 Warrants, if the 2017 Warrant Requisite Majority approve the 2017 Aggregate Warrant Amendment, the amendments set forth above in the 2017 Individual Amendment Warrant will apply to all of the outstanding 2017 Warrants, regardless of whether or not the individual holder of the 2017 Warrant voted in favor of the 2017 Aggregate Warrant Amendment, and each holder of a 2017 Amended Warrant must exercise its 2017 Amended Warrant by the Subsequent Expiration Date or the 2017 Amended Warrant held by such holder will expire unexercised by its amended terms.

Within five (5) calendar days of its receipt of approval by the 2017 Warrant Requisite Majority, the Company shall provide notice to all holders of the 2017 Warrants notice of its receipt of approval by the 2017 Warrant Requisite Majority and offer any holders who have not previously exercised their 2017 Warrants an opportunity to do so by the Subsequent Expiration Date.

Other Terms: Except as set forth above all other terms of the Amended Warrants will be the same as the terms of the Original Warrants. See the forms of Amended Warrants attached hereto as Exhibits (a)(1)(F), (a)(1)(G) and (a)(1)(H) to the Schedule TO.

SECTION 6. CONDITIONS TO THE OFFER TO AMEND AND EXERCISE

The Offer to Amend and Exercise is subject to certain conditions, as described herein:

(i) Participation in the Offer to Amend and Exercise is limited to “accredited investors” as such term is defined in Rule 501 of the Securities Act.

(ii) In addition, we are not making this Offer to Amend and Exercise to, nor will we accept any Election to Participate and Exercise Warrant from or on behalf of, Original Warrant holders in any jurisdiction in which the Offer to Amend and Exercise or the exercise of the Amended Warrants would not be in compliance with the laws of such jurisdiction.

(iii) The Offer to Amend and Exercise is conditioned on the Company having in place an effective registration statement under the Securities Act, for the purpose of registering the exercise of the 2017 Warrants at the reduced cash exercise price of $0.85 per share and the shares issuable upon such exercise having been registered or qualified or deemed to be exempt from registration under the securities laws of the state of residence of the holder of the warrant. The Company has filed with the SEC, a Post-Effective Amendment on Form S-1 to the existing effective Registration Statement on Form S-1 (File No. 333-215915) covering the exercise of the 2017 Warrants at $0.85 per share. The Post-Effective Amendment reflects the terms of the 2017 Warrants as proposed to be amended by this Offer to Amend and Exercise. The Company will not complete the Offer to Amend and Exercise unless and until the Post-Effective Amendment is declared effective by the SEC. If there is a delay in the Post-Effective Amendment becoming effective, the Company may, in its discretion, extend, terminate or withdraw the Offer to Amend and Exercise. The Company will inform you of any extension of the offer period in the manner described in “Description of the Offer to Amend and Exercise — Section 7: Extension of Offer to Amend and Exercise Period; Termination; Amendments.” If the Company terminates or withdraws the Offer to Amend and Exercise, or allows the Offer to Amend and Exercise to expire without the Post-Effective Amendment becoming effective, the Company will return any tendered Original Warrants promptly following such expiration, termination or withdrawal.

As part of the Election to Participate and Exercise Warrant, the holders of the Original Warrants must affirm their accredited investor status per the instructions in the Election to Participate and Exercise Warrants. The holders of the Original Warrants previously represented to the Company that they were “accredited investors” in connection with the transactions in which such holders acquired the Original Warrants. As such, the Company anticipates that most, if not all, the holders of the Original Warrants will be eligible to participate in the Offer to Amend and Exercise.

You may not elect to amend but not exercise your Original Warrants. Participation in this Offer to Amend and Exercise requires both amendment of your Original Warrants and your exercise of the Amended Warrants, which will happen simultaneously should you choose to participate.

If the 2014 Requisite Majority approves the Aggregate Warrant Amendment Offer, all of the 2014 Warrants will be amended pursuant to the terms of the Individual Warrant Amendment Offer as of the Expiration Date; provided, however, that the Company will deliver each holder a notice of such amendment and you will have until the Subsequent Expiration Date to exercise your 2014 Amended Warrant, otherwise it will expire unexercised on the Subsequent Expiration Date.

If the 2015 Requisite Majority approves the Aggregate Warrant Amendment Offer, all of the 2015 Warrants will be amended pursuant to the terms of the Individual Warrant Amendment Offer as of the Expiration Date; provided, however, that the Company will deliver each holder a notice of such amendment and you will have until the Subsequent Expiration Date to exercise your 2015 Amended Warrant, otherwise it will expire unexercised on the Subsequent Expiration Date.

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If the 2017 Requisite Majority approves the Aggregate Warrant Amendment Offer, all of the 2017 Warrants will be amended pursuant to the terms of the Individual Warrant Amendment Offer as of the Expiration Date; provided, however, that the Company will deliver each holder a notice of such amendment and you will have until the Subsequent Expiration Date to exercise your 2017 Amended Warrant, otherwise it will expire unexercised on the Subsequent Expiration Date.

SECTION 7. EXTENSION OF OFFER TO AMEND AND EXERCISE PERIOD; TERMINATION; AMENDMENTS

The Company expressly reserves the right, in its sole discretion and at any time or from time to time, to extend the Expiration Date or Subsequent Expiration Date.

There can be no assurance, however, that the Company will exercise its right to extend the Offer to Amend and Exercise. Amendments to the Offer to Amend and Exercise will be made by written notice thereof to the holders of the Original Warrants. Material changes to information previously provided to holders of the Original Warrants in this Offer to Amend and Exercise or in documents furnished subsequent thereto will be disseminated to holders of Original Warrants. Also, should the Company, pursuant to the terms and conditions of the Offer to Amend and Exercise, materially amend the Offer to Amend and Exercise, the Company will ensure that the Offer to Amend and Exercise remains open long enough to comply with U.S. federal securities laws.

If the Company materially changes the terms of the Offer to Amend and Exercise or the information concerning the Offer to Amend and Exercise, or it waives a material condition of the Offer to Amend and Exercise, the Company will extend the Offer to Amend and Exercise to the extent required under applicable law. The minimum period during which an offer must remain open following any material change in the terms of the Offer to Amend and Exercise or information concerning the Offer to Amend and Exercise (other than a change in price, change in dealer’s soliciting fee or change in percentage of securities sought all of which require up to ten (10) additional business days) will depend on the facts and circumstances, including the relative materiality of such terms or information.

SECTION 8. PROCEDURE FOR PARTICIPATING IN OFFER TO AMEND AND EXERCISE AND EXERCISING AMENDED WARRANTS

To accept and exercise an Amended Warrant you must deliver to the Company before the Expiration Date all of the following:

●	a signed copy of the Election to Participate and Exercise Warrant and Approve the Aggregate Warrant Amendment Offer appropriately marked per the instructions therein to approve the Individual Warrant Amendment Offer (including an affirmation of your accredited investor status per the instructions set forth therein),

●	the original copy of your Original Warrant (or an Affidavit of Lost Warrant) for cancellation, and

●	cash in the amount equal to $0.60 per share for the 2014 Warrants, $0.40 per share for the 2015 Warrants, and/or $0.85 per share for the 2017 Warrants, multiplied by the number of shares of common stock issuable pursuant to the exercise of such Original Warrants (collectively, the “Acceptance and Exercise Documents”).

The cash may be tendered in the form of a check payable to PURE Bioscience, Inc. or by wire transfer to the Company’s account as set forth in the Election to Participate and Exercise Warrant. Each of these items must be properly delivered, before the Expiration Date to: PURE Bioscience, Inc., 1725 Gillespie Way, El Cajon, CA 92020, Attn: Corporate Secretary, telephone number (619) 596-8600, email: hlambert@purebio.com, melliott@purebio.com.

To approve the Aggregate Warrant Amendment Offer, you must deliver to the Company before the Expiration Date a signed copy of the Election to Participate and Exercise Warrant and Approve the Aggregate Warrant Amendment Offer appropriately marked per the instructions therein to approve the Aggregate Warrant Amendment Offer. You may only approve the Aggregate Warrant Amendment Offer, if you also participate in the Individual Warrant Offer.

If you have any question or need assistance, you should contact Mark Elliott, the Company’s Vice President, Finance or Hank Lambert, the Company’s Chief Executive Officer. You may request additional copies of this document and any of the Offering Materials from the Company. The Company, Mr. Elliott and Mr. Lambert may be reached at:

1725 Gillespie Way

El Cajon, California 92020

Attention: Mark Elliott or Hank Lambert

(619) 596-8600

Email: melliott@purebio.com

hlambert@purebio.com

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SECTION 9. MANNER OF ACCEPTANCE OF PAYMENT AND ISSUANCE OF SHARES

If you properly tender (and do not validly withdraw) your Original Warrants and the other Acceptance and Exercise Deliveries on or prior to the Expiration Date or Subsequent Expiration Date, as applicable, promptly following the Expiration Date or Subsequent Expiration Date, we intend to accept your payment of the exercise price and your other Acceptance and Exercise Deliveries and direct Transfer Online, Inc. our transfer agent, to issue and deliver to you the number of shares of Company common stock issuable under your Original Warrant at the reduced exercise price of $0.60 per share for the 2014 Warrants, $0.40 per share for the 2015 Warrants or $0.85 per share for the 2017 Warrants.

SECTION 10. WITHDRAWAL RIGHTS

If you change your mind and do not want to participate in the Offer to Amend and Exercise, you may submit the Notice of Withdrawal to the Company at any time prior to the Expiration Date. If you did not participate in the Initial Warrant Amendment Offer and receive the Notice of Approval of Aggregate Warrant Amendment Offer, you will have until the Subsequent Expiration Date to withdraw from the Offer to Amend and Exercise if you had properly submitted the Election to Participate and Exercise Warrant. The Notice of Withdrawal must be properly completed and must be returned to the Company on or prior to the Expiration Date or Subsequent Expiration Date. In addition, we will cancel the Election to Participate and Exercise Warrant and the Company will issue you a check equal to the exercise price you delivered to the Company with the Election to Participate and Exercise Warrant. If you properly withdraw prior to the Expiration Date and the 2014 Requisite Majority, 2015 Requisite Majority and/or 2017 Requisite Majority approve the Aggregate Warrant Amendment Offer, your 2014 Warrant, 2015 Warrant and/or 2017 Warrant, respectively, will be amended pursuant to the terms of the Offer to Amend and Exercise and will expire unexercised on the Subsequent Expiration Date if you do not exercise such Original Warrant in accordance with the instructions in the Notice of Approval of Aggregate Warrant Amendment Offer. If after receiving the Notice of Approval of Aggregate Warrant Amendment Offer and electing to participate in the Offer to Amend and Exercise and then you properly withdraw prior to the Subsequent Expiration Date your 2014 Warrant, 2015 Warrant and/or 2017 Warrant, as amended pursuant to the terms of the Offer to Amend and Exercise will expire unexercised on the Subsequent Expiration Date. If the 2014 Requisite Majority, 2015 Requisite Majority and/or 2017 Requisite Majority do not elect to participate in the Offer to Amend and Exercise, your 2014 Warrant, 2015 Warrant and/or 2017 Warrant, respectively, will remain unmodified and in full force and effect.

If you have any question or need assistance, you should contact Mark Elliott, the Company’s Vice President, Finance or Hank Lambert, the Company’s Chief Executive Officer. You may request additional copies of this document and any of the Offering Materials from the Company. The Company, Mr. Elliott and Mr. Lambert may be reached at:

1725 Gillespie Way

El Cajon, California 92020

Attention: Mark Elliott or Hank Lambert

(619) 596-8600

Email: melliott@purebio.com

hlambert@purebio.com

SECTION 11. REGISTRATION OF WARRANT SHARES

The shares of common stock issuable upon exercise of the 2014 Warrants and 2015 Warrants are “restricted securities” and may not be sold by the holder absent a registration statement covering the resale of the shares or an exemption from the registration requirement. We do not have an effective registration statement filed with the SEC register the resale of the shares of common stock underlying the 2014 Warrants or 2015 Warrants.

The shares of common stock issuable upon exercise of the 2017 Warrants are registered pursuant to a resale registration statement that has been declared effective by the SEC (File No. 333-215915) (the “Registration Statement”). The Company has filed with the SEC, a Post-Effective Amendment on Form S-1 to the existing Registration Statement on Form S-1 covering the registration of the shares of common stock issuable upon exercise of the 2017 Warrants at $0.85 per share. The Post-Effective Amendment reflects the terms of the 2017 Warrants as amended by this Offer to Amend and Exercise. This Post-Effective Amendment has not yet become effective. The foregoing securities may not be sold or exercised, nor may offers to buy or exercise be accepted, prior to the time the Post-Effective Amendment becomes effective. Such securities may only be offered by means of a prospectus, copies of which may be obtained (when available) free of charge at www.sec.gov or by contacting Mark Elliott, the Company’s Vice President, Finance or Hank Lambert, the Company’s Chief Executive Officer, at (619) 596-8600. The prospectus contains important information about the 2017 Warrants, as amended in the manner described in the Offer to Amend and Exercise, and the securities underlying such warrants. The effectiveness of the Post-Effective Amendment is a condition to the Offer to Amend and Exercise.

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SECTION 12. TRADING MARKET AND PRICE RANGE OF COMMON STOCK

Our common stock is approved for quotation on the OTC Markets’ OTCQB marketplace under the symbol “PURE.” The OTCQB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities. The OTCQB securities are traded by a community of market makers that enter quotes and trade reports. This market is limited in comparison to the national stock exchanges and any prices quoted may not be a reliable indication of the value of our common stock.

On August 17, 2017, the closing price of our common stock reported on the OTCQB was $1.22 per share. The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices of our common stock, as reported on the OTCQB.

	High	Low
Year Ended July 31, 2018
First Quarter (through August 17, 2017)	$1.30	$1.19

	High	Low
Year Ending July 31, 2017
First Quarter	$1.28	$0.78
Second Quarter	$1.08	$0.75
Third Quarter	$1.09	$0.83
Fourth Quarter	$1.36	$0.92

	High	Low
Year Ended July 31, 2016
First Quarter	$0.80	$0.49
Second Quarter	$1.55	$0.68
Third Quarter	$1.34	$0.93
Fourth Quarter	$1.22	$0.93

Trades in our common stock may be subject to Rule 15g-9 of the Exchange Act, which imposes requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale.

The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of our common stock. As a result of these rules, investors may find it difficult to sell their shares.

SECTION 13. SOURCE AND AMOUNT OF FUNDS

Because this transaction is solely an offer to holders to amend their outstanding Original Warrants, there are no funds or other consideration being paid to participants. The Company will use its existing working capital to pay the fees and expenses associated with this Offer to Amend and Exercise.

SECTION 14. TRANSACTIONS AND AGREEMENTS CONCERNING ORIGINAL WARRANTS

None of our directors or executive officers participated in any transaction involving the Original Warrants during the past 60 days.

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SECTION 15. INFORMATION REGARDING THE COMPANY

The following summary highlights selected information regarding the Company. Because it is a summary, it does not contain all of the information you should consider before making a decision to participate in the Offer to Amend and Exercise or exercise your Amended Warrant. Before making an investment decision, you should read the entire Offer to Amend and Exercise carefully, including the “Risk Factors” section above.

Company Overview

We are focused on developing and commercializing proprietary antimicrobial products that provide safe and cost-effective solutions to the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented stabilized ionic silver, and our initial products contain silver dihydrogen citrate, or SDC. SDC is a broad-spectrum, non-toxic antimicrobial agent, which offers 24-hour residual protection and formulates well with other compounds. As a platform technology, we believe SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it.

Our SDC-based technology platform has potential application in a number of industries. Our near-term focus is on offering products that address food safety risks across the food industry supply chain. In 2011, the Centers for Disease Control and Prevention (CDC) reported that foodborne illnesses affect more than 48 million people annually in the U.S., causing 128,000 hospitalizations and 3,000 fatalities. The CDC estimated that more than 9 million of these foodborne illnesses were attributed to major pathogens. The CDC reported that contaminated produce was responsible for approximately 46% of the foodborne illnesses caused by pathogens and 23% of the foodborne illness-related deaths in the US between 1998 and 2008. Among the top pathogens contributing to foodborne illness in the U.S. are Norovirus, Salmonella, Campylobacter, Staphylococcus, Shiga toxin–producing Escherichia coli and Listeria. Salmonella is the leading cause of hospitalization, followed by Norovirus, and is the leading cause of deaths related to foodborne illness.

Based on these statistics, we believe there is a significant market opportunity for our safe, non-toxic and effective SDC-based solutions. We currently offer PURE® Hard Surface as a food contact surface sanitizer and disinfectant to restaurant chains and food processors. We also offer PURE Control® as a direct food contact processing aid. We received the required FDA approvals to market PURE Control® as a direct food contact processing aid for raw poultry and fresh produce in December 2015 and January 2016, respectively. In July 2016, we received a “No Objection Letter” from the USDA’s Food Safety and Inspection Service (FSIS) granting approval for SDC-based PURE Control to be used as a spray or dip applied to poultry carcasses, parts and organs in pre-OLR (on-line reprocessing) and post chill processing of fresh poultry. In January 2017, we submitted an additional FCN to the FDA to allow use of higher SDC concentrations in poultry processing, allowing the flexibility to adjust to varying plant and processing conditions. In May 2017, we received a Final Letter from the FDA for this FCN as well as a “No Objection Letter” from the USDA’s Food Safety and Inspection Service (FSIS) granting approval for the higher concentrations of SDC-based PURE Control to be used as a spray or dip applied to poultry carcasses, parts and organs in pre-OLR (on-line reprocessing) and post chill processing of fresh poultry.

We have not, however, received the required approval from the USDA to utilize PURE Control in OLR poultry processing, which effectively restricts our ability to commercialize PURE Control for poultry processing until we receive such additional approval. We continue our on-going plant trials to optimize the application of PURE Control, including with higher concentrations of SDC, in OLR to gain USDA approval for use in that stage of poultry processing. Additionally, we are currently testing and continuing development of PURE Control to allow us to seek regulatory approval to also utilize PURE Control as a direct food contact processing aid for raw meats, including beef and pork. In addition to our direct sales efforts with PURE Hard Surface and PURE Control, we market and sell our SDC-based products indirectly through third-party distributors.

Technology Platform

The foundation of our technology platform is a proprietary electrochemical process that allows us to generate ionized silver in the presence of organic acid. This process creates a solution containing stabilized ionic silver that can function as an antimicrobial. Our current products all contain SDC, which we produce by ionizing silver in citric acid. SDC is a natural, non-toxic, non-caustic, colorless, odorless antimicrobial agent, which offers 24-hour residual protection, and that formulates well with other compounds. We have also produced ionic silver-based molecular entities using other organic acids, and we believe these compounds may provide a platform for future product development.

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Market Opportunity

U.S. Incidence and Cost of Foodborne Illness

According to an Ohio State University study published in the Journal of Food Protection, completed by Dr. Scharff, a consumer science professor, foodborne illness poses a $77.7 billion economic burden in the United States annually. This cost estimate includes health related costs, associated medical costs, productivity losses, mortality, and pain and suffering. The study noted that excluding the estimated costs for pain and suffering, health related costs exceeded $51 billion. The study does not include costs to the food industry, including reduced consumer confidence, reduced brand value, product recall costs, and litigation, nor does it include the cost to public health agencies (local, state and federal) that are required to respond to illnesses and outbreaks. In addition, the study cited Salmonella as the most costly pathogen with an economic burden estimated to be in excess of $11 billion. This is primarily due to its high incidence and mortality rate.

Increased Regulatory Requirements in the U.S.

The increasing trend of reported foodborne illness over the last decade has resulted in heightened awareness by various government agencies, national media and social media outlets thereby affecting consumer confidence and elevating federal and state regulatory scrutiny.

In 2011, the Food Safety Modernization Act was passed by the U.S. Congress, resulting in increased regulatory requirements for preventive controls, verification and validation of food safety plans by food processors. Additionally, in December 2013, the Food Safety and Inspection Service (FSIS) of the USDA, announced its Salmonella Action Plan (SAP), which is focused on identifying solutions to reduce the incidence of Salmonella in meat and poultry. We believe that the implementation of the SAP will increase the need for new, effective interventions to assist in reducing the incidence of Salmonella in meat and poultry.

Limitations of Existing Food Safety Solutions

The statistics of the U.S. public health problems attributed to pathogens in the food supply chain demonstrate the increasing need for more effective, efficient and safer interventions. The U.S. food industry continues to rely on the use of toxic chemicals as processing aids or interventions during food processing operations for which pathogens are becoming increasingly resistant and rendering current interventions less efficacious. Most of these chemicals carry various warning labels for their toxicity characteristics and negatively affect safety of processing plant personnel, plant operating equipment and the plant environment and its surroundings.

Among the chemicals in current use are: peracetic acid, acidified sodium chlorite (ASC), ozone, trisodium phosphate, cetylpyridinium chloride (CPC), organic acid rinses (lactic acid), hypobromous acid and chlorine dioxide. Some of these chemicals can be difficult to work with as a processing aid as they may require heating to become effective or are difficult to mix and stabilize prior to use. Certain of these chemicals are only specific for processing aid use to treat against specific pathogens on only certain foods. In addition, some of these chemicals can produce noxious fumes that over time have been linked to upper respiratory illness and typically require in-plant decontamination of their effluence.

Several large and established corporations currently supply these chemicals. They may also provide other related food safety services such as environmental sanitation programs and food safety consultation and audit services.

Corporate Background

We were incorporated in the state of California in August 1992 as Innovative Medical Services. In September 2003, we changed our name to PURE Bioscience. In March 2011, we reincorporated in the state of Delaware under the name “PURE Bioscience, Inc.”

Where You Can Find More Information

We make available free of charge on our website (ww.purebio.com) our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. We provide electronic or paper copies of filings free of charge upon request. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street N.E. Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC at http://www.sec.gov.

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SECTION 16. HISTORICAL AND PRO FORMA FINANCIAL INFORMATION AND OTHER FINANCIAL INFORMATION REGARDING THE COMPANY

The Company has included the consolidated financial statements of the Company for the fiscal years ended July 31, 2016 and 2015 and the unaudited condensed consolidated interim financial statements for the quarterly period ended April 30, 2017 as Annex A and Annex B hereto, respectively. The full text of the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q, as well as the other documents the Company has filed with the Commission prior to, or will file with the Commission subsequent to, the filing of this Tender Offer Statement on Schedule TO, can be accessed electronically on the Commission’s website at www.sec.gov. In addition, the Company makes available, free of charge on its website all filings that are made electronically with the SEC. These materials can be found in the “Investors” section of our website at www.purebio.com, by clicking the “SEC Filings” link. Copies of our SEC filings are also available without charge upon written request addressed to: PURE Bioscience, Inc., 1725 Gillespie Way, El Cajon, California 92020; Attn: Corporate Secretary.

Attached hereto as Annex C, the Company has included unaudited pro forma financial information reflecting the effect of the Offer to Amend and Exercise. In preparing the attached pro forma condensed financial data, the Company assumed that all holders of Original Warrants to purchase an aggregate of 7,664,022 shares of common stock elected to participate in the Offer to Amend and Exercise and that the Offer to Amend and Exercise was completed as of the end of the quarterly period ended April 30, 2017. The pro forma consolidated financial data is presented for informational and illustrative purposes only.

SECTION 17. INTERESTS OF DIRECTORS AND CERTAIN STOCKHOLDERS IN THE OFFER TO AMEND AND EXERCISE

As of August 17, 2017, there were outstanding Original Warrants to purchase an aggregate of 7,664,022 shares of common stock. The Company’s executive officers, directors and control persons, as described below, hold the following Original Warrants and will be entitled to participate in the Offer to Amend and Exercise on the same terms and conditions as the other holders of Original Warrants:

Name	Position with the Company	Number of 2014 Warrants Held	Percentage of 2014 Warrants Held	Number of 2015 Warrants held	Percentage of 2015 Warrants Held
Tom Lee	Director	319,999	7.8%	374,704	18.9%
William Otis	Director	9,066	*	-	-
David Pfanzelter	Chairman of the Board	16,000	*	-	-

* Less than 1%

The executive officer, directors and control persons of the Company do not hold any 2017 Warrants.

Franchise Brands, LLC, the Company’s largest stockholder, holds 2,133,333 2014 Warrants (approximately 49.9% of the total 2014 Warrants) as of August 17, 2017.

Except as set forth above, none of the Company’s other executive officers, directors or control persons hold Original Warrants.

SECTION 18. LEGAL MATTERS AND REGULATORY APPROVALS

We are not aware of any license or regulatory permit material to our business that might be adversely affected by the Offer to Amend and Exercise and the issuance of the shares of common stock upon the exercise of the Amended Warrants. Our obligations under the Offer to Amend and Exercise are subject to the conditions described in Section 6 “Conditions of the Offer to Amend and Exercise” above.

SECTION 19. MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences that we believe will be applicable to Original Warrant holders who participate in the Offer to Amend and Exercise. However, we have not requested a ruling from the IRS or any opinion of counsel with regard to the treatment of warrant holders participating in the exchange and there can be no assurance, as discussed below, that the IRS will not take a position inconsistent with our expectations.

This discussion does not address all aspects of federal income taxation that may be relevant to you in light of your particular circumstances, or to those Original Warrant holders who are subject to special rules, such as financial institutions and mutual funds; banks; insurance companies; investment companies; retirement plans; tax-exempt organizations; dealers or traders in securities; any person that holds their Original Warrants as part of a straddle or hedge arrangement; partnerships or other pass-through entities; persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts for U.S. federal income tax purposes or whose functional currency is not the U.S. dollar; or persons who are subject to the alternative minimum tax provisions of the Internal Revenue Code (the “Code”).

This discussion assumes that Original Warrant holders hold the Original Warrants as capital assets. In addition, the following discussion does not address the tax consequences of the participation in the Offer to Amend and Exercise under foreign, state or local tax laws. You are urged to consult your tax advisors as to the U.S. federal income tax consequences of participating in the Offer to Amend and Exercise and related reporting obligations, as well as the effects of state, local and non-U.S. tax laws and U.S. tax laws other than income tax laws.

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Tax treatment of Original Warrant holders participating in the Offer to Amend and Exercise.

Although not free from doubt, the Company intends to take the position that the amendment of your Original Warrants followed by an exercise of the Amended Warrants is treated as an exchange of Original Warrants for Amended Warrants which constitutes a recapitalization for U.S. federal income tax purposes, followed by the subsequent exercise of the Amended Warrants. Under this treatment, (i) an Original Warrant holder who participates in the Offer to Amend would not recognize any gain or loss as a result of amending the Original Warrants, (ii) such U.S. holder’s tax basis in the shares of our common stock received upon exercise of the Amended Warrants would be equal to the U.S. holder’s tax basis in the Original Warrants plus the amount of any cash paid to exercise the Amended Warrants, and (iii) the holding period of the common stock would begin on the day after the exercise of the Amended Warrants.

Because of the lack of authority dealing with transactions similar to the Offer to Amend, the U.S. federal income tax consequences of the Offer to Amend are unclear, and alternative characterizations are possible that could require you to recognize gain or loss or may impact your holding period. The Internal Revenue Service has not made a determination, nor has the Company received any opinion of counsel, on the U.S. federal income tax consequences of the Offer to Amend or of a holder’s participation in the Offer to Amend. Therefore, we urge you to consult your tax advisor regarding the potential tax consequences of the Offer to Amend to you in your particular circumstances, including the consequences of possible alternative characterizations.

Distributions on Common Stock Received upon Exercise of New Warrants

After you exercise the Amended Warrant, any distributions you receive in respect of our common stock generally will be treated as a dividend, subject to tax as ordinary income, to the extent payable out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a tax-free return of capital to the extent of your tax basis in the shares of our common stock, and thereafter as gain from the sale or exchange of the stock. Dividends received by a non-corporate holder are generally eligible for reduced rates of taxation if the holder meets certain holding period and other applicable requirements. Dividends received by a corporate holder will be eligible for the dividends-received deduction if the holder meets certain holding period and other applicable requirements.

Sale or Other Taxable Disposition of Common Stock

You will generally recognize gain or loss upon the sale, exchange or other taxable disposition of shares of our common stock equal to the difference between (1) the amount of cash and the fair market value of any property received and (2) your adjusted tax basis in the shares of our common stock. Any gain or loss you recognize generally will be treated as a capital gain or loss. The capital gain or loss will be long-term if your holding period in the common stock is more than one year at the time of sale, exchange or other taxable disposition and will be short-term if your holding period is one year or less. Long-term capital gains of individuals and other non-corporate taxpayers are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Medicare Tax

Certain holders that are individuals, estates or trusts will be subject to a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. You are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains arising from ownership and disposition of our common stock.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to certain holders with respect to dividends paid on, or, under certain circumstances, the proceeds of a sale, exchange or other disposition of, common stock. Under the Code and applicable Treasury Regulations, a holder of common stock may be subject to backup withholding with respect to dividends paid on common stock, or the proceeds of a sale, exchange or disposition of common stock, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact in the manner required, or (b) within a reasonable period of time, provides a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against a holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. You should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

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SECTION 20. ACCOUNTING TREATMENT

If the Original Warrants are exercised pursuant to the Offer to Amend and Exercise, the Company’s cash will increase by the net aggregate proceeds from exercise of approximately $4.6 million and there will be a corresponding increase to shareholders’ equity for the same amount.

SECTION 21. FEES AND EXPENSES

The Company may also use the services of its officers and employees to solicit holders of the Original Warrants to participate in the Offer to Amend and Exercise without additional compensation.

Additionally, we have agreed to retain Garden State Securities Inc. to act as Warrant Solicitation Agent for the Offer to Amend and Exercise with respect to the 2017 Warrants pursuant to an Engagement Agreement, dated August 21, 2017 attached as Exhibit (d)(3) to the Schedule TO filed with the SEC. The Warrant Solicitation Agent shall use best efforts to contact holders of the 2017 Warrants by mail, telephone, facsimile, or other electronic means and solicit their participation in the Offer to Amend and Exercise. The Warrant Solicitation Agent will receive a fee equal to 5% of the cash exercise prices paid by holders of the 2017 Warrants who participate in the Offer to Amend and Exercise. As of August 17, 2017, the Warrant Solicitation Agent holds a warrant to purchase 117,647 shares of the Company’s common stock that was issued as compensation for prior placement services provided in connection with the private placement financing completed in January 2017.

SECTION 22. ADDITIONAL INFORMATION

The Company has filed with the SEC a Tender Offer Statement on Schedule TO of which this Offer to Amend and Exercise is a part. This Offer to Amend and Exercise does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that holders of the Original Warrants review the Schedule TO, including the exhibits, and the Company’s other materials that have been filed with the SEC before making a decision on whether to participate in the Offer to Amend and Exercise and to exercise the Amended Warrants.

The Board of Directors of the Company recognizes that the decision to participate in the Offer to Amend and Exercise and to exercise the Amended Warrants is an individual one that should be based on a variety of factors. The holders of the Original Warrants should consult with their respective professional advisors if they have questions about their financial or tax situation. The information about this Offer to Amend and Exercise from the Company is limited to the Offering Materials.

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files and furnishes reports and other information with the SEC. All reports and other documents the Company has filed with the SEC, including the Schedule TO relating to the Offer to Amend and Exercise, or will file with the SEC in the future, can be accessed electronically on the SEC’s website at www.sec.gov.

SECTION 23. INFORMATION REQUESTS

Please direct questions or requests for assistance regarding this Offer to Amend and Exercise, Election to Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to Mark Elliott, the Company’s Vice President, Finance or Hank Lambert, the Company’s Chief Executive Officer as follows:

1725 Gillespie Way

El Cajon, California 92020

Attention: Mark Elliott or Hank Lambert

(619) 596-8600

Email: melliott@purebio.com

hlambert@purebio.com

42

Please direct requests for additional copies of this Offer to Amend and Exercise, Election to Participate and Exercise Warrant, and Notice of Withdrawal or other materials, in writing, to the Company — Pure Bioscience, Inc., 1725 Gillespie Way, El Cajon, California 92020; Attn: Corporate Secretary.

Sincerely,

/s/ Henry R. Lambert

Henry R. Lambert
Chief Executive Officer

PURE Bioscience, Inc.
1725 Gillespie Way
El Cajon, California 92020
Phone: (619) 596-8600

43

Annex A

Audited Annual Financial Statements

A-1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

PURE Bioscience, Inc.

We have audited the accompanying consolidated balance sheets of PURE Bioscience, Inc. (“the Company”) as of July 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the two year period ended July 31, 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PURE Bioscience, Inc. as of July 31, 2016 and 2015, and the consolidated results of their operations and their cash flows for each of the years in the two year period ended July 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

October 27, 2016

A-2

PURE Bioscience, Inc.

Consolidated Balance Sheets

	July 31, 2016	July 31, 2015
Assets
Current assets
Cash and cash equivalents	$5,194,000	$1,321,000
Accounts receivable	263,000	189,000
Inventories, net	350,000	207,000
Restricted cash	75,000	75,000
Prepaid expenses	260,000	187,000
Total current assets	6,142,000	1,979,000
Property, plant and equipment, net	440,000	90,000
Patents, net	980,000	1,192,000
Total assets	$7,562,000	$3,261,000
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$479,000	$560,000
Restructuring liability	39,000	59,000
Accrued liabilities	216,000	246,000
Derivative liability	1,802,000	4,000
Total current liabilities	2,536,000	869,000
Deferred rent	3,000	9,000
Total liabilities	2,539,000	878,000
Commitments and contingencies (See Note 4)
Stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value: 100,000,000 shares authorized, 64,823,917 shares issued and outstanding at July 31, 2016, and 41,859,297 shares issued and outstanding at July 31, 2015	649,000	420,000
Additional paid-in capital	107,593,000	90,811,000
Accumulated deficit	(103,219,000)	(88,848,000)
Total stockholders’ equity	5,023,000	2,383,000
Total liabilities and stockholders’ equity	$7,562,000	$3,261,000

See accompanying notes.

A-3

PURE Bioscience, Inc.

Consolidated Statements of Operations

	Year ended
	July 31,
	2016	2015
Net product sales	$1,289,000	$729,000
Operating costs and expenses
Cost of goods sold	441,000	285,000
Selling, general and administrative	5,076,000	4,912,000
Research and development	927,000	790,000
Share-based compensation	1,902,000	2,382,000
Total operating costs and expenses	8,346,000	8,369,000
Loss from operations	(7,057,000)	(7,640,000)
Other income (expense)
Fair value of derivative liabilities in excess of proceeds	(1,867,000)	—
Change in derivative liability	(5,481,000)	5,000
Interest expense, net	(10,000)	(8,000)
Other income (expense), net	44,000	16,000
Total other income (expense)	(7,314,000)	13,000
Net loss	$(14,371,000)	$(7,627,000)
Basic and diluted net loss per share	$(0.25)	$(0.19)
Shares used in computing basic and diluted net loss per share	56,830,533	39,748,935

See accompanying notes.

A-4

PURE Bioscience, Inc

Consolidated Statements of Stockholders’ Equity

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance July 31, 2014	29,394,940	$295,000	$80,943,000	$(81,221,000)	$17,000
Issuance of common stock in private placements, net	10,086,025	101,000	7,300,000	—	7,401,000
Share-based compensation expense - stock options	—	—	63,000	—	63,000
Share-based compensation expense - restricted stock units	—	—	2,319,000	—	2,319,000
Stock issued for services	250,000	3,000	203,000	—	206,000
Issuance of common stock upon vesting of restricted stock units	1,715,000	17,000	(17,000)	—	—
Issuance of common stock upon the exercise of warrants	413,332	4,000	—	—	4,000
Net loss	—	—	—	(7,627,000)	(7,627,000)
Balance July 31, 2015	41,859,297	$420,000	$90,811,000	$(88,848,000)	$2,383,000
Issuance of common stock in private placements, net	17,777,772	177,000	(177,000)	—	—
Share-based compensation expense - stock options	—	—	358,000	—	358,000
Share-based compensation expense - restricted stock units	—	—	1,544,000	—	1,544,000
Stock issued for services	250,000	3,000	287,000	—	290,000
Warrant liability removed due to warrant exercise and cancellation	—	—	13,550,000	—	13,550,000
Issuance of common stock upon vesting of restricted stock units	2,075,000	21,000	(21,000)	—	—
Issuance of common stock upon exercise of warrants	2,861,848	28,000	1,241,000	—	1,269,000
Net loss	—	—	—	(14,371,000)	(14,371,000)
Balance July 31, 2016	64,823,917	$649,000	$107,593,000	$(103,219,000)	$5,023,000

See accompanying notes.

A-5

PURE Bioscience, Inc.

Consolidated Statements of Cash Flows

	Year ended
	July 31,
	2016	2015
Operating activities
Net loss	$(14,371,000)	$(7,627,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	1,902,000	2,382,000
Amortization of stock issued for services	225,000	115,000
Fair value of derivative liabilities in excess of proceeds	1,867,000	—
Impairment of patents	48,000	—
Depreciation and amortization	219,000	206,000
Change in fair value of derivative liability	5,481,000	(5,000)
Changes in operating assets and liabilities:
Accounts receivable	(74,000)	(142,000)
Inventories	(143,000)	42,000
Restricted cash	—	(75,000)
Prepaid expenses	(8,000)	—
Accounts payable and accrued liabilities	(131,000)	(955,000)
Deferred rent	(6,000)	(4,000)
Net cash used in operating activities	(4,991,000)	(6,063,000)
Investing activities
Investment in patents	(15,000)	(26,000)
Purchases of property, plant and equipment	(390,000)	(81,000)
Net cash used in investing activities	(405,000)	(107,000)
Financing activities
Net proceeds from the sale of common stock	8,000,000	7,401,000
Net proceeds from the exercise of warrants	1,269,000	4,000
Net cash provided by financing activities	9,269,000	7,405,000
Net increase in cash and cash equivalents	3,873,000	1,235,000
Cash and cash equivalents at beginning of year	1,321,000	86,000
Cash and cash equivalents at end of year	$5,194,000	$1,321,000
Supplemental disclosure of cash flow information
Cash paid for taxes	$2,000	$1,600
Warrant liability removed due to settlements	$13,550,000	$—
Fair value of warrant liability at issuance	$9,867,000	$—
Common stock issued for prepaid services	$290,000	$206,000

See accompanying notes.

A-6

PURE Bioscience, Inc.

Notes to Consolidated Financial Statements

1. Organization and Business

All references to “PURE,” “we”, “our,” and “us” refer to PURE Bioscience, Inc. and our wholly owned subsidiary.

PURE Bioscience, Inc. is focused on developing and commercializing our proprietary antimicrobial products that provide solutions to the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented stabilized ionic silver, and our initial products contain silver dihydrogen citrate, or SDC. SDC is a broad-spectrum, non-toxic antimicrobial agent that is manufactured as a liquid delivered in various concentrations. We currently distribute and contract the manufacture and distribution of our SDC-based disinfecting and sanitizing products, which are registered by the Environmental Protection Agency, or EPA. We also contract manufacture and sell SDC-based formulations to manufacturers for use as a raw material ingredient in the production of personal care products. We believe our technology platform has potential application in a number of industries. We intend to focus our current resources on providing food safety solutions to the food industry.

We were incorporated in the state of California in August 1992 as Innovative Medical Services. In September 2003, we changed our name to PURE Bioscience. In March 2011, we reincorporated in the state of Delaware. We operate in one business segment.

Liquidity

Since our inception, we have financed our operations primarily through public and private offerings of securities, debt financings, and revenue from product sales and license agreements. We have a history of recurring losses, and as of July 31, 2016 we have incurred a cumulative net loss of $103,219,000.

As of July 31, 2016, we had $5,194,000 in cash and cash equivalents, and $479,000 of accounts payable. As of July 31, 2016, we had no long term debt.

Our future capital requirements depend on numerous forward-looking factors. These factors may include, but are not limited to, the following: the acceptance of, and demand for, our products; our success and the success of our partners in selling our products; our success and the success of our partners in obtaining regulatory approvals to sell our products; the costs of further developing our existing products and technologies; the extent to which we invest in new product and technology development; and the costs associated with the continued operation, and any future growth, of our business. The outcome of these and other forward-looking factors will substantially affect our liquidity and capital resources.

We expect that we will need to increase our liquidity and capital resources by one or more measures. These measures may include, but are not limited to, the following: reducing operating expenses; obtaining financing through the issuance of equity, debt, or convertible securities; entering into partnerships, licenses, or other arrangements with third parties; and reducing the exercise price of outstanding warrants. Any one of these measures could substantially reduce the value to us of our technology and its commercial potential. If we issue equity, debt or convertible securities to raise additional funds, our existing stockholders may experience dilution, and the new equity, debt or convertible securities may have rights, preferences and privileges senior to those of our existing stockholders. There is no guarantee that we would be able to obtain capital on terms acceptable to us, or at all.

If we are unable to obtain sufficient capital, it would have a material adverse effect on our business and operations. It could cause us to fail to execute our business plan, fail to take advantage of future opportunities, or fail to respond to competitive pressures or customer requirements. It also may require us to delay, scale back or eliminate some or all of our research and development programs, to license to third parties the right to commercialize products or technologies that we would otherwise commercialize ourselves, or to reduce or cease operations. If adequate funds are not available when needed, we may be required to significantly modify our business model and operations to reduce spending to a sustainable level.

We believe our available cash on-hand and cash received from financings subsequent to our year ended July 31, 2016, our current efforts to market and sell our products, and our ability to significantly reduce expenses, will provide sufficient cash resources to satisfy our needs over the next 12 months. However, we do not yet have, and we may never have, significant cash inflows from product sales or from other sources of revenue to offset our ongoing and planned investments in, research and development projects, regulatory submissions, business development activities, and sales and marketing, among other investments. Some or all of our ongoing or planned investments may not be successful. In addition, irrespective of our cash resources, we may be contractually or legally obligated to make certain investments which cannot be postponed.

A-7

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the consolidated accounts of PURE Bioscience, Inc. and its wholly owned subsidiary, ETIH2O Corporation, a Nevada corporation. ETIH2O Corporation has no business and no material assets or liabilities and there have been no significant transactions related to ETIH2O during the periods presented in the consolidated financial statements. All inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, or GAAP, requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements, and the disclosures made in the accompanying notes to the consolidated financial statements. Actual results could differ materially from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with original maturities from purchase date of three months or less.

Restricted Cash

The Company is required to maintain $75,000 in a restricted certificate of deposit account in order to fully collateralize four revolving credit card accounts.

Fair Value of Financial Instruments

Certain of our financial instruments—including cash and cash equivalents, accounts receivable, inventories, prepaid expenses, accounts payable, accrued liabilities, and deferred rent are carried at cost, which is considered to be representative of their respective fair values because of the short-term nature of these instruments. Our derivative liabilities are carried at estimated fair value (See Notes 5 and 6).

Derivative Financial Instruments

We do not use derivative instruments to hedge exposures to cash flow or market or foreign currency risks.

We review the terms of the common stock, warrants and convertible debt we issue to determine whether there are derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as derivative financial instruments. In circumstances where the host instrument contains more than one embedded derivative instrument, including a conversion option, that is required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

Derivatives are initially recorded at fair value and are then revalued at each reporting date with changes in the fair value reported as non-operating income or expense. When the equity or convertible debt instruments contain embedded derivative instruments that are to be bifurcated and accounted for as liabilities, the total proceeds received are first allocated to the fair value of all the bifurcated derivative instruments. The remaining proceeds, if any, are then allocated to the host instruments themselves, usually resulting in those instruments being recorded at a discount from their face value.

The discount from the face value of any convertible debt, together with the stated interest on the instrument, is amortized over the life of the instrument through periodic charges to interest expense, using the effective interest method.

A-8

Accounts Receivable

Trade accounts receivable are recorded net of allowances for doubtful accounts. Estimates of allowances for doubtful accounts are determined based on historical payment patterns and individual customer circumstances. The allowance for doubtful accounts was zero at July 31, 2016 and 2015.

Inventories

Inventories are stated at the lower of cost or net realizable value, and net of a valuation allowance for potential excess or obsolete material. Cost is determined using the average cost method.

Property, Plant and Equipment

Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of our property, plant, and equipment range from three to ten years. Capitalized costs associated with leasehold improvements are depreciated over the lesser of the useful life of the asset or the remaining life of the lease. Depreciation is generally included in selling, general and administrative expense. Depreciation related to manufacturing is systematically allocated to inventory produced, and expensed through cost of goods sold at the time inventory is sold.

Patents

We have filed a number of patent applications with the United States Patent and Trademark Office and in foreign countries. Certain legal and related costs incurred in connection with pending patent applications have been capitalized. Costs related to successful patent applications are amortized over the lesser of the remaining useful life of the related technology or the remaining patent life, commencing on the date the patent is issued. Capitalized costs related to patent applications are expensed in the period in which a determination is made not to pursue such applications.

Impairment of Long-Lived Assets

In accordance with GAAP, if indicators of impairment exist, we assess the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, we measure the amount of such impairment by comparing the carrying value of the asset to the fair value of the asset and we record the impairment as a reduction in the carrying value of the related asset and a charge to operating results. Estimating the undiscounted future cash flows associated with long-lived assets requires judgment, and assumptions could differ materially from actual results. During the fiscal year ended July 31, 2016 we incurred $48,000 of expense related to the abandonment of a pending patent not associated with our core business. There were no patent impairments during the fiscal year ended July 31, 2015.

Revenue Recognition

We sell our products to distributors and end users. We record net sales when we sell products to our customers, rather than when our customers resell products to third parties. When we sell products to our customers, we reduce the balance of our inventory with a corresponding charge to cost of goods sold. We do not currently have any consignment sales.

Terms of our product sales are generally FOB shipping point. Net sales are recognized when delivery of the products has occurred (which is generally at the time of shipment), title has passed to the customer, the selling price is fixed or determinable, collectability is reasonably assured and we have no further obligations. Any amounts received prior to satisfying these revenue recognition criteria are recorded as deferred revenue. We record net sales net of discounts at the time of sale and report net sales net of such discounts.

We also license our products and technology to development and commercialization partners. Upfront product and technology license fees under multiple-element arrangements are deferred and recognized over the period of such services or performance, if such arrangements require on-going services or performance. Non-refundable amounts received for substantive milestones are recognized upon achievement of the milestone. Any amounts received prior to satisfying these revenue recognition criteria are recorded as deferred revenue.

Shipping and Handling Costs

Shipping and handling costs incurred by us for product shipments are included in cost of goods sold and were minimal for the years ended July 31, 2016 and 2015.

A-9

Research and Development Costs

Research and development costs are expensed as incurred.

Share-Based Compensation

We grant equity-based awards under share-based compensation plans. We estimate the fair value of share-based payment awards using the Black-Scholes option valuation model. This fair value is then amortized over the requisite service periods of the awards. The Black-Scholes option valuation model requires the input of subjective assumptions, including price volatility of the underlying stock, risk-free interest rate, dividend yield, and expected life of the option. Share-based compensation expense is based on awards ultimately expected to vest, and therefore is reduced by expected forfeitures.

Other Income (Expense)

We record interest income, interest expense, change in derivative liabilities, as well as other non-operating transactions, as other income (expense) on our consolidated statements of operations.

Comprehensive Loss

Comprehensive loss is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources, including unrealized gains and losses on marketable securities and foreign currency translation adjustments. For the years ended July 31, 2016 and 2015, our comprehensive loss consisted only of net loss.

Income Taxes

We recognize deferred tax assets and liabilities for temporary differences between the tax basis of assets and liabilities and the amounts at which they are carried in the financial statements based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established to reduce deferred tax assets to the amount expected to be realized.

Net Loss Per Share

Basic net loss per common share is computed as net loss divided by the weighted average number of common shares outstanding for the period. Our diluted net loss per common share is the same as our basic net loss per common share because we incurred a net loss during each period presented, and the potentially dilutive securities from the assumed exercise of all outstanding stock options, restricted stock units, and warrants would have an antidilutive effect. As of July 31, 2016 and 2015, the number of shares issuable upon the exercise of stock options, the vesting of restricted stock units, and the exercise of warrants, none of which are included in the computation of basic net loss per common share, was 10,619,394 and 8,679,374 respectively.

Recent Accounting Pronouncements

In August 2014, the Financial Accounting Standards Board (the “FASB”) issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. The ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early adoption is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. We do not intend to early adopt this standard. We are still evaluating what effect the adoption of this standard will have on the financial condition of the Company.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires lessees to recognize “right of use” assets and liabilities for all leases with lease terms of more than 12 months. The ASU requires additional quantitative and qualitative financial statement footnote disclosures about the leases, significant judgments made in accounting for those leases and amounts recognized in the financial statements about those leases. The effective date will be the first quarter of fiscal year 2019. We are currently evaluating the impact of the adoption of this accounting standard update on our consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606), which requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in this Update do not change the core principle of the guidance. The amendments clarify the implementation guidance on principal versus agent considerations. ASU No. 2016-08 was amended by ASU No. 2016-10 to identify performance obligations and licensing. These amendments should be adopted concurrent with adoption of ASU 2014-09. ASU No. 2016-10 is effective for annual reporting periods, and interim periods within those periods, beginning after December 15, 2017, with early adoption not permitted. We have not yet determined the effect of the standard on our consolidated financial statements.

A-10

In March 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which is designed to simplify several aspects of accounting for share-based payment award transactions, including income tax consequences, classification of awards as either equity or liabilities, classification on the statement of cash flows and forfeiture rate calculations. ASU No. 2016-09 is effective for annual reporting periods, and interim periods within those periods, beginning after December 15, 2016, with early adoption permitted. We are currently evaluating the impact of ASU No. 2016-09 on our consolidated financial statements.

3. Balance Sheet Details

Inventories consist of the following:

	July 31,
	2016	2015
Raw materials	$120,000	$96,000
Finished goods	230,000	111,000
	$350,000	$207,000

During the fiscal year ended July 31, 2016, we received $46,000 from the sale of inventory which was reserved in prior fiscal years. The $46,000 gain is reflected in the other income (expense) section of the consolidated statement of operations.

Property, plant, and equipment consist of the following:

	July 31,
	2016	2015
Computers and equipment	$840,000	$590,000
Furniture and fixtures	21,000	21,000
	861,000	611,000
Less accumulated depreciation	(421,000)	(521,000)
	$440,000	$90,000

Depreciation expense was $40,000 and $27,000 for the years ended July 31, 2016 and 2015, respectively.

Patents consist of the following:

	July 31,
	2016	2015
Patents	$3,475,000	$3,508,000
Less accumulated amortization	(2,495,000)	(2,316,000)
	$980,000	$1,192,000

Patent amortization expense was $179,000 for the years ended July 31, 2016 and 2015, respectively. At July 31, 2016, the weighted average remaining amortization period for all patents was approximately six years. The annual patent amortization expense for the next five years is expected to be approximately $178,000 per year. During the fiscal year ended July 31, 2016 we incurred $48,000 of expense related to the abandonment of a pending patent not associated with our core business. There were no patent impairments during the fiscal year ended July 31, 2015.

A-11

4. Commitments and Contingencies

Severance Agreement

On August 13, 2013, the Company entered into a Severance and Release Agreement with Dennis Brovarone, a former Board member. Mr. Brovarone will receive $91,000, payable in 60 monthly installments of approximately $1,600, commencing December 11, 2013 for amounts previously accrued as of July 31, 2013. For the years ended July 31, 2016 and 2015, $39,000 and $59,000 remained payable under the agreement and is included in the accrued restructuring liability section of the consolidated balance sheets as of July 31, 2016 and 2015.

Operating Leases

During August 2016, we amended the lease of our primary facility in El Cajon, California under a noncancelable operating lease that now expires in December 2019. This facility includes our corporate offices, research and development laboratory, and warehouse. Rent expense, including common area maintenance, was $99,000 and $108,000 for the years ended July 31, 2016 and 2015, respectively.

Future minimum annual lease payments for our primary facility as of July 31, 2016 are as follows:

2017	$86,000
2018	$94,000
2019	$106,000
2020	$45,000
$331,000

5. Fair Value of Financial Instruments

Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the authoritative guidance establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

In connection with the October and November 2015 Private Placements and a prior Bridge Loan, we issued warrants with derivative features. These instruments are accounted for as derivative liabilities (See Note 6).

We used Level 3 inputs for the valuation methodology of the derivative liabilities. The estimated fair values were computed using a Monte Carlo option pricing model based on various assumptions. Our derivative liabilities are adjusted to reflect estimated fair value at each period end, with any decrease or increase in the estimated fair value being recorded in other income or expense accordingly, as adjustments to the fair value of the derivative liabilities. Various factors are considered in the pricing models we use to value the warrants, including the Company’s current stock price, the remaining life of the warrants, the volatility of the Company’s stock price, and the risk free interest rate. Future changes in these factors will have a significant impact on the computed fair value of the warrant liability. As such, we expect future changes in the fair value of the warrants to vary significantly from quarter to quarter.

A-12

The following table provides a reconciliation of the beginning and ending balances of the derivative liabilities for the years ended July 31, 2016 and 2015:

Fair Value of Significant Unobservable Inputs (Level 3)

Warrant
Liability
Balance at July 31, 2014	$9,000
Issuances	—
Settlement of warrant liability	—
Adjustments to estimated fair value	(5,000)
Balance at July 31, 2015	$4,000
Issuances	9,867,000
Settlement of warrant liability	(13,550,000)
Adjustments to estimated fair value	5,481,000
Balance at July 31, 2016	$1,802,000

6. Derivative Liability

On October 23, 2015 (the “October Closing Date”), we completed a first closing of a private placement financing (the “Private Placement Financing”), where we issued an aggregate of 13,333,333 shares of our common stock (the “Common Stock”), a warrant to purchase up to an aggregate of 6,666,666 shares of common stock with a term of five years and a warrant to purchase up to an aggregate of 8,666,666 shares of common stock with a term of six months (See Note 7).

On November 23, 2015, we completed a second closing of the Private Placement Financing, where we issued 4,444,439 shares of Common Stock, warrants to purchase up to an aggregate of 2,222,217 shares of common stock with a term of five years and a warrant to purchase up to an aggregate of 2,820,670 shares of common stock with a term of six months (See Note 7).

We accounted for the combined 20,376,219 warrants issued in connection with the Private Placement Financing in accordance with the accounting guidance for derivatives. The applicable accounting guidance sets forth a two-step model to be applied in determining whether a financial instrument is indexed to an entity’s own stock, which would qualify such financial instruments for a scope exception. This scope exception specifies that a contract that would otherwise meet the definition of a derivative financial instrument would not be considered as such if the contract is both (i) indexed to the entity’s own stock and (ii) classified in the stockholders’ equity section of the entity’s balance sheet. We determined the warrants were ineligible for equity classification due to anti-dilution provisions set forth therein.

The five year warrants issued on the October Closing Date were canceled on July 19, 2016. The estimated fair value of the five year warrants issued on the October Closing Date, as of the October Closing Date, and at July 19, 2016, was $4,034,000 and $5,541,000, respectively. The fair value on cancelation was returned to additional paid in capital and is reflected in the Settlement of warrant liability section on the table above.

The six month warrants issued on the October Closing Date expired unexercised on April 23, 2016. The estimated fair value of the six month warrants issued on the October Closing Date, as of the October Closing Date, and at April 23, 2016, was $2,974,000 and $6,067,000, respectively. The fair value on expiration was returned to additional paid in capital and is reflected in the Settlement of warrant liability section on the table above.

The estimated fair value of the five year warrants issued on the November Closing Date, as of the November Closing Date, and at July 31, 2016, was $1,587,000 and $1,794,000, respectively. The following assumptions were used as inputs to the Monte Carlo option pricing model at July 31, 2016: stock price of $1.01 and a warrant exercise price of $0.45; our historical stock price volatility of 90%; risk free interest rate on U.S. treasury notes of 1.0%; warrant expiration of 4.3 years.

During the fiscal year ended July 31, 2016, all 2,820,670 of the six month warrants issued on the November Closing Date were exercised. The estimated fair value of the six month warrants issued on the November Closing Date, as of the November Closing Date, and at exercise, was $1,271,000 and $1,942,000, respectively. The fair value on exercise was returned to additional paid in capital and is reflected in the Settlement of warrant liability section on the table above.

Given that the fair value of the derivative warrants issued on the October Closing Date exceeded the total proceeds of the private placement of $6,000,000, as of the October Closing Date, no net amounts were allocated to the common stock. The $1,008,000 amount by which the recorded liabilities exceeded the proceeds was charged to other expense at the October Closing Date. Given that the fair value of the derivative liabilities issued on the November Closing Date exceeded the total proceeds of the private placement of $2,000,000, as of the November Closing Date, no net amounts were allocated to the common stock. The $859,000 amount by which the recorded liabilities exceeded the proceeds was charged to other expense at the November Closing Date. We have revalued the derivative liability as of July 31, 2016, and will continue to do so on each subsequent balance sheet date until the securities to which the derivative liabilities relate are exercised or expire, with any changes in the fair value between reporting periods recorded as other income or expense.

A-13

The derivative liabilities were valued at the closing dates of the October and November Private Placements and at July 31, 2016 using the following assumptions:

	July 31, 2016	On issuance
Closing price per share of common stock	$1.01	$0.87 -0.75
Exercise price per share	$0.45	$0.45
Volatility	90.00%	90.00%
Risk-free interest rate	1.0%	1.7 – 0.1%
Dividend yield	0.0	0.0
Expected term of underlying securities (years)	4.3	5.0 – 0.5

In addition, as of the valuation dates, management assessed the probabilities of future financings assumptions in the valuation models.

As of July 31, 2016, we had a warrant liability of $8,000 related to 132,420 warrants issued pursuant to a Bridge Loan financing that occurred during the fourth quarter of 2012. Currently there are 9,709 warrants outstanding that were issued in connection with the Bridge Loan. The following assumptions were used as inputs to the model at July 31, 2016: stock price of $1.01 and a warrant exercise price of $0.20 as of the valuation date; our historical stock price volatility of 78.73%; risk free interest rate on U.S. treasury notes of 0.2%; warrant expiration of 0.4 years.

As of July 31, 2016 and 2015 the total value of the derivative liabilities was $1,802,000 and $4,000, respectively. The change in fair value of the warrant liability for the fiscal year ended July 31, 2016, was an increase of $5,481,000, which was recorded as a change in derivative liability in the consolidated statement of operations.

7. Stockholders’ Equity

Preferred Stock

As of July 31, 2016, the Company’s Board of Directors is authorized to issue 5,000,000 shares of preferred stock with a par value of $0.01 per share, in one or more series. As of July 31, 2016 and 2015, there were no shares of preferred stock issued and outstanding.

Common Stock

As of July 31, 2016, 100,000,000 shares of common stock with a par value of $0.01 per share are authorized for issuance.

Private Placements

On October 23, 2015, we completed the initial closing of the Private Placement Financing pursuant to a securities purchase agreement (the “Securities Purchase Agreement”), providing for the issuance and sale by us to Franchise Brands, LLC (the “Investor”) of (i) an aggregate of 13,333,333 shares (collectively, the “Purchase Shares”) of our common stock (the “Common Stock”) at a purchase price of $0.45 per share, (ii) a warrant to purchase up to an aggregate of 6,666,666 shares of Common Stock with a term of five years (the “Five-Year Warrant”) and (iii) a warrant to purchase up to an aggregate of 8,666,666 shares of Common Stock with a term of six months and only exercisable for cash (the “Six-Month Warrant”), for aggregate gross proceeds to us of $6.0 million.

On November 23, 2015, we completed the second and final closing of the Private Placement Financing. We raised $2.0 million in this closing providing for the issuance to various investors (i) an aggregate of 4,444,439 Purchase Shares at a purchase price of $0.45 per share, (ii) Five-Year Warrants to purchase up to an aggregate of 2,222,217 shares of Common Stock (iii) Six-Month Warrants to purchase up to an aggregate of 2,820,670 shares of Common Stock (the “Six-Month Warrants,” together with the Five-Year Warrants, the “Warrants” and the shares issuable upon exercise of the Warrants, collectively, the “Warrant Shares”). We did not engage a placement agent or investment banker to facilitate the Private Placement Financing. We intend to use the aggregate net proceeds of the Private Placement Financing primarily for working capital and general corporate purposes.

During the fiscal year ended July 31, 2016, (i) all 2,820,670 of the Six-Month Warrants issued in the second and final closing were exercised, (ii) the Six-Month Warrants issued in the initial closing expired and (iii) the Five-Year Warrants issued in the initial closing were cancelled.

We offered the securities in the Private Placement Financing to the Company’s existing investors who previously purchased securities in our private placement financings in August and September of 2014 (the “Prior Financings”). Tom Lee, a member of our board of directors and a participant in the Prior Financings, together with certain of his affiliates, invested approximately $472,000 in the final closing of the Private Placement Financing on the same terms offered to the other Investors.

A-14

The Five-Year Warrants have a term of exercise equal to the earlier of (i) five years after their issuance date or (ii) the consummation of an Acquisition Event (as defined in the Five-Year Warrants). The Five-Year Warrants are subject to a broad-based anti-dilution adjustment in the event the Company issues shares of Common Stock without consideration or for consideration per share less than the exercise price in effect immediately prior to such issuance; provided however, that such adjustment does not apply to an Excluded Issuance (as such term is defined in the Five-Year Warrants). Additionally, the number of Warrant Shares issuable upon exercise of the Five-Year Warrants and the applicable exercise price therefore are subject to adjustment in the event of a stock dividend, stock split or combination as set forth in the Five-Year Warrants.

We also entered into a registration rights agreement with the Investors who participated in the Private Placement Financing (the “Registration Rights Agreement”), pursuant to which we will be obligated, upon request of Investors holding 75% of the Issuable Shares (as defined therein) and subject to certain conditions, to file with the Securities and Exchange Commission (the “Commission”) as soon as practicable, but in any event within 60 days after receiving such applicable request, a registration statement on Form S-1 (the “Resale Registration Statement”) to register the Purchase Shares and the Warrant Shares for resale under the Securities Act and other securities issued or issuable with respect to or in exchange for the Purchase Shares or Warrant Shares. We are obligated to use our commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing of the Resale Registration Statement, but no monetary penalty or liquidated damages will be imposed upon the Company if the Registration Statement is not declared effective by the SEC.

During the fiscal year ended July 31, 2015, we issued a total of 10,086,025 shares of common stock and warrants to purchase 4,652,312 shares of common stock for gross proceeds of $7,493,000. After deducting fees of $92,000, the net proceeds to us were $7,401,000. The warrants issued have a five-year term, are exercisable immediately, and have exercise prices ranging from $0.01 to $0.75 per share. A fair value of $4,397,000 was estimated for the warrants using the Black-Sholes valuation method using a volatility of 133.74%, an interest rate of 1.50% and a dividend yield of zero. We determined that the warrants issued in connection with the private placements were equity instruments and did not represent derivative instruments.

Other Activity

During the fiscal year ended July 31, 2016, we issued 2,075,000 shares of common stock to employees, directors and officers for restricted stock units that vested, based on service and performance conditions. In addition, we entered into a two-year service agreement for general financial advisory services. In accordance with the agreement we issued 250,000 shares of common stock, with a value of $290,000. The value was capitalized to prepaid expense and is being amortized over the term of the agreement. During the fiscal year ended July 31, 2016, we recognized $43,000 of expense related to these services.

During the fiscal year ended July 31, 2015, we issued 1,715,000 shares of common stock to employees, directors and officers for restricted stock units that vested, based on service and performance conditions. In addition, we issued 250,000 shares of common stock, valued at $206,000 for investor relations services. The value was capitalized to prepaid expense and is being amortized over a one year term. For the years ended July 31, 2016 and 2015, we recognized $182,000 and $24,000, respectively, of expense related to these services.

Warrants

During the fiscal year ended July 31, 2016, we received $1,269,000 from the exercise of warrants issued in November 2015 to purchase 2,820,670 shares of our common stock. In addition, there was a net exercise on 78,000 warrants which resulted in the issuance of 41,178 shares of our common stock. As these warrants were net exercised, as permitted under the respective warrant agreement, we did not receive any cash proceeds. The warrants were issued in connection with a prior year private placement and were considered equity instruments.

During the fiscal year ended July 31, 2015, we received $4,000 from the exercise of warrants to purchase 413,332 shares of our common stock.

A-15

A summary of our warrant activity and related data is as follows:

Shares
Outstanding at July 31, 2014	849,012
Issued	4,652,312
Exercised	(413,332)
Expired	(52,836)
Outstanding at July 31, 2015	5,035,156
Issued	20,376,219
Exercised	(2,898,670)
Expired/Cancelled	(15,456,279)
Outstanding at July 31, 2016	7,056,426

The following table summarizes information related to warrants outstanding at July 31, 2016:

Expiration	Exercise
Date	Price	Shares
12/14/16	$3.61	25,000
12/24/16	$0.20	9,709
02/24/17	$1.00	100,000
09/17/17	$1.38	113,520
01/24/18	$0.83	375,000
08/29/19	$0.75	4,210,980
11/23/20	$0.45	2,222,217
		7,056,426

Restricted Stock Units

During the fiscal year ended July 31, 2016 and 2015, we issued 2,075,000 and 1,715,000 shares of common stock to employees and directors for restricted stock units that vested, based on performance and service conditions, respectively (See Note 8).

A summary of our restricted stock unit activity and related data is as follows:

Shares
Outstanding at July 31, 2014	4,825,000
Granted	600,000
Vested	(1,715,000)
Forfeited	(500,000)
Outstanding at July 31, 2015	3,210,000
Granted	1,272,500
Vested	(2,075,000)
Forfeited	(1,122,500)
Outstanding at July 31, 2016	1,285,000

8. Share-Based Compensation

Restricted Stock Units

During the fiscal year ended July 31, 2016, the Compensation Committee of the Board of Directors issued 200,000 restricted stock units (“RSUs”) to Henry R. Lambert, our Chief Executive Officer. The RSUs vest based on performance conditions and expire July 31, 2018. If the performance conditions are not met, or expected to be met, no compensation cost will be recognized on the underlying RSUs. If the performance condition is expected to be met, the expense will be allocated over the performance period. The RSUs granted to Mr. Lambert were not granted pursuant to any compensatory, bonus, or similar plan maintained or otherwise sponsored by the Company.

During the fiscal year ended July 31, 2016, we issued 772,500 RSUs to key employees. The RSUs vest based on performance and service conditions. If the performance conditions are not met, or expected to be met, no compensation cost will be recognized on the underlying RSUs. If the performance condition is expected to be met, the expense will be allocated over the performance period.

A-16

In addition, during the fiscal year ended July 31, 2016, we entered into a nonexclusive sales representative agreement with a third-party consultant. Based on the terms of the agreement, we issued 300,000 RSUs that vest only if sales milestones to certain defined customers are achieved. During the fiscal year ended July 31, 2016, 150,000 RSUs were canceled due to non-performance. We currently do not expect the remaining RSUs issued under the agreement to vest. The agreement terminates on July 31, 2017.

During the fiscal year ended July 31, 2016, 2,075,000 RSUs vested based on service conditions that were satisfied during the period, resulting in the issuance of 2,075,000 shares of common stock. Of the 1,285,000 RSUs outstanding, we currently expect 250,000 to vest. As of July 31, 2016, there was $145,000 of unrecognized non-cash compensation cost related to RSUs we expect to vest, which will be recognized over a weighted average period of 0.78 years. During the fiscal year ended July 31, 2016, 1,122,500 RSUs were forfeited.

For the years ended July 31, 2016 and 2015, share-based compensation expense for RSUs was $1,544,000 and $2,319,000, respectively.

Stock Option Plans

In February 2016, we amended and restated our 2007 Equity Incentive Plan, or the Plan, to, among other changes, increase the number of shares of common stock issuable under the Plan by 4,000,000 shares and extend the term of the Plan until February 4, 2026. The Plan provides for the grant of incentive and non-qualified stock options, as well as other share-based payment awards, to our employees, directors, consultants and advisors. These awards have up to a 10-year contractual life and are subject to various vesting periods, as determined by the Compensation Committee or the Board of Directors. Our 2007 Equity Incentive Plan is the only active plan pursuant to which options to acquire common stock or restricted stock awards can be granted and are currently outstanding. As of July 31, 2016, there were approximately 2.0 million shares available for issuance under the Plan.

During the fiscal year ended July 31, 2016, the Compensation Committee of the Board of Directors authorized the issuance of 950,000 stock options to our officers and directors. Each option represents the right to receive one share of common stock, issuable at the time the option vests, as set forth in the option agreement. The breakdown is as follows:

Mark S. Elliott Option Award: We granted Mr. Elliott a two year award consisting of an option to purchase one hundred fifty thousand (150,000) shares of common stock. The option shares vest quarterly over a one year period.

Henry R. Lambert Option Award: We granted Mr. Lambert a five year award consisting of an option to purchase two hundred thousand (200,000) shares of common stock.

Chairman Option Award: We granted Mr. Pfanzelter a five year award consisting of an option to purchase two hundred thousand (200,000) shares of common stock.

Director Option Awards: We granted Messrs. Cohee, Lee, Otis and Dr. Theno, five year awards consisting of an option to purchase one hundred thousand (100,000) shares of common stock, respectively.

The option awards granted to Messrs. Lambert, Pfanzelter, Cohee, Lee and Otis and Dr. Theno vest in three installments: 33% on July 31, 2016; 33% on October 31, 2016; and 34% on January 31, 2017.

None of the options granted to our officers and directors were granted pursuant to any compensatory, bonus, or similar plan maintained or otherwise sponsored by the Company.

During the year ended July 31, 2016, we issued 850,000 options to purchase common stock to employees supporting our selling, general and administrative, and research and development functions. The vesting terms of the options varied from 100% on grant date to quarterly over a one year period. In addition, during the year ended July 31, 2016, we issued 50,000 options to purchase common stock to third-party consultants for business development services. 12,500 option shares vested during the current fiscal year. The remaining options vest only if sales milestones are achieved. We currently do not expect the remaining options issued under the agreements to vest.

A-17

A summary of our stock option activity for the fiscal years ended July 31, 2016 and 2015 is as follows:

	Shares	Weighted- Average Exercise Price	Aggregate Intrinsic Value
Outstanding at July 31, 2014	462,343	$3.95	$22,000
Granted	—	$—
Exercised	—	$—
Cancelled	(28,125)	$2.20
Outstanding at July 31, 2015	434,218	$4.07	$—
Granted	1,850,000	$1.07
Exercised	—	$—
Cancelled	(6,250)	$14.72
Outstanding at July 31, 2016	2,277,968	$1.60	$46,000

The weighted-average remaining contractual term of options outstanding at July 31, 2016 was 3.08 years.

At July 31, 2016, options to purchase 957,801 shares of common stock were exercisable. These options had a weighted-average exercise price of $2.29, an aggregate intrinsic value of $46,000, and a weighted average remaining contractual term of 3.22 years. The weighted average grant date fair value for options granted during the year ended July 31, 2016 was $0.47.

We use the Black-Scholes valuation model to calculate the fair value of stock options. Stock-based compensation expense is recognized over the vesting period using the straight-line method. The fair value of stock options was estimated at the grant date using the following weighted average assumptions:

July 31, 2016
Volatility	82.12%
Risk-free interest rate	0.83%
Dividend yield	0.0%
Expected life	2.13 years

Volatility is the measure by which our stock price is expected to fluctuate during the expected term of an option. Volatility is derived from the historical daily change in the market price of our common stock, as we believe that historical volatility is the best indicator of future volatility.

The risk-free interest rates used in the Black-Scholes calculations are based on the prevailing U.S. Treasury yield as determined by the U.S. Federal Reserve.

We have never paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. Accordingly, we have assumed no dividend yield for purposes of estimating the fair value of our share-based compensation.

The weighted average expected life of options was estimated using the average of the contractual term and the weighted average vesting term of the options. Certain options granted to consultants are subject to variable accounting treatment and are required to be revalued until vested.

Stock-based compensation expense is based on awards ultimately expected to vest, and therefore is reduced by expected forfeitures. We have not had significant forfeitures of stock options granted to employees and directors as a significant number of our historical stock option grants were fully vested at issuance or were issued with short vesting provisions. Therefore, we have estimated the forfeiture rate of our outstanding stock options as zero.

The total unrecognized compensation cost related to unvested stock option grants as of July 31, 2016 was approximately $430,000 and the weighted average period over which these grants are expected to vest is 0.58 years.

For the fiscal year ended July 31, 2016 and 2015, share-based compensation expense for stock options was $358,000 and $63,000 respectively.

A-18

9. Related Party Transactions

On December 11, 2013, the Company entered into a five-year strategic collaboration agreement with St. Louis-based Intercon Chemical Company (ICC). The agreement consists of a multi-prong approach to accelerate the commercialization of PURE’s unique and proprietary SDC-based products. The strategic collaboration agreement provides:

ICC licenses from PURE its patents and technology know-how for the exclusive manufacture of our SDC-based products.

ICC will invest in plant improvements to allow for expanded SDC production.

ICC’s R&D team will collaborate on SDC product line development.

ICC licenses the distribution rights for SDC-based products into its core businesses of institutional cleaning and sanitation products.

ICC will also develop a new initiative focused on US hospital, healthcare and medical facilities.

PURE earns royalty income on SDC-products sold by ICC and its affiliates.

During the year ended July 31, 2016 and 2015, our net product sales to ICC was $34,000 and $69,000, respectively. As of July 31, 2016, $118,000 was payable to ICC for the production of SDC based products and $24,000 of accounts receivable was due to the Company. As of July 31, 2015, $6,000 was payable to ICC for the production of SDC based products and $2,000 of accounts receivable was due to the Company.

10. Sales Concentration

Net product sales were $1,289,000 and $729,000 for the years ended July 31, 2016 and 2015, respectively. For the year ended July 31, 2016, one customer accounted for 37% of our net product sales. No other individual customer accounted for 10% or more of our net product sales. The geographic breakdown of net product sales for the year ended July 31, 2016 was as follows: 100% U.S. For the year ended July 31, 2015, one customer accounted for 47% of our net product sales. No other individual customer accounted for 10% or more of our net product sales. The geographic breakdown of net product sales for the year ended July 31, 2015 was as follows: 97% U.S. and 3% foreign.

11. Income Taxes

We file federal and California consolidated tax returns with our subsidiaries. Our income tax provision for the year ended July 31, 2016 and 2015 was $1,600; the minimum state franchise taxes we pay regardless of income or loss.

At July 31, 2016, we had federal and California tax net operating loss carry-forwards of approximately $95.4 million and $79.0 million, respectively. Included in these net operating loss carry-forwards is $18.6 million related to a deduction for income tax purposes for which the Company has not realized a tax benefit. In future periods an adjustment would be recorded to Additional Paid in Capital at the time that these net operating losses may be utilized and reduce income tax. At July 31, 2015, we had federal and California tax net operating loss carry-forwards of approximately $90.2 million and $77.5 million, respectively. Utilization of the net operating loss carry-forwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code as well as similar state provisions. These ownership changes may limit the amount of net operating loss carry-forwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382 of the Internal Revenue Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups. Since our formation, we have raised capital through the issuance of capital stock on several occasions (both before and after our initial public offering in 1996) which, combined with the purchasing stockholders’ subsequent disposition of those shares, may have resulted in such an ownership change, or could result in an ownership change in the future upon subsequent disposition. While we do not believe that we have experienced an ownership change, the pertinent tax rules related thereto are complex and subject to varying interpretations, and thus complete assurance cannot be provided that the taxing authorities would not take an alternative position.

Our current federal tax loss carry-forwards begin expiring in the year ended July 31, 2019 and, unless previously utilized, will completely expire in the year ending July 31, 2036. Our California tax loss carry-forwards will begin to expire in the year ending July 31, 2017, and will completely expire in the year ending July 31, 2036.

A-19

Significant components of our deferred tax assets are as follows:

	July 31,
	2016	2015
Net operating loss carry-forward	$30,160,000	$28,205,000
Stock options and warrants	3,250,000	2,570,000
Other temporary differences	(140,000)	70,000
Total deferred tax assets	33,270,000	30,845,000
Valuation allowance for deferred tax assets	(33,270,000)	(30,845,000)
Net deferred tax assets	$—	$—

Realization of our deferred tax assets, which relate to operating loss carry-forwards and timing differences, is dependent on future earnings, among other factors. The timing and amount of future earnings are uncertain and therefore a valuation allowance has been established. The increase in the valuation allowance on the deferred tax asset during the years ended July 31, 2016 and 2015 was $2,423,000 and $3,075,000, respectively. The deferred tax asset and valuation allowance balances as of July 31, 2015 have been restated to correct for an error related to the Company’s calculation of its income tax provision for the year ended July 31, 2015. The Company assessed the materiality of the error to the previously issued financial statements for year ended July 31, 2015 in accordance with SEC Staff Accounting Bulletin Nos. 108 and 99 and concluded that the revisions were not material to those financial statements. The deferred tax asset and valuation allowance balances as of July 31, 2015 presented herein each reflect a decrease of approximately $6,875,000 to correct for this error. The error impacts only certain amounts disclosed in the footnotes to the financial statements and not the results of operations or the financial position of the Company.

A reconciliation of income taxes computed using the statutory income tax rate, compared to the effective tax rate, is as follows:

	2016	2015
Federal tax benefit at the expected statutory rate	34.0%	34.0%
State income tax, net of federal tax benefit	2.3	6.2
Expired net operating loss carryforwards	(1.5)	(0.3)
Permanent items	(17.9)	(0.4)
Valuation allowance	(16.9)	(40.3)
Income tax benefit - effective rate	0.0%	0.0%

Following authoritative guidance, we recognize the tax benefit from a tax position if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

Our practice is to recognize interest and/or penalties related to income tax matters in income tax expense; however we have had no accrued interest or penalties at either July 31, 2016 or July 31, 2015. We are subject to income taxes in the United States and in California, and our historical tax years remain subject to future examination by the U.S. and California tax authorities. During the years ended July 31, 2016 and 2015, we did not record any activity related to our unrecognized tax benefits.

The Company and its subsidiaries are subject to federal income tax as well as income tax of multiple state jurisdictions. With few exceptions, the Company is no longer subject to income tax examination by tax authorities in major jurisdictions for tax years prior to 2011. However, to the extent allowed by law, the taxing authorities may have the right to examine prior periods where net operating losses were generated and carried forward, and make adjustments up to the amount of the carryforwards. The Company is not currently under examination by the IRS or state taxing authorities.

12. Subsequent Events

None

A-20

Annex B

Unaudited Interim Financial Statements

B-1

PURE Bioscience, Inc.

Condensed Consolidated Balance Sheets

	April 30, 2017	July 31, 2016
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$2,714,000	$5,194,000
Accounts receivable	185,000	263,000
Inventories, net	348,000	350,000
Restricted cash	75,000	75,000
Prepaid expenses	154,000	260,000
Total current assets	3,476,000	6,142,000
Property, plant and equipment, net	574,000	440,000
Patents, net	858,000	980,000
Total assets	$4,908,000	$7,562,000
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$574,000	$479,000
Restructuring liability	24,000	39,000
Accrued liabilities	194,000	216,000
Derivative liabilities	1,641,000	1,802,000
Total current liabilities	2,433,000	2,536,000
Deferred rent	12,000	3,000
Total liabilities	2,445,000	2,539,000
Commitments and contingencies (See Note 6)
Stockholders’ equity
Preferred stock, $0.01 par value:
5,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value:
100,000,000 shares authorized, 62,707,037 shares issued and outstanding at April 30, 2017, and 64,823,917 shares issued and outstanding at July 31, 2016	628,000	649,000
Additional paid-in capital	109,471,000	107,593,000
Accumulated deficit	(107,636,000)	(103,219,000)
Total stockholders’ equity	2,463,000	5,023,000
Total liabilities and stockholders’ equity	$4,908,000	$7,562,000

See accompanying notes.

B-2

PURE Bioscience, Inc.

Condensed Consolidated Statements of Operations
(Unaudited)

	Nine Months Ended		Three months ended
	April 30,		April 30,
	2017	2016	2017	2016
Net product sales	$1,316,000	$765,000	$338,000	$403,000
Operating costs and expenses
Cost of goods sold	531,000	218,000	132,000	116,000
Selling, general and administrative	3,972,000	3,857,000	1,302,000	1,385,000
Research and development	684,000	679,000	222,000	205,000
Share-based compensation	723,000	1,621,000	275,000	186,000
Total operating costs and expenses	5,910,000	6,375,000	1,931,000	1,892,000
Loss from operations	(4,594,000)	(5,610,000)	(1,593,000)	(1,489,000)
Other income (expense)
Fair value of derivative liabilities in excess of proceeds	—	(1,867,000)	—	—
Change in derivative liabilities	153,000	(6,241,000)	(147,000)	1,506,000
Interest expense, net	(4,000)	(8,000)	(1,000)	(3,000)
Other income (expense), net	28,000	34,000	3,000	16,000
Total other income (expense)	177,000	(8,082,000)	(145,000)	1,519,000
Net income (loss)	$(4,417,000)	$(13,692,000)	$(1,738,000)	$30,000
Net income (loss) per common share-basic	$(0.07)	$(0.25)	$(0.03)	$0.00
Net income (loss) per common share-diluted	$(0.07)	$(0.25)	$(0.03)	$(0.02)
Weighted average shares-basic	63,718,152	54,329,594	62,679,644	61,445,913
Weighted average shares-diluted	63,718,152	54,329,594	62,679,644	71,308,771

See accompanying notes.

B-3

PURE Bioscience, Inc.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	April 30,
	2017	2016
Operating activities
Net loss	$(4,417,000)	$(13,692,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	723,000	1,621,000
Amortization of stock issued for services	108,000	163,000
Fair value of derivative liabilities in excess of proceeds	—	1,867,000
Depreciation and amortization	204,000	154,000
Impairment of patents	—	48,000
Change in fair value of derivative liability	(153,000)	6,241,000
Changes in operating assets and liabilities:
Accounts receivable	78,000	121,000
Inventories	2,000	(113,000)
Prepaid expenses	(5,000)	—
Accounts payable and accrued liabilities	58,000	(125,000)
Deferred rent	9,000	(4,000)
Net cash used in operating activities	(3,393,000)	(3,719,000)
Investing activities
Investment in patents	(11,000)	(11,000)
Purchases of property, plant and equipment	(205,000)	(337,000)
Net cash used in investing activities	(216,000)	(348,000)
Financing activities
Net proceeds from the sale of common stock	1,049,000	8,000,000
Net proceeds from the exercise of warrants	80,000	151,000
Net cash provided by financing activities	1,129,000	8,151,000
Net (decrease) increase in cash and cash equivalents	(2,480,000)	4,084,000
Cash and cash equivalents at beginning of period	5,194,000	1,321,000
Cash and cash equivalents at end of period	$2,714,000	$5,405,000
Supplemental disclosure of cash flow information
Cash paid for taxes	$2,000	$2,000
Warrant liabilities removed due to settlements	$8,000	$6,310,000
Restricted stock unit cancelation	$38,000	$—
Common stock issued for prepaid services	$—	$288,000

See accompanying notes.

B-4

PURE Bioscience, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

1. Basis of Presentation

The accompanying unaudited condensed consolidated financial statements include the consolidated accounts of PURE Bioscience, Inc. and its wholly owned subsidiary, ETI H2O Inc., a Nevada corporation. ETI H2O, Inc. currently has no business operations and no material assets or liabilities and there have been no significant transactions related to ETI H2O, Inc. during the periods presented in the condensed consolidated financial statements. All inter-company balances and transactions have been eliminated. All references to “PURE,” “we,” “our,” “us” and the “Company” refer to PURE Bioscience, Inc. and our wholly owned subsidiary.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, for interim financial information pursuant to the instructions to Form 10-Q and Article 10/Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended April 30, 2017 are not necessarily indicative of the results that may be expected for other quarters or the year ending July 31, 2017. The July 31, 2016 balance sheet was derived from audited financial statements but does not include all disclosures required by GAAP and included in our Annual Report on Form 10-K. For more complete information, these unaudited financial statements and the notes thereto should be read in conjunction with the audited financial statements for the year ended July 31, 2016 included in our Annual Report on Form 10-K covering such period filed with the Securities and Exchange Commission, or SEC, on October 27, 2016.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.

2. Liquidity & Going Concern Uncertainty

These unaudited condensed consolidated financial statements have been prepared and presented on a basis assuming we will continue as a going concern. The factors below raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary from the outcome of this uncertainty.

Since our inception, we have financed our operations primarily through public and private offerings of securities, debt financing, and revenue from product sales and license agreements. We have a history of recurring losses, and as of April 30, 2017, we have incurred a cumulative net loss of $107,636,000.

We do not have, and may never have, significant cash inflows from product sales or from other sources of revenue to fund our operations. As of April 30, 2017, we had $2,714,000 in cash and cash equivalents, and $574,000 of accounts payable. As of April 30, 2017, we have no long-term debt. We do not currently believe that our existing cash resources are sufficient to meet our anticipated needs over the next twelve months from the date hereof.

Our future capital requirements depend on numerous forward-looking factors. These factors may include, but are not limited to, the following: the acceptance of, and demand for, our products; our success and the success of our partners in selling our products; our success and the success of our partners in obtaining regulatory approvals to sell our products; the costs of further developing our existing products and technologies; the extent to which we invest in new product and technology development; and the costs associated with the continued operation, and any future growth, of our business. The outcome of these and other forward-looking factors will substantially affect our liquidity and capital resources.

Until we can generate significant cash from operations, we expect to continue to fund our operations with the proceeds of offerings of our equity and debt securities. However, we cannot assure you that additional financing will be available when needed or that, if available, financing will be obtained on terms favorable to us or to our stockholders. If we raise additional funds from the issuance of equity securities, substantial dilution to our existing stockholders would likely result. If we raise additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict our ability to operate our business. Further, any contracts or license arrangements we enter into to raise funds may require us to relinquish our rights to our products or technology, and we cannot assure you that we will be able to enter into any such contracts or license arrangements on acceptable terms, or at all. Having insufficient funds may require us to delay or scale back our marketing, distribution and other commercialization activities or cease our operations altogether.

B-5

We do not have any unused credit facilities or other sources of capital available to us at this time. We intend to secure additional working capital through sales of additional debt or equity securities. Our intended financing initiatives are subject to risk, and we cannot provide any assurance about the availability or terms of these or any future financings.

If we are unable to obtain sufficient capital, it will have a material adverse effect on our business and operations. It could cause us to fail to execute our business plan, fail to take advantage of future opportunities, or fail to respond to competitive pressures or customer requirements. It also may require us to significantly modify our business model and operations to reduce spending to a sustainable level, which may include delaying, scaling back or eliminating some or all of our ongoing and planned investments in corporate infrastructure, research and development projects, regulatory submissions, business development initiatives, and sales and marketing activities, among other investments. If adequate funds are not available when needed, we may be required to reduce or cease operations altogether.

The financial statements do not include any adjustment relating to recoverability or classification of recorded assets and classification of recorded liabilities.

3. Income (Loss) Per Common Share

Basic earnings (loss) per share is computed by dividing net income (loss) attributable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income attributable to common stockholders by the sum of the weighted-average number of common shares outstanding during the period and the weighted-average number of dilutive common share equivalents outstanding during the period, using the treasury stock method. Dilutive common share equivalents are comprised of in-the-money stock options, warrants and restricted stock units, based on the average stock price for each period using the treasury stock method. For the three months ended April 30, 2016, the incremental dilutive common share equivalents were 9,862,858. Since we incurred a loss for the three months ended April 30, 2017 and for the nine months ended April 30, 2017 and 2016, the number of shares issuable upon the exercise of stock options, the vesting of restricted stock units, and the exercise of warrants, none of which are included in the computation of basic net loss per common share, was 13,409,795 and 18,946,821, respectively.

4. Comprehensive Loss

Comprehensive loss is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources, including unrealized gains and losses on marketable securities and foreign currency translation adjustments. For the three and nine months ended April 30, 2017 and 2016, our comprehensive loss consisted only of net loss.

5. Inventory

Inventories are stated at the lower of cost or net realizable value, and net of a valuation allowance for potential excess or obsolete material. Cost is determined using the average cost method. Depreciation related to manufacturing is systematically allocated to inventory produced, and expensed through cost of goods sold at the time inventory is sold.

Inventories consist of the following:

	April 30, 2017	July 31, 2016
Raw materials	$98,000	$120,000
Finished goods	250,000	230,000
	$348,000	$350,000

6. Commitments and Contingencies

Severance Agreement

On August 13, 2013, the Company entered into a Severance and Release Agreement with Dennis Brovarone, a former Board member. Mr. Brovarone will receive $91,000, payable in 60 monthly installments of approximately $1,600, commencing December 11, 2013 for amounts previously accrued as of July 31, 2013. Approximately $24,000 remains payable under the agreement and is included in the accrued restructuring liability section of the condensed consolidated balance sheet as of April 30, 2017.

B-6

7. Impairment of Long-Lived Assets

In accordance with GAAP, if indicators of impairment exist, we assess the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, we measure the amount of such impairment by comparing the carrying value of the asset to the fair value of the asset and we record the impairment as a reduction in the carrying value of the related asset and a charge to operating results. Estimating the undiscounted future cash flows associated with long-lived assets requires judgment, and assumptions could differ materially from actual results. During the three and nine months ended April 30, 2017, no impairment of long-lived assets was indicated or recorded. During the three and nine months ended April 30, 2016 we incurred $48,000 of expense relating to the impairment of long-lived assets.

8. Fair Value of Financial Instruments

Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the authoritative guidance establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities.

●	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

In connection with the October and November 2015 Private Placement and a prior Bridge Loan, we issued warrants with derivative features. These instruments are accounted for as derivative liabilities (See Note 9 to these condensed consolidated financial statements).

We used Level 3 inputs for the valuation methodology of the derivative liabilities. The estimated fair values were computed using a Monte Carlo option pricing model based on various assumptions. Our derivative liabilities are adjusted to reflect estimated fair value at each period end, with any decrease or increase in the estimated fair value being recorded in other income or expense accordingly, as adjustments to the fair value of the derivative liabilities. Various factors are considered in the pricing models we use to value the warrants, including the Company’s current stock price, the remaining life of the warrants, the volatility of the Company’s stock price, and the risk free interest rate. Future changes in these factors will have a significant impact on the computed fair value of the warrant liabilities. As such, we expect future changes in the fair value of the warrants to vary significantly from quarter to quarter.

The following table provides a reconciliation of the beginning and ending balances of the derivative liabilities for the nine months ended April 30, 2017:

Fair Value of Significant Unobservable Inputs (Level 3)

Warrant Liabilities
Balance at July 31, 2016	$1,802,000
Issuances	—
Settlement of warrant liabilities	(8,000)
Adjustments to estimated fair value	(153,000)
Balance at April 30, 2017	$1,641,000

9. Derivative Liabilities

On October 23, 2015 (the “October Closing Date”), we completed a first closing of a private placement financing (the “2015 Private Placement Financing”), where we issued, among other securities, a warrant to purchase up to an aggregate of 6,666,666 shares of common stock with a term of five years and a warrant to purchase up to an aggregate of 8,666,666 shares of common stock with a term of six months (See Note 10 to these condensed consolidated financial statements).

B-7

On November 23, 2015 (the “November Closing Date’), we completed a second and final closing of the 2015 Private Placement Financing, where we issued, among other securities, a warrant to purchase up to an aggregate of 2,222,217 shares of common stock with a term of five years and a warrant to purchase up to an aggregate of 2,820,670 shares of common stock with a term of six months (See Note 10 to these condensed consolidated financial statements).

We accounted for the combined 20,376,219 warrants issued in connection with the 2015 Private Placement Financing in accordance with the accounting guidance for derivatives. The applicable accounting guidance sets forth a two-step model to be applied in determining whether a financial instrument is indexed to an entity’s own stock, which would qualify such financial instruments for a scope exception. This scope exception specifies that a contract that would otherwise meet the definition of a derivative financial instrument would not be considered as such if the contract is both (i) indexed to the entity’s own stock and (ii) classified in the stockholders’ equity section of the entity’s balance sheet. We determined the warrants were ineligible for equity classification due to anti-dilution provisions set forth therein.

During the fiscal year ended July 31, 2016, (i) all 2,820,670 of the six-month warrants issued in the second and final closing were exercised, (ii) the six-month warrants issued in the first closing expired and (iii) the five-year warrants issued in the first closing were cancelled.

On the October Closing Date, the derivative liabilities were recorded at an estimated fair value of $7,008,000. Given that the fair value of the derivative liabilities exceeded the total proceeds of the private placement of $6,000,000, no net amounts were allocated to the common stock. The $1,008,000 amount by which the recorded liabilities exceeded the proceeds was charged to other expense at the October Closing Date. Given that the fair value of the derivative liabilities issued on the November Closing Date exceeded the total proceeds of the private placement of $2,000,000, as of the November Closing Date, no net amounts were allocated to the common stock. The $859,000 amount by which the recorded liabilities exceeded the proceeds was charged to other expense at the November Closing Date.

As of April 30, 2017, we had a warrant liability of $1,641,000 related to the 2,222,217 warrants outstanding issued in connection with the November closing of the 2015 Private Placement Financing. The following assumptions were used as inputs to the model at April 30, 2017: stock price of $0.99 per share and a warrant exercise price of $0.45 per share as of the valuation date; our historical stock price volatility of 80.00%; risk free interest rate on U.S. treasury notes of 1.5%; warrant expiration of 3.6 years.

During the fourth quarter of 2012 we issued 132,420 warrants with derivative features pursuant to a Bridge Loan financing. During the nine months ended April 30, 2017, of the 9,709 warrants outstanding, there was a net exercise on 5,335 warrants which resulted in the issuance of 4,179 shares of our common stock. As these warrants were net exercised, as permitted under the respective warrant agreement, we did not receive any cash proceeds. The remaining 4,374 warrants issued in connection with the Bridge Loan expired during the nine months ended April 30, 2017. The fair value on the exercise date and the date of expiration was returned to additional paid in capital and is reflected in the Settlement of warrant liability section on the table above.

On April 30, 2017, the total value of the derivative liabilities was $1,641,000. The change in fair value of the warrant liabilities for the three and nine months ended April 30, 2017, was an increase of $147,000 and a decrease of $153,000, respectively, which was recorded as a change in derivative liabilities in the condensed consolidated statements of operations. The change in fair value of the warrant liability for the three and nine months ended April 30, 2016, was a decrease of $1,506,000 and an increase of $6,241,000, respectively, which was recorded as a change in derivative liability in the condensed consolidated statements of operations. We have revalued the derivative liabilities as of April 30, 2017, and will continue to do so on each subsequent balance sheet date until the securities to which the derivative liabilities relate are exercised or expire, with any changes in the fair value between reporting periods recorded as other income or expense.

10. Stockholders’ Equity

Private Placements

Private Placements

On December 1, 2016, we completed an initial closing (the “Initial Closing”) of a private placement financing (the “Private Placement Offering”) to accredited investors. We raised aggregate gross proceeds of $1,000,000 from the sale of (i) an aggregate of 1,176,472 shares of the Company’s common stock at a purchase price of $0.85 per share and (ii) warrants to purchase up to an aggregate of 1,176,472 shares of common stock with a term of five years at an exercise price of $1.25 per share. We determined the warrants issued in connection with the Initial Closing were equity instruments and did not represent derivative instruments.

On January 23, 2017, we closed on a second and final closing (the “Final Closing”) of the Private Placement Offering. In the Final Closing we raised aggregate gross proceeds of approximately $337,000 from the sale of (i) an aggregate of 396,469 shares of the Company’s common stock at a purchase price of $0.85 per share and (ii) warrants to purchase up to an aggregate of 396,469 shares of common stock with a term of five years at an exercise price of $1.25 per share. The securities issued in the Private Placement Offering were issued pursuant to a securities purchase agreement entered into with the accredited investors. We determined the warrants issued in connection with the Final Closing were equity instruments and did not represent derivative instruments.

B-8

We utilized the services of a placement agent for the Private Placement Offering. In connection with the Private Placement Offering, we paid such placement agent an aggregate cash fee of $128,600 and issued to such placement agent or its designees warrants to purchase 151,294 shares of common stock at an exercise price of $1.275 per share. The terms of the placement agent warrants are substantially identical to the investor warrants, other than the exercise price and the holders’ ability to exercise the placement agent warrants on a cashless basis at its discretion. Additionally, we agreed to pay the placement agent a $12,000 due diligence fee and to reimburse the placement agent for fees of counsel up to $35,000.

The net proceeds from the Private Placement Offering were approximately $1,049,000 and we expect to use the net proceeds for general corporate purposes, including our research and development efforts, and for general administrative expenses and working capital.

We also entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which we were obligated to file with the Securities and Exchange Commission (the “SEC”) as soon as practicable, but in any event, by February 6, 2017, this registration statement on Form S-1 to register 1,572,941 shares of common stock issued to the selling security holders in the Private Placement Offering and up to 1,572,941 shares of our common stock issuable upon the exercise of warrants issued to the selling security holders in the Private Placement Offering. We were obligated to use our commercially reasonable best efforts to cause this registration statement to be declared effective by the SEC within 45 days after the filing of this registration statement (or within 75 days if this registration statement is subject to a full review by the SEC). Additionally, the Registration Rights Agreement provides for certain monetary penalties if the registration statement is not filed or declared effective prior to certain dates, or it is not maintained effective, as set forth in the Registration Rights Agreement.

The Private Placement Offering described above was made pursuant to the exemption provided by Section 4(a)(2) of the Securities Act, and Regulation D promulgated thereunder.

On February 6, 2017, we filed a resale registration statement on Form S-1 with the SEC, which was declared effective on February 15, 2017, registering the 1,572,941 shares of common stock issued to the selling security holders in the Private Placement Offering and up to 1,572,941 shares of our common stock issuable upon the exercise of warrants issued to the selling security holders in the Private Placement Offering.

In the October closing of the 2015 Private Placement Financing we received aggregate gross proceeds to us of $6.0 million. We did not engage a placement agent or investment banker to facilitate the Private Placement Financing.

In the November closing of the 2015 Private Placement Financing we received aggregate gross proceeds to us of $2.0 million. We did not engage a placement agent or investment banker to facilitate the Private Placement Financing.

During the fiscal year ended July 31, 2016, (i) all 2,820,670 of the six-month warrants issued in the second and final closing of the 2015 Private Placement were exercised, (ii) the six-month warrants issued in the first closing of the 2015 Private Placement expired and (iii) the five-year warrants issued in the first closing of the 2015 Private Placement were cancelled.

We also entered into a registration rights agreement with the Investors in the 2015 Private Placement Financing (the “Registration Rights Agreement”), pursuant to which we are obligated, upon request of the Investor in the October closing of the 2015 Private Placement Financing and subject to certain conditions, to file with the SEC as soon as practicable, but in any event within 60 days after receiving such applicable request, a registration statement on Form S-1 (the “2015 Resale Registration Statement”) to register the Purchase Shares and the Warrant Shares for resale under the Securities Act of 1933, as amended (the “Securities Act”) and other securities issued or issuable with respect to or in exchange for the Purchase Shares or Warrant Shares. We are obligated to use our commercially reasonable efforts to cause the 2015 Resale Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing of the Resale Registration Statement, but no monetary penalty or liquidated damages will be imposed upon the Company if the Registration Statement is not declared effective by the SEC.

Warrants

During the three months ended April 30, 2017, we received approximately $80,000 from the exercise of warrants to purchase 106,000 shares of common stock. The warrants were issued in connection with the private placement completed in August 2014 and were considered equity instruments. In addition, there was a net exercise on 5,335 warrants which resulted in the issuance of 4,179 shares of our common stock (See Note 9 to these condensed consolidated financial statements).

B-9

During the three months ended April 30, 2016, we received $151,000 from the exercise of warrants issued in November 2015 to purchase 335,981 shares of our common stock.

During the nine months ended April 30, 2016, there was a net exercise on 28,000 warrants which resulted in the issuance of 13,906 shares of our common stock. As these warrants were net exercised, as permitted under the respective warrant agreement, we did not receive any cash proceeds. The warrants were issued in connection with a prior year private placement and were considered equity instruments.

Other Activity

On April 13, 2016, we entered into a two-year service agreement for general financial advisory services. In accordance with the agreement we issued 250,000 shares of common stock, with a value of $290,000. The value was capitalized to prepaid expense and is being amortized over the term of the agreement. During the three and nine months ended April 30, 2017, we recognized $36,000 and $108,000 of expense related to these services, respectively. In addition, during the three months ended April 30, 2016, we recognized $7,000 of expense related to these services.

11. Share-Based Compensation

Restricted Stock Units

During the nine months ended April 30, 2016, the Compensation Committee of the Board of Directors issued 200,000 restricted stock units (“RSUs”) to Henry R. Lambert, our Chief Executive Officer. The RSUs vest based on performance conditions and expire July 31, 2018. If the performance conditions are not met, or expected to be met, no compensation cost will be recognized on the underlying RSUs. If the performance condition is expected to be met, the expense will be allocated over the performance period. The RSUs granted to Mr. Lambert were not granted pursuant to any compensatory, bonus, or similar plan maintained or otherwise sponsored by the Company.

In addition, during the nine months ended April 30, 2016, we issued 612,500 RSUs to key employees. The RSUs vest based on performance and service conditions. If the performance conditions are not met, or expected to be met, no compensation cost will be recognized on the underlying RSUs. If the performance condition is expected to be met, the expense will be allocated over the performance period.

Of the 1,110,000 RSUs outstanding, we currently expect 150,000 to vest based on service conditions. As of April 30, 2017, there was $24,000 of unrecognized non-cash compensation cost related to RSUs we expect to vest, which will be recognized over a weighted average period of 0.25 years.

For the three months ended April 30, 2017 and 2016, share-based compensation expense for outstanding restricted stock units (“RSUs”) was $23,000 and $136,000, respectively. For the nine months ended April 30, 2017 and 2016, share-based compensation expense for outstanding RSUs was $98,000 and $1,495,000, respectively.

RSU Termination

On December 13, 2016, we entered into an RSU Cancellation Agreement with our officers and directors who received RSUs in October 2013 as compensation for their continued services to us over a required vesting period. Under this Agreement, our officers and directors agreed to cancel RSUs representing the right to receive an aggregate of 3.9 million vested shares of our common stock. Pursuant to the terms of the cancelled RSUs, we would have been required to settle and deliver these vested shares to the individual officers and directors prior to January 1, 2017, which would have triggered a taxable event. Our officers and directors, in their individual capacities, voluntarily agreed to cancel their respective RSUs based on their determination that cancelling the RSUs would be in the best interests of the Company and our stockholders. The individual officers and directors reached this conclusion for the following reasons:

1.	Conserves our Available Cash Resources. The RSUs held by our officers provide these individuals with the right to require us to pay the applicable state and federal taxes due upon the settlement and delivery of their vested RSU shares in exchange for the individual cancelling and returning to us that number of shares of common stock equal in value to the contractual tax payment obligation. By agreeing to cancel the RSUs, we will not be required to utilize our available cash resources to pay the tax payments on behalf of our officers, and as a result, we can conserve our available cash resources to support the continued implementation of our business plan.

2.	Reduces Pressure on Our Stock Price. The RSUs held by our non-employee directors provide these individuals with the right to immediately sell into the public market that number of shares of common stock sufficient to cover the applicable state and federal taxes payable as a result of the settlement and delivery of their vested RSU shares. Our common stock currently has a limited daily trading volume, and the sale or the potential sale of a substantial number of shares of common stock by our officers and directors to cover their federal and state tax obligations would adversely affect the market price of our common stock, which in turn, could harm our ability to raise funds to support our operations or require us to raise funds at terms and valuations that would be more dilutive to our existing stockholders.

B-10

Each of our officers and directors who are parties to the RSU Cancellation Agreement agreed to cancel their RSUs and the shares of common stock underlying the RSUs in their individual capacities as stockholders and equity award holders, and without any agreement or promise from us or our officers or directors to issue them equity, equity-based awards or cash compensation in the future in exchange for entering into the Agreement.

As a result of the RSU cancelation, $87,000 of pre-vest expense was reversed.

Stock Option Plans

In February 2016, we amended and restated our 2007 Equity Incentive Plan, or the Plan, to, among other changes, increase the number of shares of common stock issuable under the Plan by 4,000,000 shares and extend the term of the Plan until February 4, 2026. The Plan provides for the grant of incentive and non-qualified stock options, as well as other share-based payment awards, to our employees, directors, consultants and advisors. These awards have up to a 10-year contractual life and are subject to various vesting periods, as determined by the Compensation Committee of the Board of Directors. Our 2007 Equity Incentive Plan is the only active plan pursuant to which options to acquire common stock or restricted stock awards can be granted and are currently outstanding. As of April 30, 2017, there were approximately 561,000 shares available for issuance under the Plan.

During the three months ended April 30, 2017, the Compensation Committee of the Board of Directors authorized the issuance of 950,000 stock options to our officers and directors. The breakdown is as follows:

●	Henry R. Lambert Option Award: We granted Mr. Lambert an award consisting of an option to purchase two hundred thousand (200,000) shares of common stock.

●	Mark S. Elliott Option Award: We granted Mr. Elliott an award consisting of an option to purchase one hundred fifty thousand (150,000) shares of common stock.

●	Chairman Option Award: We granted Mr. Pfanzelter an award consisting of an option to purchase two hundred thousand (200,000) shares of common stock.

●	Director Option Awards: We granted Messrs. Cohee, Lee, Otis and Dr. Theno, awards consisting of an option to purchase one hundred thousand (100,000) shares of common stock, respectively.

In addition, during the three months ended April 30, 2017, we issued 600,000 options to purchase common stock to employees supporting our selling, general and administrative, and research and development functions and 85,000 options to purchase common stock to third-party consultants for business development and investor relations services.

All option awards granted during the three months ended April 30, 2017 carry a five-year term and vest in four installments: 25% on April 30, 2017; 25% on July 31, 2017; 25% on October 31, 2017; and 25% on January 31, 2018.

None of the options granted to our officers and directors were granted pursuant to any compensatory, bonus, or similar plan maintained or otherwise sponsored by the Company.

During the nine months ended April 30, 2017, we issued 100,000 options to purchase common stock to a member of our scientific advisory board. The options vest quarterly over one year and carry a five-year term.

During the three and nine months ended April 30, 2016, we issued 740,000 and 110,000 options, respectively, to purchase common stock to employees supporting our selling, general and administrative, and research and development functions. The vesting terms of the options varied from 100% on grant date to quarterly over a one year period and carried a term between two and five years.

A summary of our stock option activity is as follows:

	Shares	Weighted- Average Exercise Price	Aggregate Intrinsic Value
Outstanding at July 31, 2015	434,218	$4.07	$—
Granted	1,850,000	$1.07
Exercised	—	$—
Cancelled	(6,250)	$14.72
Outstanding at July 31, 2016	2,277,968	$1.60	$48,000
Granted	1,735,000	$0.89
Exercised	—	$—
Cancelled	(253,125)	$1.42
Outstanding at April 30, 2017	3,759,843	$1.29	$222,000

B-11

At April 30, 2017, options to purchase 2,258,593 shares of common stock were exercisable. These options had a weighted-average exercise price of $1.53, an aggregate intrinsic value of $87,000, and a weighted average remaining contractual term of 3.25 years. The weighted average grant date fair value for options granted during the nine months ended April 30, 2017 was $0.43.

We use the Black-Scholes valuation model to calculate the fair value of stock options. Stock-based compensation expense is recognized over the vesting period using the straight-line method. The fair value of options granted is estimated at the date of grant using the following weighted average assumptions for the three and nine months ended April 30, 2017 and 2016:

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	April 30, 2017	April 30, 2016	April 30, 2017	April 30, 2016
Volatility	74.10%	82.36%	74.13%	84.20%
Risk-free interest rate	1.51%	0.67%	1.48%	0.70%
Dividend yield	0.0%	0.0%	0.0%	0.0%
Expected life	2.88 years	1.62 years	2.87 years	1.73 years

Volatility is the measure by which our stock price is expected to fluctuate during the expected term of an option. Volatility is derived from the historical daily change in the market price of our common stock, as we believe that historical volatility is the best indicator of future volatility.

The risk-free interest rates used in the Black-Scholes calculations are based on the prevailing U.S. Treasury yield as determined by the U.S. Federal Reserve.

We have never paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. Accordingly, we have assumed no dividend yield for purposes of estimating the fair value of our share-based compensation.

The weighted average expected life of options was estimated using the average of the contractual term and the weighted average vesting term of the options. Certain options granted to consultants are subject to variable accounting treatment and are required to be revalued until vested.

Stock-based compensation expense is based on awards ultimately expected to vest, and therefore is reduced by expected forfeitures. We have not had significant forfeitures of stock options granted to employees and directors as a significant number of our historical stock option grants were fully vested at issuance or were issued with short vesting provisions. Therefore, we have estimated the forfeiture rate of our outstanding stock options as zero.

The total unrecognized compensation cost related to unvested stock option grants as of April 30, 2017 was approximately $497,000 and the weighted average period over which these grants are expected to vest is 0.72 years.

For the three months ended April 30, 2017 and 2016, share-based compensation expense for stock options was $251,000 and $50,000 respectively. For the nine months ended April 30, 2017 and 2016, share-based compensation expense for stock options was $712,000 and $126,000 respectively.

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12. Recent Accounting Pronouncements

In August 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-15, Presentation of Financial Statements—Going Concern: Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which requires management to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and, if so, provide certain footnote disclosures. This ASU is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. We adopted ASU 2014-15 during the three months ended April 30, 2017. The adoption of this guidance did not have a material impact on the condensed consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) which amended the existing accounting standards for revenue recognition. ASU 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. In July 2015, the FASB deferred the effective date for annual reporting periods beginning after December 15, 2017. We expect to adopt ASU 2014-09 in the third quarter of 2018. We currently do not have any material revenue contracts with customers and will review any new contracts entered into prior to the adoption of the new standard. We are evaluating the effect that this update will have on our consolidated financial statements and related disclosures.

In March 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which is designed to simplify several aspects of accounting for share-based payment award transactions, including income tax consequences, classification of awards as either equity or liabilities, classification on the statement of cash flows and forfeiture rate calculations. We adopted ASU No. 2016-09 during the three months ended April 30, 2017. The adoption of this guidance did not have a material impact on the condensed consolidated financial statements.

13. Subsequent Events

None.

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Annex C

Pro Forma Financial Information

Pro Forma Interim Balance Sheets (Unaudited)	C-2

Pro Forma Statements of Operations (Unaudited)	C-3

Notes to Pro Forma Financial Statements (Unaudited)	C-3

C-1

PURE Bioscience, Inc.

Pro Forma Interim Balance Sheet

(Unaudited)

	April 30, 2017	Notes	Pro Forma Adjustments	Adjusted
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$2,714,000	(a)	$4,594,000	$7,213,000
		(b)	(95,000)
Accounts receivable	185,000		-	185,000
Inventories, net	348,000		-	348,000
Restricted cash	75,000		-	75,000
Prepaid expenses	154,000		-	154,000
Total current assets	3,476,000		4,499,000	7,975,000
Property, plant and equipment, net	574,000		-	574,000
Patents, net	858,000		-	858,000
Total assets	$4,908,000		$4,499,000	$9,407,000
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$574,000		$-	$574,000
Restructuring liability	24,000		-	24,000
Accrued liabilities	194,000		-	194,000
Derivative liabilities	1,641,000	(c)	48,000	-
		(d)	(1,689,000)	-
Total current liabilities	2,433,000		(1,641,000)	792,000
Deferred rent	12,000		-	12,000
Total liabilities	2,445,000		(1,641,000)	804,000
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value:
5,000,000 shares authorized, no shares issued	-		-	-
Common stock, $0.01 par value:
100,000,000 shares authorized, 62,707,037 and 70,371,059 shares issued and outstanding at April 30, 2017, and April 30, 2017 pro forma, respectively, and 64,823,917 shares issued and outstanding at July 31, 2016	628,000	(a)	77,000	705,000
Additional paid-in capital	109,471,000	(a)	4,517,000
		(b)	(95,000)
		(d)	1,689,000
		(e)	1,344,000	116,926,000
Accumulated deficit	(107,636,000)	(c)	(48,000)
		(e)	(1,344,000)	(109,028,000)
Total stockholders’ equity	2,463,000		6,243,000	8,603,000
Total liabilities and stockholders’ equity	$4,908,000		$4,602,000	$9,407,000

The accompanying notes are an integral part of these pro forma interim financial statements.

C-2

PURE Bioscience, Inc.

Pro Forma Statements of Operations

	Nine Months Ended April 30, 2017	Pro Forma Adjustments		Nine Months Ended April 30, 2017	Three Months Ended April 30, 2017	Pro Forma Adjustments		Three Months Ended April 30, 2017	Fiscal Year Ended July 31, 2016	Pro Forma Adjustments		Fiscal Year Ended July 31, 2016
	(Unaudited)			(Adjusted)	(Unaudited)			(Adjusted)				(Adjusted)

Net product sales	$1,316,000	$-		$1,316,000	$338,000	$-		$338,000	$1,289,000	$-		$1,289,000
Operating costs and expenses
Cost of goods sold	531,000	-		531,000	132,000	-		132,000	441,000	-		441,000
Selling, general and administrative	3,972,000	-		3,972,000	1,302,000	-		1,302,000	5,076,000	-		5,076,000
Research and development	684,000	-		684,000	222,000	-		222,000	927,000	-		927,000
Share-based compensation	723,000	-		723,000	275,000	-		275,000	1,902,000	-		1,902,000
Total operating costs and expenses	5,910,000	-		5,910,000	1,931,000	-		1,931,000	8,346,000	-		8,346,000
Loss from operations	(4,594,000)	-		(4,594,000)	(1,593,000)	-		(1,593,000)	(7,057,000)	-		(7,057,000)
Other income (expense)
Fair value of derivative liabilities in excess of proceeds	-	-		-	-	-		-	(1,867,000)	-		(1,867,000)
Change in derivative liabilities	153,000	(48,000	)(c)	105,000	(147,000)	(48,000	)(c)	(195,000)	(5,481,000)	(48,000	)(c)	(5,529,000)
Inducement to exercise warrants	-	(1,344,000	)(e)	(1,344,000)	-	(1,344,000	)(e)	(1,344,000)	-	(1,344,000	)(e)	(1,344,000)
Interest expense, net	(4,000)			(4,000)	(1,000)			(1,000)	(10,000)			(10,000)
Other income (expense), net	28,000	-		28,000	3,000	-		3,000	44,000	-		44,000
Total other income (expense)	177,000	(1,392,000)		(1,215,000)	(145,000)	(1,392,000)		(1,537,000)	(7,314,000)	(1,392,000)		(8,706,000)
Net income (loss)	$(4,417,000)	$(1,392,000)		$(5,809,000)	$(1,738,000)	$(1,392,000)		$(3,130,000)	$(14,371,000)	$(1,392,000)		$(15,763,000)
Basic and diluted net loss per share	$(0.07)	$(0.01)		$(0.08)	$(0.03)	$(0.01)		$(0.04)	$(0.25)	$(0.01)		$(0.24)
Shares used in computing basic and diluted net loss per share	63,718,152	7,664,022		71,382,174	62,679,644	7,664,022		70,343,666	56,830,533	7,664,022		64,494,555

The accompanying notes are an integral part of these pro forma interim financial statements.

C-3

PURE Bioscience, Inc.

Notes to Pro Forma Financial Statement

(Unaudited)

1. Basis of Presentation

PURE Bioscience, Inc. and its wholly owned subsidiary, ETI H2O Inc., a Nevada corporation, is referred to herein as the “Company.”

The accompanying unaudited pro forma consolidated balance sheet and statement of operations as of April 30, 2017 of the Company (the “Pro Forma Financial Statements”) have been prepared by management on the basis of United States Generally Accepted Accounting Principles (“US GAAP”) and in accordance with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) from information derived from the financial statements of the Company. The unaudited Pro Forma Financial Statements have been prepared for inclusion in the Company’s Schedule TO in conjunction with the tender offer pursuant to which the Company is offering to reduce the exercise price of certain Company warrants to purchase an aggregate of (i) 4,104,980 shares of the Company’s common stock from $0.75 per share to $0.60 per share, (ii) 1,986,101 shares of the Company’s common stock from $0.45 per share to $0.40 per share and (iii) 1,572,941 shares of the Company’s common stock from $1.25 per share to $0.85 per share as described below in Note 3, Description of the Transaction. The unaudited pro forma balance sheet and statement of operations as of April 30, 2017 has been prepared as if 100% of the Warrants (as defined below) outstanding on April 30, 2017 were exercised on April 30, 2017.

The unaudited Pro Forma Financial Statements has been derived from the unaudited interim financial statements of the Company as of the period ended April 30, 2017.

The unaudited pro forma adjustments are based on currently available information and certain assumptions that management believes are reasonable. The unaudited Pro Forma Financial Statements should be read in conjunction with the historical financial statements and accompanying footnotes. The unaudited Pro Forma Financial Statements are for informational purposes only and does not purport to reflect the financial position that would have occurred if the Offer to Amend and Exercise (as defined below) had been consummated on the date indicated above, nor does it purport to represent or be indicative of the financial position of the Company for any future dates or periods.

2. Significant Accounting Policies

The accounting policies used in the preparation of this unaudited Pro Forma Financial Statements are those set out in the Company’s audited financial statements for the year ended July 31, 2016 as set forth in the Company’s Annual Report on Form 10K filed with the SEC on October 27, 2016 and the Company’s unaudited interim financial statements for the three and nine months ended April 30, 2017 as set forth in the Company’s Quarterly Report on Form 10Q for the three and nine months ended April 30, 2017 filed with the SEC on June 8, 2017.

C-4

3. Description of the Transaction

Pursuant to the Offer to Amend and Exercise, the Original Warrants will be amended (the “Amended Warrants”) to: (i) reduce the exercise price of the 2014 Warrants from $0.75 per share to $0.60 per share of common stock in cash, (ii) reduce the exercise price of the 2015 Warrants from $0.45 per share to $0.40 per share of common stock in cash, (iii) reduce the exercise price of the 2017 Warrants from $1.25 per share to $0.85 per share of common stock in cash, (iv) shorten the exercise period of the Original Warrants so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Pacific Time) on September 25, 2017, as may be extended by the Company in its sole discretion (“Expiration Date”) and (v) delete the cashless exercise provisions in the Original Warrants, (vi) delete the price-based anti-dilution provisions contained in the 2015 Warrants

Additionally, the Company is requesting the holders of a majority of the shares issuable upon exercise of the 2014 Warrants (the “2014 Requisite Majority”), 2015 Warrants (the “2015 Requisite Majority”) and 2017 Warrants (the “2017 Requisite Majority”) to approve an amendment of all of the outstanding 2014 Warrants, 2015 Warrants and 2017 Warrants, respectively, to amend such Original Warrants in the same manner as set forth above (the “Aggregate Warrant Amendment”), except the Expiration Date shall be extended until October 10, 2017 (the “Subsequent Expiration Date”).

Pursuant to the terms of the Original Warrants, if the applicable Requisite Majority approves the amendment to the outstanding Original Warrants, the amendments set forth above will apply to all of the outstanding Original Warrants, as applicable, regardless of whether or not the individual holder of the Original Warrant voted in favor of the Aggregate Warrant Amendment, each holder of Original Warrant must exercise its Original Warrant by the Subsequent Expiration Date or the Original Warrant held by such holder will expire unexercised by its amended terms.

The unaudited pro forma Balance Sheet gives effect to the exercise of all Amended Warrants outstanding as of April 30, 2017, representing the right to purchase (i) 4,104,980 shares of the Company’s common stock at $0.60 per share, (ii) 1,986,101 shares of the Company’s common stock at $0.40 per share and (iii) 1,572,941 shares of the Company’s common stock at $0.85 per share for gross proceeds of $4.6 million.

In connection with the Offer to Amend and Exercise the Company determined it was appropriate to record $1,344,000 of expense in the unaudited Pro Forma Statement of Operations for the inducement to exercise the Amended Warrants, which assumes all Amended Warrants are exercised. In addition, transaction costs of $95,000 are expected to be incurred to complete the Offer to Amend and Exercise.

4. Pro Forma Assumptions and Adjustments

The unaudited Pro Forma Financial Statements are presented as if all of the Amended Warrants outstanding at April 30, 2017, representing the right to purchase 7,664,022 shares of common stock, have been exercised (See Note 3). The following adjustments are directly attributable to the transaction:

(a)	To record the exercise of Amended Warrants to purchase an aggregate of 7,664,022 shares of common stock for gross proceeds of $4.6 million.

(b)	To record the estimated transaction costs related to the Offer to Amend and Exercise of $95,000.

(c)	To record the change in fair value of warrants classified as derivatives as of the settlement date.

(d)	To reduce the derivative liability associated with the exercise of warrants classified as derivatives.

(e)	To record expense for the inducement to exercise the Amended Warrants.

C-5

5. Pro Forma Common Stock

The following table shows our pro forma capitalization, as of April 30, 2017, adjusted to reflect the Offer to Amend and Exercise. For the purposes of this table, we have assumed that 100% of the Warrants outstanding are exchanged for 7,664,022 shares of our common stock.

	As of April 30, 2017
	Common Shares	Amount
Common stock at April 30, 2017	62,707,037	$628,000
Shares issued on Warrant exercises	7,664,022	77,000
Pro forma common stock at April 30, 2017	70,371,059	$705,000

6. Pro Forma Net Loss Per Share

Pro forma net loss per share has been determined for the three and nine months ended April 30, 2017 and for the fiscal year ended July 31, 2016 as if all of the Warrants outstanding on April 30, 2017 had been exercised on August 1, 2015, as follows:

	Nine months ended April 30, 2017	Three months ended April 30, 2017	Year ended July 31, 2016
Weighted average number of common shares	63,718,152	62,679,644	56,830,533
Shares issued on Amended Warrant exercises	7,664,022	7,664,022	7,664,022
Pro Forma weighted average number of shares outstanding	71,382,174	70,343,666	64,494,555
Pro forma adjusted net loss	(5,809,000)	(3,130,000)	(15,763,000)
Pro forma adjusted net loss per share	(0.08)	(0.04)	(0.24)

C-6